     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 21, 2000



                                                      REGISTRATION NO. 333-10577

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------


                                 POST-EFFECTIVE


                                AMENDMENT NO. 1


                                       TO


                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

                                    KEYCORP
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                       OHIO                                             34-6542451
 (STATE OR OTHER JURISDICTION OF INCORPORATION OR         (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
                   ORGANIZATION)

                               127 PUBLIC SQUARE
                           CLEVELAND, OHIO 44114-1306
                                 (216) 689-6300
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                               ------------------

                            THOMAS C. STEVENS, ESQ.,
                           EXECUTIVE VICE PRESIDENT,
                         GENERAL COUNSEL AND SECRETARY
                                    KEYCORP
                               127 PUBLIC SQUARE
                           CLEVELAND, OHIO 44114-1306
                                 (216) 689-6300
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                               ------------------

                                   COPIES TO:

              DANIEL R. STOLZER, ESQ.                           STUART K. FLEISCHMANN, ESQ.
                      KEYCORP                                       SHEARMAN & STERLING
                 127 PUBLIC SQUARE                                 599 LEXINGTON AVENUE
            CLEVELAND, OHIO 44114-1306                           NEW YORK, NEW YORK 10022
                  (216) 689-6300                                      (212) 848-4000

                               ------------------

 APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF SECURITIES TO THE PUBLIC:

   From time to time after the effective date of this Registration Statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Form 434, please check the following box. [ ]


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

PROSPECTUS SUPPLEMENT



(TO PROSPECTUS DATED JUNE   , 2000)



                               U.S. $561,500,000



                                    KEYCORP


                       SENIOR MEDIUM-TERM NOTES, SERIES E


                    SUBORDINATED MEDIUM-TERM NOTES, SERIES D


                DUE FROM 9 MONTHS TO 30 YEARS FROM DATE OF ISSUE

                            ------------------------


     We plan to offer and sell Notes with various terms, including the following:



- Ranking as our senior or subordinated indebtedness



- Stated maturities of 9 months to 30 years from date of issue



- Redemption and/or repayment provisions, whether mandatory, at our option, at the option of the holders or none at all



- Payments in U.S. dollars or one or more foreign currencies



- Minimum denominations of $1,000 or other specified denominations of foreign currencies



- Book-entry (through The Depository Trust Company) or certificated form



- Interest payments on fixed rate Notes on each June 1 and December 1



- Interest payments on floating rate Notes on a monthly, quarterly, semiannual or annual basis



- Interest at fixed or floating rates, or no interest at all. We may base the floating interest rate on one or more of the following indices plus or minus a spread and/or multiplied by a spread multiplier:



     - CD rate



     - CMT rate



     - Commercial paper rate



     - Eleventh district cost of funds rate



     - Federal funds rate



     - LIBOR



     - Prime rate



     - Treasury rate



     - Such other interest basis or interest rate formula as we may specify in the applicable pricing supplement



     We will specify the final terms for each Note, which may be different from the terms described in this prospectus supplement, in the applicable pricing supplement.



     INVESTING IN THE NOTES INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" ON PAGE S-3.



     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS OR ANY PRICING SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



     We may sell the Notes to the Agents as principals for resale at varying or fixed offering prices or through the Agents as agents using their reasonable best efforts on our behalf. Unless otherwise specified in the applicable pricing supplement, the price to the public for the Notes will be 100% of the principal amount. If we sell all of the Notes, we expect to receive proceeds of between $557,288,750 and $560,798,125, after paying the Agents' discounts and commissions of between $701,875 and $4,211,250 and before deducting expenses payable by us. We may also sell the Notes without the assistance of the Agents (whether acting as principal or as agent).



              SALOMON SMITH BARNEY
CHASE SECURITIES      CREDIT SUISSE FIRST BOSTON
INC.
GOLDMAN, SACHS & CO.  J.P. MORGAN & CO.


                            ------------------------


            The date of this prospectus supplement is June   , 2000.

                               TABLE OF CONTENTS



                             PROSPECTUS SUPPLEMENT



                                                                PAGE
                                                                -----
Risk Factors................................................      S-3
About this Prospectus Supplement and the Pricing
  Supplements...............................................      S-5
Ratio of Earnings to Fixed Charges..........................      S-5
Selected Consolidated Financial Data........................      S-6
Description of Notes........................................      S-8
Special Provisions Relating to Foreign Currency Notes.......     S-22
United States Tax Considerations............................     S-24
Plan of Distribution........................................     S-34
Validity of the Notes.......................................     S-35



                                   PROSPECTUS



                                                                PAGE
                                                                ----
Where You Can Find More Information.........................      2
The Corporation.............................................      3
Use of Proceeds.............................................      5
Description of Debt Securities..............................      6
Description of Preferred Stock..............................     20
Description of Depositary Shares............................     23
Description of Common Shares................................     28
Description of Capital Securities...........................     30
Description of Securities Warrants..........................     31
Plan of Distribution........................................     33
Legal Opinions..............................................     34
Experts.....................................................     35


                            ------------------------


     You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any pricing supplement. We have not, and the Agents have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not, and the Agents are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any pricing supplement is accurate as of its date only. Our business, financial condition, results of operations and prospects may have changed since that date.

                                  RISK FACTORS



     Your investment in the Notes is subject to certain risks, especially if the Notes involve in some way a foreign currency. This prospectus supplement does not describe all of the risks of an investment in the Notes, whether arising because the Notes are denominated in a currency other than U.S. dollars or because the return on the Notes is linked to one or more interest rate or currency indices or formulas. You should consult your own financial and legal advisors about the risks entailed by an investment in the Notes and the suitability of your investment in the Notes in light of your particular circumstances. The Notes are not an appropriate investment for investors who are unsophisticated with respect to foreign currency transactions or transactions involving the type of index or formula used to determine amounts payable. Before investing in the Notes, you should consider carefully, among other factors, the matters described below.



EXCHANGE RATES AND EXCHANGE CONTROLS



     If you invest in foreign currency Notes and currency indexed Notes, your investment will be subject to significant risks not associated with investments in debt instruments denominated in U.S. dollars or U.S. dollar-based indices. Such risks include the possibility of significant changes in the rate of exchange between the U.S. dollar and your payment currency and the imposition of modification of foreign exchange controls by either the United States or the applicable foreign governments. KeyCorp has no control over the factors that generally affect these risks, such as economic, financial and political events and the supply and demand for the applicable currencies. In recent years, rates of exchange between the U.S. dollar and certain foreign currencies have been volatile and such volatility may continue in the future. Past fluctuations in any particular exchange rate are not necessarily indicative, however, of fluctuations that may occur in the future. Fluctuations in exchange rates against the U.S. dollar could result in a decrease in the U.S. dollar-equivalent value of the principal or any premium payable at maturity of your Notes and, generally, in the U.S. dollar-equivalent market value of your Notes. The currency risks with respect to your foreign currency Notes or currency indexed Notes may be further described in the applicable pricing supplement.



     Foreign exchange rates can either float or be fixed by sovereign governments. Governments, however, often do not voluntarily allow their currencies to float freely in response to economic forces. Instead, governments use a variety of techniques, such as intervention by that country's central bank, or the imposition of regulatory controls or taxes, to affect the exchange rate of their currencies. Governments also may issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by the devaluation or revaluation of a currency. Thus, an important risk in purchasing foreign currency Notes or currency indexed Notes for U.S. dollar-based investors is that their U.S. dollar-equivalent yields could be affected by governmental actions that could change or interfere with currency valuation that was previously freely determined, fluctuations in response to other market forces and the movement of currencies across borders. KeyCorp will make no adjustment or change in the terms of the foreign currency Notes or currency indexed Notes if exchange rates become fixed, or if any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes occur, or other developments, affecting the U.S. dollar or any applicable currency occur.



     The Exchange Rate Agent will make all calculations relating to your foreign currency Notes or currency indexed Notes. All such determinations will, in the absence of clear error, be binding on holders of the Notes.



     On January 1, 1999, Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, The Netherlands, Portugal and Spain (the "Participating States") commenced a new stage of economic and monetary union and introduced a single currency (the "euro"), which is legal tender in the participating States in substitution for the national currencies of those countries. Bills and coins denominated in euro will be circulated for the first time on January 1, 2002 and for a three-year transitional period until December 31, 2001, the current currencies of the Participating States remain legal tender in those countries as a subdivision of the euro. The conversion rate between the current currencies of each Participating State and the euro was fixed irrevocably by the Council of the European Union on January 1, 1999. The Council of the European Union has adopted regulations providing specific rules for the introduction of the euro.

     For Notes with a specified currency other than U.S. dollars, KeyCorp may include in the applicable pricing supplement information concerning historical exchange rates for that currency against the U.S. dollar and a brief description of any relevant exchange controls.



FOREIGN CURRENCY JUDGMENTS



     The Indenture and the Notes, except to the extent specified otherwise in a pricing supplement, will be governed by, and construed in accordance with, the laws of the State of New York. As a holder of Notes, you may bring an action based upon an obligation payable in a currency other than U.S. dollars in courts in the United States. However, courts in the United States have not customarily rendered judgments for money damages denominated in any currency other than U.S. dollars. In addition, it is not clear whether in granting such judgment, the rate of conversion would be determined with reference to the date of default, the date judgment is rendered or any other date. The Judiciary Law of the State of New York provides, however, that an action based upon an obligation payable in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation and converted to U.S. dollars at a rate of exchange prevailing on the date the judgment or decree is entered. In these cases, holders of foreign currency Notes would bear the risk of exchange rate fluctuations between the time the dollar amount of this judgment is calculated and the time U.S. dollars were paid to the holders.



RISKS ASSOCIATED WITH INDEXED NOTES



     If you invest in indexed Notes, your investment will be subject to significant risks that are not associated with an investment in a conventional fixed rate debt security. Indexation of the interest rate of a Note may result in lower (or no) interest compared to a conventional fixed rate debt security issued at the same time. Indexation of the principal of and/or premium on a Note may result in the payment of a lower amount of principal and/or premium (or no principal and/or premium) compared to the original purchase price of the Note. The value of an index can fluctuate based on a number of interrelated factors, including economic, financial and political events over which KeyCorp has no control. Additionally, if the formula specified to determine the amount of principal, premium and/or interest payable with respect to indexed Notes contains a multiple or leverage factor, that feature may magnify the effect of any change in the index. You should not view the historical experience of an index as an indication of its future performance.



CREDIT RATINGS



     The credit ratings on KeyCorp's Medium-Term Note Program may not reflect the potential impact of all risks related to structure and other factors on the value of the Notes. In addition, real or anticipated changes in KeyCorp's credit ratings generally will affect the market value of the Notes.

          ABOUT THIS PROSPECTUS SUPPLEMENT AND THE PRICING SUPPLEMENTS



     We intend to use this prospectus supplement, the attached prospectus and a related pricing supplement to offer our Notes from time to time.



     This prospectus supplement provides you with certain terms of the Notes and supplements the description of the Debt Securities contained in the attached prospectus. If information in this prospectus supplement is inconsistent with the prospectus, this prospectus supplement will replace the inconsistent information in the prospectus.



     Each time we issue Notes, we will prepare a pricing supplement that will contain additional terms of the offering and the specific description of the Notes offered. The pricing supplement also may add, update or change information in this prospectus supplement or the attached prospectus, including provisions describing the calculation of interest and the method of making payments under the terms of a Note. The flexibility available to us to set or negotiate individualized terms for Notes means that there will be transactions, particularly with Indexed Notes, that are quite complex. Frequently, the terms of the Notes differ from the terms that we describe in this prospectus supplement. Any information in the pricing supplement that is inconsistent with this prospectus supplement will replace the inconsistent information in this prospectus supplement.



                      RATIOS OF EARNINGS TO FIXED CHARGES



     The following table shows our consolidated ratios of earnings to fixed charges and preferred stock dividends for each of the years in the five-year period ended December 31, 1999 and for each of the three-month periods ended March 31, 2000 and 1999.



     For the purpose of calculating the ratio of earnings to fixed charges and preferred stock dividends, we divided consolidated income, before income taxes and extraordinary item, plus fixed charges by fixed charges. Fixed charges consist of:



     - consolidated interest expense, excluding or including interest on deposits, as the case may be; and



     - that portion of rental expense that is deemed representative of the interest factor, net of income from subleases.



                                       THREE MONTHS ENDED
                                            MARCH 31,                    YEAR ENDED DECEMBER 31,
                                       -------------------   -----------------------------------------------
                                         2000       1999      1999      1998      1997      1996      1995
                                       --------   --------   -------   -------   -------   -------   -------
RATIO OF EARNINGS TO FIXED CHARGES
  Excluding deposit interest.........     2.26x      2.09x      2.02x     1.97x     2.24x     2.41x     2.42x
  Including deposit interest.........     1.68x      1.62x      1.57x     1.51x     1.53x     1.50x     1.46x
RATIO OF EARNINGS TO COMBINED FIXED
  CHARGES AND PREFERRED STOCK
  DIVIDENDS
  Excluding deposit interest.........     2.26x      2.09x      2.02x     1.97x     2.24x     2.38x     2.35x
  Including deposit interest.........     1.68x      1.62x      1.57x     1.51x     1.53x     1.49x     1.45x

                      SELECTED CONSOLIDATED FINANCIAL DATA



     The following table presents summary consolidated financial data which has been derived from, and should be read in conjunction with, the consolidated financial statements, the notes thereto and the other financial information pertaining to KeyCorp incorporated by reference into the accompanying prospectus. This summary is qualified in its entirety by the detailed information and financial statements included in the documents incorporated by reference under "Where You Can Find More Information" in the accompanying prospectus. The data presented for the years ended December 31, 1999, 1998, 1997, 1996 and 1995 (except for ratios) is derived from audited consolidated financial statements of KeyCorp. The data presented for the three-month periods ended March 31, 2000 and 1999 have been derived from unaudited consolidated financial statements of KeyCorp and are not necessarily indicative of the data for the entire year. These interim financial statements include, in the opinion of management, all adjustments of a normal recurring nature and disclosures which are necessary to present fairly the data for such interim periods. The comparability of the data presented is affected by certain acquisitions and divestitures that KeyCorp and its subsidiaries have completed in the time periods presented. Some previously reported results have been reclassified to conform to the current presentation.



                                       THREE MONTHS ENDED
                                            MARCH 31,                    YEAR ENDED DECEMBER 31,
                                       -------------------   -----------------------------------------------
                                         2000       1999      1999      1998      1997      1996      1995
                                       --------   --------   -------   -------   -------   -------   -------
                                           (UNAUDITED)                  [AUDITED (EXCEPT RATIOS)]
                                                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
FOR THE PERIOD
  Interest income....................  $ 1,489    $ 1,381    $ 5,695   $ 5,525   $ 5,262   $ 4,951   $ 5,121
  Interest expense...................      818        696      2,908     2,841     2,517     2,237     2,485
  Net interest income................      671        685      2,787     2,684     2,745     2,714     2,636
  Provision for loan losses..........      183        111        348       297       320       197       100
  Noninterest income.................      806        615      2,315     1,600     1,315     1,090       936
  Noninterest expense................      727        754      3,070     2,508     2,395     2,464     2,315
  Income before income taxes and
    extraordinary item...............      567        435      1,684     1,479     1,345     1,143     1,157
  Income before extraordinary item...      367        293      1,107       996       919       783       789
  Net income.........................      367        293      1,107       996       919       783       825
  Net income applicable to common
    shares...........................      367        293      1,107       996       919       775       809
PER COMMON SHARE
  Income before extraordinary item...  $   .83    $   .65    $  2.47   $  2.25   $  2.09   $  1.69   $  1.65
  Income before extraordinary item --
    assuming dilution................      .83        .65       2.45      2.23      2.07      1.67      1.63
  Net income.........................      .83        .65       2.47      2.25      2.09      1.69      1.73
  Net income -- assuming dilution....      .83        .65       2.45      2.23      2.07      1.67      1.71
  Cash dividends.....................      .28        .26       1.04       .94       .84       .76       .72
  Book value at period end...........    14.84      13.63      14.41     13.63     11.83     10.92     10.68
  Market price:
      High...........................    22.25      34.19      38.13     44.88     36.59     27.13     18.63
      Low............................    15.56      29.69      21.00     23.38     23.94     16.69     12.25
      Close..........................    19.00      30.31      22.13     32.00     35.41     25.25     18.13
  Weighted average common shares
    (000)............................  441,834    449,520    448,168   441,895   439,042   459,810   469,574
  Weighted average common shares and
    potential common shares(000).....  443,757    454,197    452,363   447,437   444,544   464,282   472,882

                                       THREE MONTHS ENDED
                                            MARCH 31,                    YEAR ENDED DECEMBER 31,
                                       -------------------   -----------------------------------------------
                                         2000       1999      1999      1998      1997      1996      1995
                                       --------   --------   -------   -------   -------   -------   -------
                                           (UNAUDITED)                  [AUDITED (EXCEPT RATIOS)]
                                                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
AT PERIOD END
  Loans..............................  $64,064    $61,045    $64,222   $62,012   $53,380   $49,235   $48,332
  Earning assets.....................   73,953     70,458     73,733    70,240    64,246    59,260    58,762
  Total assets.......................   83,504     79,992     83,395    80,020    73,699    67,621    66,339
  Deposits...........................   46,036     41,323     43,233    42,583    45,073    45,317    47,282
  Long-term debt.....................   14,784     15,457     15,881    12,967     7,446     4,213     4,003
  Common shareholders' equity........    6,493      6,105      6,389     6,167     5,181     4,881     4,993
  Total shareholders' equity.........    6,493      6,105      6,389     6,167     5,181     4,881     5,153
PERFORMANCE RATIOS
  Return on average total assets.....     1.77%      1.49%      1.37%     1.32%     1.33%     1.21%     1.24%
  Return on average common equity....    22.68      19.48      17.68     17.97     18.89     15.73     17.35
  Return on average total equity.....    22.68      19.48      17.68     17.97     18.89     15.64     17.10
  Efficiency(1)......................    62.27      61.16      59.61     58.74     58.31     60.91     63.06
  Overhead(2)........................    35.75      33.19      31.52     35.17     40.34     45.51     49.66
  Net interest margin (taxable
    equivalent)......................     3.68       3.95       3.93      4.08      4.54      4.78      4.47
CAPITAL RATIOS AT PERIOD-END
  Equity to assets...................     7.78%      7.63%      7.66%     7.71%     7.03%     7.22%     7.77%
  Tangible equity to tangible
    assets...........................     6.16       5.86       6.03      5.93      5.52      5.88      6.25
  Tier I risk-adjusted capital.......     7.98       7.44       7.68      7.21      6.65      7.98      7.53
  Total risk-adjusted capital........    12.04      11.92      11.66     11.69     10.83     13.01     10.85
  Leverage...........................     7.89       7.21       7.77      6.95      6.40      6.93      6.20
ASSET QUALITY DATA
  Nonperforming loans................  $   423    $   395    $   407   $   365   $   381   $   349   $   333
  Nonperforming assets...............      447        430        433       404       431       400       379
  Allowance for loan losses..........      979        930        930       900       900       870       876
  Net loan charge-offs...............      134         81        318       297       293       195        99
  Nonperforming loans to period-end
    loans............................      .66%       .65%       .63%      .59%      .71%      .71%      .69%
  Nonperforming assets to period-end
    loans plus OREO and other
    nonperforming assets.............      .70        .70        .67       .65       .81       .81       .78
  Allowance for loan losses to
    nonperforming loans..............   231.44     235.44     228.50    246.58    236.22    249.28    263.15
  Allowance for loan losses to
    period-end loans.................     1.53       1.52       1.45      1.45      1.69      1.77      1.81
  Net loan charge-offs to average
    loans............................      .84        .53        .51       .52       .57       .40       .21


---------------


(1) This ratio measures the extent to which recurring revenues are absorbed by operating expenses and is calculated as follows: noninterest expense (excluding certain nonrecurring charges) divided by the sum of taxable-equivalent net interest income and noninterest income (excluding gains from certain divestitures and certain nonrecurring charges).



(2) This ratio is the difference between noninterest expense (excluding certain nonrecurring charges) and noninterest income (excluding gains from certain divestitures and certain nonrecurring charges) divided by taxable-equivalent net interest income.

                              DESCRIPTION OF NOTES


     The following summary of certain terms of the Notes is not complete. For additional terms of the Notes, you should also read the Indentures under which the Notes will be issued, which are exhibits to our shelf registration statement (File No. 333-10577). The following description of the Notes offered supplements, and to the extent the descriptions are inconsistent, replaces the description of the general terms and provisions of the Debt Securities that is found under the heading "Description of Debt Securities" in the accompanying prospectus. The following descriptions will apply to each Note unless otherwise specified in the pricing supplement.


GENERAL


     KeyCorp will offer the Notes on a continuous basis as Senior Notes or Subordinated Notes.



     The Notes are KeyCorp's direct, unsecured obligations. The total initial public offering price of the Notes that we may offer using this prospectus supplement is $561,500,000 or its equivalent in one or more foreign currencies or composite currencies.



     Notes issued under the Senior Indenture will rank equally with all of our other unsecured and unsubordinated indebtedness that is not accorded a priority under applicable law. Notes issued under the Subordinated Indenture will be subordinated in right of payment to the prior payment in full of our Senior Indebtedness and, in certain insolvency events, our Other Senior Obligations.



     The Senior Medium-Term Notes, Series E, Due from 9 Months to 30 Years from Date of Issue constitute a single series for purposes of the Senior Indenture (separate from our other series of senior medium-term notes) and the aggregate principal amount of such series is not limited. At March 31, 2000, our total Senior Indebtedness and Other Senior Obligations was $321 million and $338 million, respectively. Since March 31, 2000, we have issued an additional $400 million of Senior Indebtedness. As of the date of this prospectus supplement, we have not issued any Senior Medium-Term Notes, Series E, under the Senior Indenture.



     The Subordinated Medium-Term Notes, Series D, constitute a single series for purposes of the Subordinated Indenture (separate from our other series of subordinated medium-term notes) and the aggregate principal amount of such series is not limited. At March 31, 2000, our total Existing Subordinated Indebtedness was $440 million and we had $468 million of Subordinated Debt Securities, none of which constitute Existing Subordinated Indebtedness under the Subordinated Indenture. At the date of this prospectus supplement, we have not issued any Subordinated Medium-Term Notes, Series D, under the Subordinated Indenture.



     The Indentures do not limit the amount of our Notes or other debt obligations that may be issued thereunder.



     Each Note will mature on any day nine months or more from its date of issue, subject to extension, redemption or repayment as specified in the applicable pricing supplement.



     The Notes (other than the Amortizing Notes) will not be subject to any sinking fund, unless otherwise specified in the applicable pricing supplement.



     The defeasance and covenant defeasance provisions of the Indentures described under "Description of Debt Securities -- Satisfaction and Discharge, Defeasance and Covenant Defeasance" in the attached prospectus will apply to the Notes.



     The pricing supplement relating to each Note will specify the price (expressed as a percentage of the aggregate principal amount thereof) at which such Note will be issued if other than 100%, the principal amount, the interest rate or interest rate formula, ranking, maturity, currency, any redemption or repayment provisions and any other terms on which each such Note will be issued that are not inconsistent with the applicable indenture.

     Unless we specify otherwise in the applicable pricing supplement, we will denominate the Notes in U.S. dollars and we will make all payments on the Notes in U.S. dollars. For further information regarding Foreign Currency Notes, see "Risk Factors" and "Special Provisions Relating To Foreign Currency Notes".



     You must pay the purchase price of the Notes in immediately available funds.



     Unless otherwise defined in the pricing supplement, "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that, with respect to Foreign Currency Notes, such day is also not a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as defined) of the country issuing the specified currency (or, if the specified currency is the euro, such day is also a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open); provided, further, that, with respect to Notes as to which LIBOR is an applicable interest rate basis, such day is also a London Business Day.



     "London Business Day" means a day on which commercial banks are open for business (including dealings in the designated LIBOR Currency) in London.



     Unless otherwise specified in the applicable pricing supplement, "Principal Financial Center" means (1) the capital city of the country issuing the specified currency or (2) the capital city of the country to which the designated LIBOR Currency relates, as applicable, except, in the case of (1) or
(2) above, that with respect to United States dollars, Australian dollars, Canadian dollars, Deutsche marks, Dutch guilders, Portuguese escudos, South African rand and Swiss francs, the "Principal Financial Center" shall be The City of New York, Sydney and (solely in the case of the specified currency) Melbourne, Toronto, Frankfurt, Amsterdam, London (solely in the case of the designated LIBOR Currency), Johannesburg and Zurich, respectively.



     Unless otherwise specified in the applicable pricing supplement, the authorized denominations of Notes denominated in U.S. dollars will be $1,000 or any greater amount that is an integral multiple of $1,000. We will designate the authorized denominations of Foreign Currency Notes in the applicable pricing supplement.



BOOK-ENTRY DEBT SECURITIES



     Except under certain circumstances, we will issue the Notes in book-entry form only. This means that we will generally not issue actual Notes or certificates to you. Instead, we will issue a Global Security representing Notes with similar terms and such Global Security will be held by The Depository Trust Company ("DTC") or its nominee. In order to own a beneficial interest in a Note, you must be an institution that has an account with DTC or have an account with an institution, such as a brokerage firm, that has an account with DTC. For a more complete description of book-entry Debt Securities, see "Description of Debt Securities -- Book-Entry Procedures" in the prospectus.



     Payments of principal of, premium if any, and interest on the Notes represented by a Global Security will be made in same-day funds to DTC in accordance with arrangements then in effect between the applicable Trustee and DTC.



INTEREST AND INTEREST RATES



  General



     Each Note will begin to accrue interest from the date it is originally issued or from the last date in respect of which interest has been paid or duly provided for, as the case may be, until the principal thereof is paid or made available for payment. In the related pricing supplement, we will designate each Note as a Fixed Rate Note, a Floating Rate Note, an Amortizing Note, a Renewable Note, an Extendible Note or an Indexed Note and describe the method of determining the interest rate, including any Spread and/or Spread Multiplier. For an Indexed Note, we will also describe in the related pricing supplement the method for calculating and paying principal and interest. For a Floating Rate Note or Indexed Note, we may also specify a maximum and a minimum interest rate in the related pricing supplement.



     We may issue a Note as a Fixed Rate Note or a Floating Rate Note or as a Note that combines fixed and floating rate terms.



     Interest rates on the Notes that we offer may differ depending upon, among other things, the aggregate principal amount of Notes purchased in any single transaction. We may offer Notes with similar variable terms but different interest rates, as well as Notes with different variable terms, concurrently to different investors. We may, from time to time, change the interest rates or formulas and other terms of Notes, but no such change will affect any Note already issued or as to which an offer to purchase has been accepted.



     Interest will be payable to the person in whose name the note is registered at the close of business on the applicable record date; provided that the interest payable upon maturity, redemption or repayment (whether or not the date of maturity, redemption or repayment is an interest payment date) will be payable to the person whom principal is payable.



     U.S. dollar payments of interest, other than interest payable at maturity (or on the date of redemption or repayment, if a Note is redeemed or repaid prior to maturity), will be made by check mailed to the address of the person entitled thereto as shown on the Note register. U.S. dollar payments of principal, premium, if any, and interest upon maturity, redemption, or repayment will be made in immediately available funds against presentation and surrender of the Note. Notwithstanding the foregoing, (a) DTC, as holder of Book-Entry Notes, shall be entitled to receive payments of interest by wire transfer of immediately available funds and (b) a holder of U.S. $1.0 million (or the equivalent) or more in aggregate principal amount of Certificated Notes (whether having identical or different terms and provisions) shall be entitled to receive payments of interest by wire transfer of immediately available funds upon written request to the Paying Agent not later than 15 calendar days prior to the applicable Interest Payment Date.



  Fixed Rate Notes



     In the pricing supplement for Fixed Rate Notes, we will specify a fixed interest rate payable semiannually in arrears on each June 1 and December 1 (each an "Interest Payment Date") and the Regular Record Date for Fixed Rate Notes will be May 15 and November 15, respectively. Interest on Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months. If the maturity date or an Interest Payment Date for any Fixed Rate Note is not a Business Day, we will pay principal, premium, if any, and interest for that Note on the next Business Day, and no interest will accrue from and after the maturity date or Interest Payment Date.



  Original Issue Discount Notes



     We may issue original issue discount Notes (including zero coupon Notes) ("Discount Notes"), which are Notes issued at a discount from the principal amount payable at the maturity date. A Discount Note may not have any periodic interest payments. For Discount Notes, interest normally accrues during the life of the Note and is paid at the maturity date or upon earlier redemption. Upon a redemption, repayment or acceleration of the maturity of a Discount Note, the amount payable will be determined as set forth under " -- Optional Redemption, Repayment and Repurchase". Normally this amount is less than the amount payable at the maturity date.



  Amortizing Notes



     We may issue amortizing Notes, which are Fixed Rate Notes for which combined principal and interest payments are made in installments over the life of each Note ("Amortizing Notes"). Unless otherwise specified in the applicable pricing supplement, payments will be made either quarterly on March 1, June 1, September 1 and December 1 or semiannually on each June 1 and December 1, as indicated in the related pricing supplement. We apply payments on Amortizing Notes first to interest due and then to reduce the unpaid principal amount. We will include a table setting forth repayment information in the related pricing supplement for an Amortizing Note.



  Floating Rate Notes



     Each Floating Rate Note will have an interest rate basis or formula. KeyCorp may base that formula on:



     - the CD Rate;



     - the CMT Rate;



     - the Commercial Paper Rate;



     - the Eleventh District Cost of Funds Rate;



     - the Federal Funds Rate;



     - LIBOR;



     - the Prime Rate;



     - the Treasury Rate; or



     - another negotiated interest rate basis or formula.



     In the pricing supplement, KeyCorp also will indicate any Spread and/or Spread Multiplier that would be applied to the interest rate formula to determine the interest rate. Any Floating Rate Note may have a maximum or minimum interest rate limitation. In addition to any maximum interest rate limitation, the interest rate on the Floating Rate Notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.



     KeyCorp will appoint a calculation agent to calculate interest rates on the Floating Rate Notes. Unless we identify a different party in the pricing supplement, KeyBank National Association, a wholly owned subsidiary of KeyCorp, will be the calculation agent for each Note. In most cases, a Floating Rate Note will have a specified "Interest Reset Date", "Interest Determination Date" and "Calculation Date" associated with it. An Interest Reset Date is the date on which the interest rate on the Note is subject to change. An Interest Determination Date is the date as of which the new interest rate is determined for a particular Interest Reset Date, based on the applicable interest rate basis or formula as of that Interest Determination Date. The Calculation Date is the date by which the calculation agent will determine the new interest rate that became effective on a particular Interest Reset Date based on the applicable interest rate basis or formula on the Interest Determination Date.



CHANGE OF INTEREST RATE



     We may reset the interest rate on each Floating Rate Note daily, weekly, monthly, quarterly, semiannually, annually or on some other basis that we specify (such period being the "Interest Reset Period"). The Interest Reset Date is the first day of each Interest Reset Period and will be:



     - for Notes with interest that resets daily, each Business Day;



     - for Notes (other than Treasury Rate Notes) with interest that resets weekly, Wednesday of each week;



     - for Treasury Rate Notes with interest that resets weekly, Tuesday of each week;



     - for Notes with interest that resets monthly, the third Wednesday of each month;



     - for Notes with interest that resets quarterly, the third Wednesday of March, June, September and December of each year;



     - for Notes with interest that resets semiannually, the third Wednesday of each of the two months of each year indicated in the applicable pricing supplement; and

     - for Notes with interest that resets annually, the third Wednesday of the month of each year indicated in the applicable pricing supplement.



     The related pricing supplement will describe the initial interest rate or interest rate formula on each Note. That rate is effective until the following Interest Reset Date. Thereafter, the interest rate will be the rate determined on each Interest Determination Date. Each time a new interest rate is determined, it becomes effective on the subsequent Interest Reset Date. If any Interest Reset Date is not a Business Day, then the Interest Reset Date is postponed to the next Business Day, except, in the case of a LIBOR Note, in which case, if the next Business Day is in the next calendar month, the Interest Reset Date is the immediately preceding Business Day.



DATE INTEREST RATE IS DETERMINED



     The Interest Determination Date for all Floating Rate Notes (except LIBOR Notes, Treasury Rate Notes and Eleventh District Cost of Funds Rate Notes) will be the second Business Day before the Interest Reset Date. The Interest Determination Date in the case of LIBOR Notes will be the second London Business Day immediately preceding the applicable Interest Reset Date, unless the Designated LIBOR Currency is British pounds sterling, in which case the "Interest Determination Date" will be the applicable Interest Reset Date.



     The Interest Determination Date for Treasury Rate Notes will be the day of the week in which the Interest Reset Date falls on which Treasury bills of the same Index Maturity are normally auctioned. Treasury bills are usually sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on Tuesday. Sometimes, the auction is held on the preceding Friday. If an auction is held on the preceding Friday, that day will be the Interest Determination Date relating to the Interest Reset Date occurring in the next week. If an auction date falls on any Interest Reset Date then the Interest Reset Date will instead be the first Business Day immediately following the auction date.



     The Interest Determination Date for an Eleventh District Cost of Funds Rate
Note is the last Business Day of the month immediately preceding the applicable Interest Reset Date on which the Federal Home Loan Bank of San Francisco published the index.



CALCULATION DATE



     Unless we specify a different date in a pricing supplement, the "Calculation Date," if applicable, relating to an Interest Determination Date will be the earlier of;



          (1) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day, or



          (2) the Business Day immediately preceding the relevant Interest Payment Date or the maturity date, as the case may be.



     Upon the request of the beneficial holder of any Floating Rate Note, the calculation agent will provide the interest rate then in effect and, if different, the interest rate that will become effective on the next Interest Reset Date for the Floating Rate Note.



PAYMENT OF INTEREST



     We will pay installments of interest on Floating Rate Notes as follows:



     - for Notes (other than Eleventh District Cost of Funds Rate Notes) with interest payable monthly, on the third Wednesday of each month;



     - for Eleventh District Cost of Funds Rate Notes, the first calendar day of each month as specified in the applicable pricing supplement;



     - for Notes with interest payable quarterly, on the third Wednesday of March, June, September, and December of each year;

     - for Notes with interest payable semiannually, on the third Wednesday of each of the two months specified in the applicable pricing supplement;



     - for Notes with interest payable annually, on the third Wednesday of the month specified in the applicable pricing supplement (each of the above an "Interest Payment Date"); and



     - at maturity, redemption or repurchase.



     Each interest payment on a Floating Rate Note will include interest accrued from, and including, the issue date or the last Interest Payment Date, as the case may be, to, but excluding, the following Interest Payment Date or the maturity date, as the case may be.



     We will pay installments of interest on Floating Rate Notes beginning on the first Interest Payment Date after its issue date to holders of record on the corresponding Regular Record Date. Unless we otherwise specify in the applicable pricing supplement, the Regular Record Date for a Floating Rate Note will be on the 15th day (whether or not a Business Day) next preceding the Interest Payment Date. If an Interest Payment Date (but not the maturity date) is not a Business Day (except for LIBOR Notes), we will postpone payment until the next Business Day. In the case of LIBOR Notes, such Interest Payment Date will be the preceding Business Day if the next Business Day is in the next calendar month. If the maturity date of any Floating Rate Note is not a Business Day, principal, premium, if any, and interest for that Note will be paid on the next Business Day, and no interest will accrue from and after the maturity date.



     We will calculate accrued interest on a Floating Rate Note by multiplying the principal amount of a Note by an accrued interest factor. The accrued interest factor is the sum of the interest factors calculated for each day in the period for which accrued interest is being calculated. The interest factor for each day is computed by dividing the interest rate in effect on that day by
(1) the actual number of days in the year, in the case of Treasury Rate Notes or CMT Rate Notes, or (2) 360, in the case of other Floating Rate Notes. All percentages resulting from any calculation are rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward. For example, 9.876545% (or .09876545) will be rounded to 9.87655% (or .0987655). Dollar amounts used in the calculation are rounded to the nearest cent (with one-half cent being rounded upward).



CALCULATION OF INTEREST



     In this Section, we explain how we will calculate the interest rate basis on different types of Floating Rate Notes.



  CD Rate Notes



     The "CD Rate" for any Interest Determination Date is the rate on that date for negotiable certificates of deposit having the Index Maturity described in the related pricing supplement, as published in H.15(519) prior to 3:00 PM., New York City time, on the Calculation Date, for that Interest Determination Date under the heading "CDs (secondary market)". The "Index Maturity" is the period to maturity of the instrument or obligation with respect to which the related interest rate basis or formulae will be calculated.



     The calculation agent will observe the following procedures if the CD Rate cannot be determined as described above:



     - If the above rate is not published in H.15(519) by 3:00 PM., New York City time, on the Calculation Date, the CD Rate will be the rate on that Interest Determination Date for negotiable certificates of deposit of the Index Maturity described in the pricing supplement as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "CDs (secondary market)".



     - If that rate is not published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the Calculation Date, then the calculation agent will determine the CD Rate to be the average of the secondary market offered rates as of 10:00 A.M., New York City time, on that Interest Determination Date, quoted by three leading non-bank dealers of negotiable U.S.

       dollar certificates of deposit in New York City for negotiable certificates of deposit in a denomination of $5,000,000 of major United States money-center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity described in the pricing supplement. The calculation agent will select the three dealers referred to above.



     - If fewer than three dealers are quoting as mentioned above, the CD Rate will remain the CD Rate then in effect on that Interest Determination Date.



     "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System.



     "H.15 Daily Update" means the daily update of H.15(519), available through the Internet site of the Board of Governors of the Federal Reserve System at http://www.bog.frb.fed.us/releases/h15/update, or any successor site or publication.



  Commercial Paper Rate Notes



     The "Commercial Paper Rate" for any Interest Determination Date is the Money Market Yield of the rate on that date for commercial paper having the Index Maturity described in the related pricing supplement, as published in H.15(519) prior to 3:00 P.M., New York City time, on the Calculation Date for that Interest Determination Date under the heading "Commercial
Paper -- Nonfinancial".



     The calculation agent will observe the following procedures if the Commercial Paper Rate cannot be determined as described above:



     - If the above rate is not published in H.15(519) by 3:00 P.M., New York City time, on the Calculation Date, the Commercial Paper Rate will be the Money Market Yield of the rate on that Interest Determination Date for commercial paper having the Index Maturity described in the pricing supplement, as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "Commercial Paper -- Nonfinancial".



     - If that rate is not published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the Calculation Date, then the calculation agent will determine the Commercial Paper Rate to be the Money Market Yield of the average of the offered rates of three leading dealers of U.S. dollar commercial paper in New York City as of 11:00 A.M., New York City time, on that Interest Determination Date for commercial paper having the Index Maturity described in the pricing supplement placed for an industrial issuer whose bond rating is "Aa", or the equivalent, from a nationally recognized securities rating organization. The calculation agent will select the three dealers referred to above.



     - If fewer than three dealers selected by the calculation agent are quoting as mentioned above, the Commercial Paper Rate will remain the Commercial Paper Rate then in effect on that Interest Determination Date.



     "Money Market Yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:



                          D X 360
  Money Market Yield =  ------------  X 100
                        360 -(D X M)



where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the reset period for which interest is being calculated.



     LIBOR Notes



     On each Interest Determination Date, the calculation agent will determine LIBOR as follows:



     - If the pricing supplement specifies "LIBOR Telerate", LIBOR on any Interest Determination Date will be the rate for deposits in the LIBOR Currency having the Index Maturity described in the related pricing supplement on the applicable Interest Reset Date, as such rate appears on the Designated LIBOR Page as of 11:00 A.M., London time, on that Interest Determination Date.



     - If the pricing supplement specifies "LIBOR Reuters", LIBOR on any Interest Determination Date will be the average of the offered rates for deposits in the LIBOR Currency having the Index Maturity described in the related pricing supplement on the applicable Interest Reset Date, as such rates appear on the Designated LIBOR Page as of 11:00 A.M., London time, on that Interest Determination Date, if at least two such offered rates appear on the Designated LIBOR Page.



     - If the pricing supplement does not specify "LIBOR Telerate" or "LIBOR Reuters," the LIBOR Rate will be LIBOR Telerate. In addition, if the Designated LIBOR Page by its terms provides only for a single rate, that single rate will be used regardless of the foregoing provisions requiring more than one rate.



On any Interest Determination Date on which fewer than the required number of applicable rates appear or no rate appears on the applicable Designated LIBOR Page, the calculation agent will determine LIBOR as follows:



     - LIBOR will be determined on the basis of the offered rates at which deposits in the LIBOR Currency having the Index Maturity described in the related pricing supplement on the Interest Determination Date and in a principal amount that is representative of a single transaction in that market at that time are offered by four major banks in the London interbank market at approximately 11:00 A.M., London time, on the Interest Determination Date to prime banks in the London interbank market. The calculation agent will select the four banks and request the principal London office of each of those banks to provide a quotation of its rate for deposits in the LIBOR Currency. If at least two quotations are provided, LIBOR for that Interest Determination Date will be the average of those quotations.



     - If fewer than two quotations are provided as mentioned above, LIBOR will be the average of the rates quoted by three major banks in the Principal Financial Center selected by the calculation agent at approximately 11:00 A.M. in the Principal Financial Center, on the Interest Determination Date for loans to leading European banks in the LIBOR Currency having the Index Maturity designated in the pricing supplement and in a principal amount that is representative for a single transaction in the LIBOR Currency in that market at that time. The calculation agent will select the three banks referred to above.



     - If fewer than three banks selected by the calculation agent are quoting as mentioned above, LIBOR will remain LIBOR then in effect on that Interest Determination Date.



     "LIBOR Currency" means the currency specified in the applicable pricing supplement as to which LIBOR shall be calculated or, if no such currency is specified in the applicable pricing supplement, United States dollars.



     "Designated LIBOR Page" means:



     - if the pricing supplement specifies "LIBOR Reuters", the display on the Reuter Monitor Money Rates Service (or any successor service) on the page specified in such pricing supplement (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for the LIBOR Currency; or



     - if the pricing supplement specifies "LIBOR Telerate" or neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable pricing supplement as the method of calculating LIBOR, the display on Bridge Telerate, Inc. (or any successor service, "Telerate") on the page specified in such pricing supplement (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for the LIBOR Currency.

     Federal Funds Rate Notes



     The "Federal Funds Rate" for any Interest Determination Date is the rate on that date for Federal Funds, as published in H.15(519) prior to 3:00 P.M., New York City time, on the Calculation Date for that Interest Determination Date under the heading "Federal Funds (Effective)", as such rate is displayed on Telerate on page 120 (or any other page as may replace such page on such service) ("Telerate Page 120").



     The calculation agent will follow the following procedures if the Federal Funds Rate cannot be determined as described above:



     - If the above rate is not published in H.15(519) by 3:00 P.M., New York City time, on the Calculation Date, the Federal Funds Rate will be the rate on that Interest Determination Date, as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "Federal Funds (Effective)".



     - If that rate does not appear on Telerate Page 120 or is not published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the Calculation Date, then the calculation agent will determine the Funds Rate to be the average of the rates for the last transaction in overnight Federal Funds quoted by three leading brokers of Federal Funds transactions in New York City as of 9:00 A.M., New York City time, on that Interest Determination Date. The calculation agent will select the three brokers referred to above.



     - If fewer than three brokers selected by the calculation agent are quoting as mentioned above, the Federal Funds Rate will be the Federal Funds Rate then in effect on that Interest Determination Date.



     Prime Rate Notes



     The "Prime Rate" for any Interest Determination Date is the prime rate or base lending rate on that date, as published in H.15(519) by 3:00 P.M., New York City time, on the Calculation Date for that Interest Determination Date under the heading "Bank Prime Loan" or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such Interest Determination Date as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "Bank Prime Loan."



     The calculation agent will follow the following procedures if the Prime Rate cannot be determined as described above:



     - If the rate is not published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 PM., New York City time, on the Calculation Date, then the calculation agent will determine the Prime Rate to be the average of the rates of interest publicly announced by each bank that appears on the Reuters screen designated as "U.S. Prime 1" as that bank's prime rate or base lending rate as in effect for that Interest Determination Date.



     - If at least one rate but fewer than four rates appear on the Reuters screen U.S. Prime 1 on the Interest Determination Date, then the Prime Rate will be the average of the prime rates or base lending rates quoted (on the basis of the actual number of days in the year divided by a 360-day year) as of the close of business on the Interest Determination Date by three major money center banks in the City of New York selected by the calculation agent.



     - If the banks selected by the calculation agent are not quoting as mentioned above, the Prime Rate will remain the Prime Rate then in effect on the Interest Determination Date.



     Treasury Rate Notes



     The "Treasury Rate" for any Interest Determination Date is the rate set at the auction of direct obligations of the United States ("Treasury bills") having the Index Maturity described in the related pricing supplement under the caption "INVESTMENT RATE" on the display on Telerate on page 56 (or any other page as may replace such page on such service) or page 57 (or any other page as may replace such page on such service) by 3:00 PM., New York City time, on the Calculation Date for that Interest Determination Date.



     The calculation agent will follow the following procedures if the Treasury Rate cannot be determined as described above:



     - If the rate is not so published by 3:00 P.M., New York City time, on the Calculation Date, the Treasury Rate will be the Bond Equivalent Yield of the auction rate of such Treasury bills as published in H.15 Daily Update, or such recognized electronic source used for the purpose of displaying such rate, under the caption "U.S. Government Securities Treasury Bills/Auction High."



     - If the rate is not so published by 3:00 P.M., New York City time, on the Calculation Date and cannot be determined as described in the immediately preceding paragraph, the Treasury Rate will be the Bond Equivalent Yield of the auction rate of such Treasury bills as otherwise announced by the United States Department of Treasury.



     - If the results of the most recent auction of Treasury bills having the Index Maturity described in the pricing supplement are not published or announced as described above by 3:00 P.M., New York City time, on the Calculation Date, or if no auction is held on the Interest Determination Date, then the Treasury Rate will be the Bond Equivalent Yield on such Interest Determination Date of Treasury bills having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) under the caption "U.S. Government securities/Treasury bills/Secondary market" or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such Interest Determination Date of such Treasury Bills as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "U.S. Government securities/Treasury bills/Secondary market."



     - If such rate is not published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the related Calculation Date, then the calculation agent will determine the Treasury Rate to be the Bond Equivalent Yield of the average of the secondary market bid rates, as of approximately 3:30 PM., New York City time, on the Interest Determination Date of three leading primary U.S. government securities dealers (which may include the Agents or their affiliates) for the issue of Treasury bills with a remaining maturity closest to the Index Maturity described in the related pricing supplement. The calculation agent will select the three dealers referred to above.



     - If fewer than three dealers selected by the calculation agent are quoting as mentioned above, the Treasury Rate will remain the Treasury Rate then in effect on that Interest Determination Date.



"Bond Equivalent Yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:



                              D X N
  Bond Equivalent Yield =  ------------  X 100
                           360 -(D X M)



where "D" refers to the applicable per annum rate for Treasury bills quoted on a bank discount basis, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the applicable Interest Reset Period.



     CMT Rate Notes



     The "CMT Rate" for any Interest Determination Date is the rate displayed on the Designated CMT Telerate Page by 3:00 PM., New York City time, on the Calculation Date for that Interest Determination Date under the caption " ... Treasury Constant Maturities ... Federal Reserve Board Release H.15 ... Mondays

Approximately 3:45 P.M.," under the column for the Index Maturity described in the related pricing supplement for:



     (1) if the Designated CMT Telerate Page is 7051, the rate on such Interest Determination Date; or



     (2) if the Designated CMT Telerate Page is 7052, the weekly or monthly average for the week or the month, specified in the related pricing supplement, ended immediately preceding the week or month in which the related Interest Determination Date occurs.



     The calculation agent will follow the following procedures if the CMT Rate cannot be determined as described above:



     - If the rate is not displayed on the relevant page by 3:00 P.M., New York City time, on the Calculation Date, then the CMT Rate will be the Treasury constant maturity rate for the Designated CMT Maturity Index, as published in H.15(519).



     - If that rate is not published in H.15(519) by 3:00 P.M., New York City time, on the Calculation Date, then the CMT Rate will be the Treasury constant maturity rate (or other United States Treasury rate) for the Designated CMT Maturity Index for the Interest Determination Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the calculation agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in H.15(519).



     - If that information is not provided by 3:00 PM., New York City time, on the Calculation Date, then the calculation agent will determine the CMT Rate to be a yield to maturity based on the average of the secondary market closing offered rates, as of approximately 3:30 P.M., New York City time, on the Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in New York City. The calculation agent will select five Reference Dealers and will eliminate the highest quotation (or, in the event of overlap, one of the highest quotations) and the lowest quotation (or, in the event of overlap, one of the lowest quotations), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than the Designated CMT Maturity Index minus one year.



     - If the calculation agent cannot obtain three Treasury Note quotations, the calculation agent will determine the CMT Rate to be a yield to maturity based on the average of the secondary market offered rates as of approximately 3:30 P.M., New York City time, on the Interest Determination Date of three Reference Dealers in New York City (selected using the same method described above) for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100,000,000. If two Treasury Notes with an original maturity have remaining terms to maturity equally close to the Designated CMT Maturity Index, the calculation agent will obtain quotations for the Treasury Note with the shorter remaining term to maturity.



     - If three or four (but not five) Reference Dealers are quoting as described above, then the CMT Rate will be based on the average of the offered rates obtained and neither the highest nor the lowest of those quotations will be eliminated.



     - If fewer than three Reference Dealers selected by the calculation agent are quoting as described above, the CMT Rate will remain the CMT Rate then in effect on the Interest Determination Date.



     "Designated CMT Telerate Page" means the display on Telerate, on the page specified in the applicable pricing supplement (or any other page as may replace such page on such service) for the purpose of displaying Treasury Constant Maturities as reported in H.15(519) or, if no such page is specified in the applicable pricing supplement, page 7052.

     "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified in the applicable pricing supplement with respect to which the CMT Rate will be calculated or, if no such maturity is specified in the applicable pricing supplement, 2 years.



     Eleventh District Cost of Funds Rate Notes



     The "Eleventh District Cost of Funds Rate" for any Interest Determination Date is the rate equal to the monthly weighted average cost of funds for the month preceding the Interest Determination Date as displayed on the Telerate Page 7058 by 11:00 A.M., San Francisco time, on the Calculation Date for that Interest Determination Date under the caption "11th District."



     The calculation agent will use the following procedures if the Eleventh District Cost of Funds Rate cannot be determined as described above:



     - If the rate is not displayed on the relevant page by 11:00 A.M., San Francisco time, on the Calculation Date, then the Eleventh District Cost of Funds Rate will be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District, as announced by the Federal Home Loan Bank of San Francisco, for the month immediately preceding the Interest Determination Date.



     - If no announcement was made relating to the month preceding the Interest Determination Date, the Eleventh District Cost of Funds Rate will remain the Eleventh District Cost of Funds Rate then in effect on the Interest Determination Date.



INDEXED NOTES



     We may issue Notes for which the amount of interest or principal that you will receive will not be known on your date of purchase. We will specify the formulae for computing interest or principal payments for these types of Notes, which we call "Indexed Notes", by reference to securities, financial or non-financial indices, currencies, commodities, interest rates, or composites or baskets of any or all of the above. Examples of indexed items that we may use include a published stock index, the common stock price of a publicly traded company, the value of the U.S. dollar versus the Japanese Yen, or the price in a particular market of a barrel of West Texas intermediate crude oil.



     If you purchase an Indexed Note, you may receive a principal amount at maturity that is greater than or less than the Note's face amount, and an interest rate that is greater than or less than the interest rate that you would have earned if you had instead purchased a conventional debt security issued by us at the same time with the same maturity. The amount of interest and principal that you will receive will depend on the structure of the Indexed Note and the level of the specified indexed item throughout the term of the Indexed Note and at maturity. Specific information pertaining to the method of determining the interest payments and the principal amount will be described in the pricing supplement, as well as additional risk factors unique to the Indexed Note, certain historical information for the specified indexed item and certain additional United States federal tax considerations.



RENEWABLE NOTES



     We may issue Renewable Notes ("Renewable Notes"), which are Notes that mature on an Interest Payment Date as specified in the applicable pricing supplement (the "Initial Maturity Date"), unless the maturity of all or any portion of the principal amount is extended as described below. On the Interest Payment Dates in June and December each year (unless different Interest Payment Dates are specified in the pricing supplement), which are "Election Dates", the maturity of the Renewable Notes will be extended to the Interest Payment Date occurring 12 months after the Election Date, unless the holder elects to terminate the automatic extension of the maturity of the Renewable Notes or any portion having a principal amount of $1,000 or any multiple of $1,000 in excess thereof. To terminate, notice has to be delivered to the paying agent not less than nor more than the number of days specified in the applicable pricing supplement prior to the related Election Date. The option may be exercised with respect to less than the entire principal amount of the

Renewable Notes so long as the principal amount for which the option is not exercised is at least $1,000 or any larger amount that is a integral multiple of $1,000. The maturity of the Renewable Notes may not be extended beyond the Final Maturity Date that is set forth in the applicable pricing supplement. If the holder elects to terminate the automatic extension of the maturity and the election is not revoked, then the portion of the Renewable Note for which election was made will become due and payable on the Interest Payment Date, unless another date is set forth in the pricing supplement, falling six months after the Election Date prior to which the holder made such election.



     An election to terminate the automatic extension of maturity may be revoked as to any portion of the Renewable Notes have a principal maturity of $1,000 or any multiple of $1,000 in excess thereof by delivering a notice to the paying agent on any day following the effective date of the election to terminate the automatic extension and prior to the date 15 days before the date on which the portion would have matured.



     If a Note is represented by a Global Security, DTC or its nominee will be the holder of the Note and therefore will be the only entity that can exercise a right to terminate the automatic extension of a Note. In order to ensure that DTC or its nominee will exercise a right to terminate the automatic extension provisions of a particular Note, the beneficial owner of the Note must instruct the broker or other DTC participant through which it holds an interest in the Note to notify DTC of its desire to terminate the automatic extension of the Note. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other participant through which it holds an interest in a Renewable Note to ascertain the cut-off time by which an instruction must be given for delivery of timely notice to DTC or its nominee.



EXTENDIBLE NOTES



     We may issue Notes whose stated maturity date may be extended at our option (an "Extendible Note") for one or more whole year periods (each an "Extension Period"), up to but not beyond a final maturity date described in the related pricing supplement.



     We may exercise our option to extend the Extendible Note by notifying the applicable Trustee (or any duly appointed paying agent) at least 50 but not more than 60 days prior to the then effective maturity date. If we elect to extend the Extendible Note, the Trustee (or paying agent) will mail (at least 40 days prior to the maturity date) to the registered holder of the Extendible Note a notice ("Extension Notice") informing the holder of our election, the new maturity date and any updated terms. Upon the mailing of the Extension Notice, the maturity of such Note will be extended automatically as set forth in the Extension Notice.



     However, we may, not later than 20 days prior to the maturity date of an Extendible Note (or, if such date is not a Business Day, on the immediately succeeding Business Day), at our option, establish a higher interest rate, in the case of a Fixed Rate Note, or a higher Spread and/or Spread Multiplier, in the case of a Floating Rate Note, for the Extension Period by mailing or causing the applicable Trustee (or paying agent) to mail notice of such higher interest rate or higher Spread and/or Spread Multiplier to the holder of the Extendible Note. The notice will be irrevocable.



     If we elect to extend the maturity of an Extendible Note, the holder of the Note will have the option to instead elect repayment of the Note by us on the then effective maturity date. In order for an Extendible Note to be so repaid on the maturity date, we must receive, at least 25 days but not more than 35 days prior to the maturity date:



          (1) the Note with the form "Option to Elect Repayment" on the reverse of the Note duly completed; or



          (2) a facsimile transmission, telex or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the holder of the Note, the principal amount of the Note, the principal amount of the Note to be repaid, the certificate number or a description of the tenor and terms of the Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Note to be repaid, together with the duly completed form entitled "Option to Elect Repayment" on the reverse of the Note, will be received by the applicable Trustee (or paying agent) not later than the fifth Business Day after the date of the facsimile transmission, telex or letter; provided, however, that the facsimile transmission, telex or letter will only be effective if the applicable Trustee or paying agent receives the Note and form duly completed by that fifth Business Day. A holder of an Extendible Note may exercise this option for less than the aggregate principal amount of the Note then outstanding if the principal amount of the Note remaining outstanding after repayment is an authorized denomination.



     If a Note is represented by a Global Security, DTC or its nominee will be the holder of that Note and therefore will be the only entity that can exercise a right to repayment. To ensure that DTC or its nominee timely exercises a right to repayment with respect to a particular Note, the beneficial owner of that Note must instruct the broker or other participant through which it holds an interest in the Note to notify DTC of its desire to exercise a right of repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other participant through which it holds an interest in a Note to determine the cut-off time by which an instruction must be given for timely notice to be delivered to DTC or its nominee.



OPTIONAL REDEMPTION, REPAYMENT AND REPURCHASE



     We will indicate in the pricing supplement for a Note whether we will have the option to redeem the Note before the stated maturity and the price or prices at which, and date or dates on which, redemption may occur. If we are allowed to redeem a Note, we may exercise the option by notifying the applicable Trustee at least 45 days prior to the redemption date. At least 30 but not more than 60 days before the redemption date, the Trustee will mail notice or cause the paying agent to mail notice of redemption to the Holders. If we partially redeem a Note, we will issue a new Note or Notes for the unredeemed portion.



     The pricing supplement relating to a Note will also indicate whether you will have the option to elect repayment by us prior to the stated maturity and the price and the date or dates on which, repayment may occur.



     For a Note to be repaid at your option, the paying agent must receive at least 30 but not more than 45 days prior to an optional repayment date, such Note with the form entitled "Option to Elect Repayment" on the reverse of the Note duly completed. You may also send the paying agent a facsimile or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States describing the particulars of the repayment, including a guarantee that the Note and the form entitled "Option to Elect Repayment" will be received by the paying agent no later than five Business Days after such facsimile or letter. If you present a Note for repayment, such act will be irrevocable. You may exercise the repayment option for less than the entire principal of the Note, provided the remaining principal outstanding is an authorized denomination. If you elect partial repayment, your Note will be cancelled, and we will issue a new Note or Notes for the remaining amount.



     DTC or its nominee will be the holder of each Global Security and will be the only party that can exercise a right of repayment. If you are a beneficial owner of a Global Security and you want to exercise your right of repayment, you must instruct your broker or indirect participant through which you hold a Note interest to notify DTC. You should consult your broker or such indirect participant to discuss the appropriate cut-off times and any other requirements for giving this instruction. The giving of any such instruction will be irrevocable.



     If a Note is a Discount Note (other than an Indexed Note), the amount payable in the event of redemption or repayment prior to its stated maturity will be the amortized face amount on the redemption or repayment date, as the case may be. The amortized face amount of a Discount Note will be equal to (i) the issue price plus (ii) that portion of the difference between the issue price and the principal amount of the Note that has accrued at the yield to maturity described in the pricing supplement (computed in accordance with generally accepted U.S. bond yield computation principles) by the redemption or repayment date. However, in no case will the amortized face amount of a Discount Note exceed its principal amount.



     We may at any time purchase Notes at any price in the open market or otherwise. We may hold, resell or surrender for cancellation any Notes that we purchase.

             SPECIAL PROVISIONS RELATING TO FOREIGN CURRENCY NOTES



GENERAL



     Unless we indicate otherwise in the applicable pricing supplement, we will denominate the Notes in U.S. dollars, we will make principal and interest payments on the Notes in U.S. dollars and you must pay the purchase price of the Notes in immediately available funds. If any of the Notes ("Foreign Currency Notes") are to be denominated or payable in a currency or basket of currencies other than U.S. dollars (a "specified currency"), the following provisions will apply in addition to, and to the extent inconsistent therewith will replace, the description of general terms and provisions of Notes set forth in the accompanying prospectus and elsewhere in this prospectus supplement.



     A pricing supplement with respect to any Foreign Currency Note (which may include information with respect to applicable current foreign exchange controls) is a part of this prospectus and prospectus supplement. Any information we furnish you concerning exchange rates is furnished as a matter of information only and you should not regard it as indicative of the range of or trends in fluctuations in currency exchange rates that may occur in the future.



CURRENCIES



     We may offer Foreign Currency Notes denominated and/or payable in a specified currency or specified currencies. Unless we indicate otherwise in the applicable pricing supplement, you are required to pay for Foreign Currency Notes in the specified currency. At the present time, there are limited facilities in the United States for conversion of U.S. dollars into specified currencies and vice versa, and banks may elect not to offer non-U.S. dollar checking or savings account facilities in the United States. However, at your request on or prior to the third Business Day preceding the date of delivery of the Foreign Currency Notes, or by such other day as determined by the Agent who presents such offer to purchase Foreign Currency Notes to us, such Agent may be prepared to arrange for the conversion of U.S. dollars into the applicable specified currency set forth in the applicable pricing supplement to enable the purchasers to pay for the Foreign Currency Notes. The Agent or Agents will make each such conversion on such terms and subject to such conditions, limitations and charges as the Agent may from time to time establish in accordance with their regular foreign exchange practices. If you purchase Foreign Currency Notes you will pay all costs of exchange.



     The applicable pricing supplement will set forth information about the specified currency in which a particular Foreign Currency Note is denominated and/or payable, including historical exchange rates and a description of the currency and any exchange controls, and, in the case of a basket of currencies, will include a description of such basket and a description of provisions for payment in the event such currency basket is no longer used for the purposes for which it was established.



PAYMENT OF PRINCIPAL AND INTEREST



     We will pay the principal of and interest on Foreign Currency Notes in the specified currency. Currently, banks do not generally offer non-U.S. dollar denominated account facilities in their offices in the United States, although they are permitted to do so. Accordingly, if you are a holder of Foreign Currency Notes you will be paid in U.S. dollars converted from the specified currency unless you elect to be paid in the specified currency or unless the applicable pricing supplement provides otherwise.



     If you hold a Foreign Currency Note we will base any U.S. dollar amount that you are owed on the highest bid quotation in The City of New York received by our agent specified in the applicable pricing supplement (the "Exchange Rate Agent") at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of whom may be the Exchange Rate Agent) selected by the Exchange Rate Agent and approved by us for the purchase by the quoting dealer of the specified currency for U.S. dollars for settlement on such payment date in the aggregate amount of the specified currency payable to all holders of Foreign Currency Notes scheduled to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. If three such bid quotations are not available, we will make payments in the specified currency. All currency exchange costs will be borne by the holders of the Foreign Currency Note by deductions from such payments.



     Unless we indicate otherwise in the applicable pricing supplement, as a holder of Foreign Currency Notes you may elect to receive payment of the principal of and interest on the Foreign Currency Notes in the specified currency by transmitting a written request for such payment to the corporate trust office of the Trustee in The City of New York on or prior to the Regular Record Date or at least 15 calendar days prior to maturity, as the case may be. You may make this request in writing (mailed or hand delivered) or sent by facsimile transmission. As a holder of a Foreign Currency Note, you may elect to receive payment in the specified currency for all principal and interest payments and need not file a separate election for each payment. Your election will remain in effect until revoked by written notice to the Trustee, but written notice of any such revocation must be received by the Trustee on or prior to the Regular Record Date or at least 15 calendar days prior to the maturity date, as the case may be. If your Foreign Currency Notes are held in the name of a broker or nominee, you should contact your broker or nominee to determine whether and how you may elect to receive payments in the specified currency.



     If a Note is represented by a Global Security, DTC or its nominee will be the holder of the Note and will be entitled to all payments on the Note. Although DTC can hold Notes denominated in foreign currencies, all payments to DTC will be made in U.S. dollars. Accordingly, a beneficial owner of the related Global Security who elects to receive payments of principal, premium, if any, and/or interest, if any, in the specified currency must notify the Participant through which it owns its interest on or prior to the applicable Record Date or at least 15 calendar days prior to the maturity, as the case may be, of such beneficial owner's election. The Participant must notify DTC of such election on or prior to the third Business Day after such Record Date or at least 12 calendar days prior to the maturity, as the case may be, and DTC will notify the Trustee of such election on or prior to the fifth Business Day after such Record Date or at least 10 calendar days prior to the maturity, as the case may be. If the Participant receives complete instructions from the beneficial owner and such instructions are forwarded by the Participant to DTC, and by DTC to the Trustee, on or prior to such dates, then the beneficial owner will receive payments in the specified currency. See "Description of Debt
Securities -- Book-Entry Debt Securities."



     We will pay principal and interest on Foreign Currency Notes to be paid in U.S. dollars in the manner specified in the accompanying prospectus and this prospectus supplement with respect to Notes denominated in U.S. dollars. See "Description of the Notes -- General". We will pay interest on Foreign Currency Notes in the specified currency by check mailed on the relevant Interest Payment Date to the persons entitled thereto to the address of such holders as they appear in the Security Register or, at our option by wire transfer to a bank account maintained by the holder in the country of the specified currency. The principal of Foreign Currency Notes, together with interest accrued and unpaid thereon, due at maturity will be paid in immediately available funds upon surrender of such Notes at the corporate trust office of the applicable Trustee in The City of New York, or, at our option, by wire transfer to such bank account.



PAYMENT CURRENCY



     If a specified currency is not available for the payment of principal, premium or interest with respect to a Foreign Currency Note due to the imposition of exchange controls or other circumstances beyond our control, we will be entitled to satisfy our obligations to holders of Foreign Currency Notes by making such payment in U.S. dollars on the basis of the noon buying rate in The City of New York for cable transfers of the specified currency as certified for customs purposes (or, if not so certified as otherwise determined) by the Federal Reserve Bank of New York (the "Market Exchange Rate") as computed by the Exchange Rate Agent on the second Business Day prior to such payment or, if not then available, on the basis of the most recently available Market Exchange Rate or as otherwise indicated in an applicable pricing supplement. Any payment made under such circumstances in U.S. dollars where the required payment is in a specified currency will not constitute a default under the Indenture with respect to the Notes.

     All determinations referred to above made by the Exchange Rate Agent will be at its sole discretion and will, in the absence of clear error, be conclusive for all purposes and binding on the holders of the Foreign Currency Notes.



     AS INDICATED ABOVE, IF YOU INVEST IN FOREIGN CURRENCY NOTES OR CURRENCY INDEXED NOTES YOUR INVESTMENT WILL BE SUBJECT TO SUBSTANTIAL RISKS, THE EXTENT AND NATURE OF WHICH CHANGE CONTINUOUSLY. AS WITH ANY INVESTMENT THAT YOU MAKE IN A SECURITY, YOU SHOULD CONSULT YOUR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED IN AN INVESTMENT IN FOREIGN CURRENCY NOTES OR CURRENCY INDEXED NOTES. SUCH NOTES ARE NOT AN APPROPRIATE INVESTMENT FOR YOU IF YOU ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY MATTERS.



                        UNITED STATES TAX CONSIDERATIONS



     In the opinion of Thompson Hine & Flory LLP, special tax counsel to the Corporation, the following summary accurately describes certain material United States federal income tax statutory and regulatory provisions which may pertain to the purchase, ownership and disposition of Notes as of the date hereof. This summary is based on laws, regulations, rulings and decisions now in effect (or, in the case of certain regulations, in proposed form) all of which are subject to change (including changes in effective dates) or possible differing interpretations, which could result in federal income tax consequences different from those discussed below. It deals only with Notes held as capital assets and does not purport to deal with persons in special tax situations, such as:



     - financial institutions,



     - insurance companies,



     - regulated investment companies,



     - dealers in securities or currencies,



     - persons holding Notes as a hedge against currency risks or as a position in a "straddle" for tax purposes, or



     - United States persons (as defined below) whose functional currency is not the United States dollar.



It does not deal with Notes other than Notes in the registered form.



     The federal income tax consequences of purchasing, holding or disposing of Amortizing Notes, Extendible Notes, Renewable Notes, Indexed Notes, Foreign Currency Notes (other than the Single Foreign Currency Notes (as defined below)) and Floating Rate Notes that provide for one base rate followed by a different base rate, a base rate followed by a fixed rate, or a fixed rate followed by a base rate will be set out in the applicable pricing supplement. It also does not deal with holders other than original purchasers except as provided below. Additional tax considerations or consequences may result from the particular terms established in any pricing supplement or in any Note. This opinion is limited to the present laws of the United States, and, except as otherwise provided by the federal securities laws, Thompson Hine & Flory LLP assumes no obligation to revise or supplement this opinion with respect to Notes issued pursuant to this Registration Statement in the event the present laws referred to above change by legislative action, judicial decision, or otherwise, or the facts as they presently exist change to the extent any such changes occur after the date of issue. PERSONS CONSIDERING THE PURCHASE, OWNERSHIP, OR DISPOSITION OF THE NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE APPLICATION OF UNITED STATES FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION.

     As used herein, a "U.S. holder" of a Note means a beneficial owner of a Note that is for United States federal income tax purposes:



     - an individual citizen or resident of the United States,



     - a corporation, partnership (unless the IRS provides otherwise by Treasury Regulations) or other entity created or organized in or under the laws of the United States, any state, or of any political subdivision thereof,



     - an estate the income of which is subject to United States federal income taxation regardless of its source, or



     - a trust if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust.



As used herein, the term "non-U.S. holder" means a holder of a Note that is not a U.S. holder.



     "Single Foreign Currency Note" means a Note on which all payments a holder is entitled to receive are denominated in or determined by reference to the value of a single foreign currency. "Foreign currency" means a currency or currency unit, other than a hyperinflationary currency or the U.S. dollar.



U.S. HOLDERS



  Interest



     Payments of interest on a Note, including "qualified stated interest" on a "Discount Note" (each as defined below), generally will be taxable to a U.S. holder as ordinary interest income at the time such payments are accrued or received in accordance with the U.S. holder's method of accounting for United States federal income tax purposes.



  Original Issue Discount



     Notes with a term greater than one year may be issued with original issue discount for United States federal income tax purposes, i.e., a Discount Note. Generally, original issue discount will arise if the stated redemption price at maturity (generally, the payments to be made under the Note other than payments of qualified stated interest) of a Note exceeds its issue price by more than a de minimis amount or if a Note has certain interest payment characteristics (e.g., interest holidays, interest payable in debt of the issuer, stepped interest rates or interest rates based upon multiple indices). The issue price of Discount Notes that are issued for cash will be the first price at which a substantial amount of the Discount Notes in the issue are sold for money (for this purpose, sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers are ignored). "Qualified stated interest" generally is stated interest that is unconditionally payable in cash or property (other than a debt instrument of the issuer) at least annually at a single fixed rate (appropriately taking into account the length of the intervals of the payments) with certain exceptions for lower rates paid during some periods. If a Note is issued with original issue discount, a U.S. holder of the Note will be required to include original issue discount amounts in gross income for United States federal income tax purposes on an accrual basis using the constant yield to maturity method and, as a result, a U.S. holder may be required to include these amounts in income in advance of receipt of the cash payments to which the amounts are attributable. Any amounts included in income as original issue discount with respect to a Discount Note will increase a U.S. holder's adjusted tax basis in the Discount Note.



  Computation of Original Issue Discount



     The amount of original issue discount includible in income by a U.S. holder of a Discount Note is the sum of the daily portions of original issue discount with respect to the Discount Note for each day during the taxable year or portion of the taxable year in which the U.S. holder holds the Discount Note, i.e., accrued original issue discount. Generally, the daily portion is determined by allocating to each day in any accrual period a pro rata portion of the original issue discount allocable to that accrual period. Accrual periods with respect to a Note may be of any length selected by the U.S. holder and may vary in length over the term of the Note as long as (1) no accrual period is longer than one year and (2) each scheduled payment of interest or principal on the Note occurs either on the final or first day of an accrual period.



     The amount of original issue discount allocable to an accrual period equals the excess if any of:



     - the product of the Discount Note's adjusted issue price at the beginning of the accrual period and the Note's yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) over



     - the sum of the payments of qualified stated interest on the Note allocable to the accrual period.



     The "adjusted issue price" of a Discount Note at the beginning of any accrual period (determined without regard to the amortization of any acquisition or bond premium, as discussed below) is (a) the sum of the issue price of the Note and the accrued original issue discount for each prior accrual period less
(b) any prior payments on the Note that were not qualified stated interest payments.



     The OID Regulations provide special rules for Notes that provide for one or more alternative payment schedules applicable upon the occurrence of a contingency or contingencies, including optional redemption. Notes which may be redeemed in whole or in part prior to their stated maturity will be treated as having a maturity date for federal income tax purposes on the earlier redemption date if this redemption would result in a lower yield to maturity in the case of a redemption at the issuer's option or a higher yield to maturity in the case of a redemption at the holder's option. Notice will be given in the applicable pricing supplement when the Corporation determines that a particular Note will be deemed to have a maturity date for federal income tax purposes prior to its stated maturity. Investors intending to purchase Notes with such features should consult their own tax advisors, since the original issue discount consequences will depend, in part, on the particular terms and features of those Notes.



  De Minimis Rule



     If a Note is issued with de minimis original issue discount (i.e., original issue discount that is not considered original issue discount because it is less than 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity), the U.S. holder generally must include any de minimis original issue discount at maturity unless the election described below under "Election to Treat All Interest as Original Issue Discount" is made. Any amount of de minimis original issue discount that has not been included in income prior to sale, exchange or retirement of a Note shall be treated as capital gain.



  Variable Rate Debt Instrument



     In addition, Floating Rate Notes may be subject to rules that differ from these general rules described above. Prospective investors should consult their own tax advisors with respect to the tax consequences of any prospective purchase of Floating Rate Notes. The following summary is based upon Treasury Regulations that were published in the Federal Register on February 2, 1994, that became effective as final Treasury Regulations on April 4, 1994 and that were amended on June 14, 1996, which amendments generally became effective as final Treasury Regulations on August 13, 1996 (collectively, the "OID Regulations").



     In general, a Note will be treated as a "variable rate debt instrument" for purposes of the OID Regulations if the Note is issued for an amount that does not exceed the total noncontingent principal payments by more than an amount equal to the lesser of (1) 0.015 multiplied by the product of the total noncontingent principal and the number of complete years to maturity from the issue date; or (2) 15% of the total noncontingent principal payments. In addition, to be a variable rate debt instrument, the Note must bear stated interest (compounded or paid at least annually) at:



     - one or more qualified floating rates,



     - a single fixed rate and one or more qualified floating rates,



     - a single objective rate, or

     - a single fixed rate and a single objective rate that is a "qualified inverse floating rate."



     A qualified floating rate or objective rate must be set at a current value of that rate, that is, the value of the variable rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that day. A "qualified floating rate" generally is a rate the variations in the value of which can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Note is denominated. Generally, a multiple of a qualified floating rate will be a qualified floating rate only if it is a fixed multiple that is greater than .65, but not more than 1.35. If a Note provides for two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the instrument, the qualified floating rates together constitute a single qualified floating rate. Two or more qualified floating rates will be conclusively presumed to be a single qualified floating rate if the values of all rates on the issue date are within 0.25 percentage points of each other.



     A variable rate that is subject to an interest rate cap, floor, governor or similar restriction on rate adjustment may be a qualified floating rate only if such restriction is fixed throughout the term of the debt instrument, or is not reasonably expected as of the issue date to cause the yield on the debt instrument to differ significantly from its expected yield absent the restriction. An "objective rate" is a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information other than a rate based on information that is within the control of the issuer (or related party) or that is unique to the circumstances of the issuer (or related party), for example, dividends, profits or the value of the issuer's stock (although a rate does not fail to be an objective rate merely because it is based on the credit quality of the issuer). The IRS may designate other variable rates that will be treated as objective rates. However, a variable rate is not an objective rate if it is reasonably expected that the average value of the rate during the first half of the debt instrument's term will differ significantly from the average value of that rate during the final half of its term.



     A "qualified inverse floating rate" is a rate that is equal to a fixed rate minus a qualified floating rate and the variations in which can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate, disregarding certain restrictions on that rate, for example, as caps, floors or governors. Finally, the OID Regulations specify that a variable rate debt instrument may not provide for any principal payments that are contingent.



     In general, the rules for determining the amount and accrual of original issue discount and qualified stated interest on a variable rate debt instrument convert the debt instrument into a fixed rate debt instrument and then apply the general original issue discount rules to the debt instrument. If a Note bears interest that is unconditionally payable at least annually at a single qualified floating rate or an objective rate, all stated interest is qualified stated interest. In the case of a single qualified floating rate or a qualified inverse floating rate, the accrual of original issue discount is determined by assuming that the Note bears interest at a fixed rate equal to the qualified floating rate or qualified inverse floating rate. In the case of an objective rate (other than a qualified inverse floating rate), the accrual of original issue discount is calculated by assuming that the Note bears interest at a fixed rate that reflects the yield that is reasonably expected for the Note. In both cases, the amount of qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during that period exceeds (or is less than) the interest assumed to be paid. If a Note that is a variable rate debt instrument bears interest at a variable rate other than a single qualified floating rate or objective rate, the amount and accrual of original issue discount are generally determined by converting the variable rate debt instrument into a fixed rate debt instrument as generally described above, applying the general original issue discount rules, and then making appropriate adjustments for actual interest rates under the Note.



  Contingent Payment Debt Instruments



     Notes that provide for a variable rate of interest but that do not qualify as variable rate debt instruments are contingent payment debt instruments. The OID Regulations relating to the tax treatment of contingent payment debt instruments adopt the "noncontingent bond method" for contingent payment debt instruments that are issued for cash or publicly traded property. Under the noncontingent bond method, the yield on the debt instrument must first be determined based on the yield at which the issuer would issue a fixed rate debt instrument with terms and conditions similar to those of the contingent payment debt instrument. A projected payment schedule is then set to fit the yield. Once a projected payment schedule is determined for a debt instrument as of the issue date, interest accrues on the debt instrument based on this schedule. The projected payment schedule includes all noncontingent payments as well as a projected amount for each contingent payment. Appropriate adjustments are made to account for any difference between the projected amount of a contingent payment and the actual amount of the payment. The projected amounts are, in effect, treated as fixed, and interest accrual is required based on these projected amounts whether or not the amount of any payment is fixed or determinable in the taxable year. Thus, the noncontingent bond method may result in recognition of income prior to the receipt of cash. Prospective investors should consult their own tax advisors with respect to the application of the contingent payment debt instrument provisions to Floating Rate Notes.



  Short-Term Notes



     Notes that have a fixed maturity of one year or less (i.e., Short-Term Notes) generally will be deemed to have been issued with original issue discount (generally, the excess of the Short-Term Note's principal amount, plus all interest payable on the Note, over the Note's purchase price). In general, an individual or other cash method U.S. holder is not required to accrue original issue discount on a Short-Term Note unless the holder elects to do so. If no election is made, any gain recognized by the U.S. holder on a taxable disposition (including the maturity) of a Short-Term Note will be ordinary income to the extent of the original issue discount accrued on a straight-line basis, or upon election on a constant yield method (based on daily compounding) through the date of sale or maturity, and a portion of the deductions otherwise allowable to the U.S. holder for interest on borrowings allocable to a Short-Term Note will be deferred until a corresponding amount of income is realized. U.S. holders who report income for federal income tax purposes under the accrual method, and certain other holders, including banks and dealers in securities, are required to accrue original issue discount on a Short-Term Note (unless the holder elects to accrue "acquisition discount" in lieu of original issue discount) on such Note. "Acquisition discount" is the excess of the remaining stated redemption price at maturity of the Short-Term Note over the holder's tax basis in the Short-Term Note at the time of the acquisition. In the case of a holder who is not required and does not elect to accrue original issue discount on a Short-Term Note, any gain realized on the sale, exchange or retirement of a Short-Term Note will be ordinary income to the extent of the original issue discount accrued through the date of sale, exchange or retirement. Such a holder will be required to defer, until the Short-Term Note is sold or otherwise disposed of, the deduction of a portion of the interest expense on any indebtedness incurred or continued to purchase or carry the Short-Term Note. Original issue discount or acquisition discount on a Short-Term Note accrues on a straight-line basis unless an election is made to use the constant yield method (based on daily compounding).



  Market Discount



     If a U.S. holder purchases a Note, other than a Discount Note, for an amount that is less than its issue price or, in the case of a Discount Note, for an amount that is less than its adjusted issue price as of the purchase date, i.e. revised issue price, the amount of the difference will be treated as "market discount" for United States federal income tax purposes, unless the difference is less than a specified de minimis amount. Under the market discount rules of the Internal Revenue Code, a U.S. holder will be required to treat any gain on the sale, exchange, retirement or other taxable disposition of a Note as ordinary income to the extent that any market discount has accrued with respect to the Note and was not previously included in income by the U.S. holder (pursuant to an election by the U.S. holder to include any market discount in income as it accrues) at the time of such disposition. Market discount is accrued on a straight-line basis unless the U.S. holder elects to accrue market discount under a constant yield method. If the Note is disposed of in a nontaxable transaction (other than a nonrecognition transaction described in Section 1276(c) of the Internal Revenue Code of 1986, a U.S. holder will include any accrued market discount in ordinary income (generally, as interest) as if the U.S. holder had sold the Note at its then fair market value. In addition, the U.S. holder may be required to defer, until the maturity of the Note or its earlier disposition in a taxable transaction, deductions for all or a portion of the interest expense on any indebtedness incurred or maintained to purchase or carry the Note, unless the U.S. holder elects to include market discount in income currently as it accrues. If an election were made to include market discount in income currently as it accrues, that election would apply to all debt instruments with market discount acquired by the U.S. holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS.



     In February 2000, the Clinton administration issued revenue proposals including one that would require U.S. holder's that use an accrual method of accounting to include market discount in income on a constant-yield basis as it accrues. A U.S. holder's yield for purposes of determining and accruing market discount would be limited to the greater of:



     - the original yield-to-maturity of the Note plus five percentage points or



     - the applicable federal rate at the time the U.S. holder acquired the Note plus five percentage points.



This proposal would be effective for Notes acquired on or after the date of enactment.



  Acquisition Premium; Amortizable Bond Premium



     A U.S. holder who purchases a Discount Note for an amount that is greater than its adjusted issue price but equal to or less than its stated redemption price at maturity (generally, the sum of all amounts payable on the Note after the purchase date other than payments of qualified stated interest) will be considered to have purchased the Note at an "acquisition premium." Under the acquisition premium rules, the amount of original issue discount which the U.S. holder must include in its gross income with respect to the Note for any taxable year will be reduced by the portion of the acquisition premium properly allocable to the taxable year.



     A U.S. holder who purchases a Note for an amount in excess of the Note's stated redemption price at maturity (or earlier call date as applicable) will be considered to have purchased the Note at a "premium". A U.S. holder generally may elect to amortize this premium over the remaining term of the Note (or until the earlier call date) on a constant yield method with a corresponding decrease in its tax basis in the Note. The amount amortized in any taxable year will be treated as a reduction of the U.S. holder's interest income from the Note. If a U.S. holder does not make this election, the amount of such premium will decrease the gain or increase the loss otherwise recognized on a taxable disposition of the Note.



     Treasury Regulations effective for bonds acquired on or after March 2, 1998 clarify the treatment of bond premium, i.e., the bond premium Treasury Regulations. Among the provisions contained in the bond premium Treasury Regulations is a provision that generally provides that premium may be amortized to offset interest income only as a U.S. holder takes the qualified stated interest into account under the U.S. holder's regular accounting method. Moreover, the bond premium Treasury Regulations generally provide that in the case of instruments that provide for alternative payments schedules, bond premium is calculated by assuming that both the issuer and the U.S. holder will exercise or not exercise options in a manner that maximizes the U.S. holder's yield. If a U.S. holder elects to amortize bond premium for a specific taxable year, the bond premium Treasury Regulations would apply to all the U.S. holder's debt instruments held on or after the first day of that taxable year. U.S. holders should consult their own tax advisors as to the calculation of premium, if any, and the maturity date or earlier call date, as applicable, for determining and amortizing the premium.



  Election to Treat All Interest as Original Issue Discount



     Under the OID Regulations, a U.S. holder may elect to treat all interest on any Note as original issue discount and calculate the amount includable in gross income under the constant yield method. For the purposes of this election, interest includes stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. If a U.S. holder makes this election for a Note with market discount or amortizable bond premium, the election is treated as an election under the market discount or amortizable bond premium provisions, described above, and the electing U.S. holder will be required to amortize bond premium or include market discount in income currently for all of the U.S.

holder's other debt instruments with market discount or amortizable bond premium. The election is to be made for the taxable year in which the U.S. holder acquired the Note, and may not be revoked without the consent of the IRS. U.S. holders should consult with their own tax advisors about this election.



  Disposition of a Note



     Except as discussed above, upon the sale, exchange or retirement of a Note, a U.S. holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement of the Note and the U.S. holder's adjusted tax basis in the Note. A U.S. holder's adjusted tax basis in a Note generally will equal the U.S. holder's initial investment in the Note increased by any original issue discount included in income (and accrued market discount, if any, if the U.S. holder has elected to include market discount in income) and decreased by the amount of any payments made with respect to the Notes, other than payments of qualified stated interest, and the amount of any amortizable bond premium offset against qualified stated interest with respect to the Note. Except as described above, the gain or loss generally will be long term capital gain or loss if the Note is held for more than one year.



NON-U.S. HOLDERS



  Interest Payments and Withholding Tax



     A non-U.S. holder will not be subject to United States federal income or withholding taxes on payments of interest or principal (including original issue discount, if any) on a Note, unless income from the Note is effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States, or unless the non-U.S. holder is:



     - a direct or indirect 10% or greater shareholder of the corporation that issued the Note,



     - a controlled foreign corporation related to the corporation that issued the Note, or



     - A bank described in section 881(c)(3)(A) of the Internal Revenue Code of 1986.



     To qualify for the "portfolio interest" exemption described above, the last United States payor (i.e., the withholding agent) in the chain of payment prior to payment to a non-U.S. holder must have received in the year in which a payment of interest or principal occurs, or in either of the two preceding calendar years, a statement that (1) is signed by the beneficial owner of the Note under penalties of perjury, (2) certifies that the owner is not a U.S. holder and (3) provides the name and address of the beneficial owner. The statement may be made on an IRS Form W-8 or W-8BEN or a substantially similar form, and the beneficial owner must inform the withholding agent of any change in the information on the statement within 30 days of the change. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the withholding agent. However, in that case, the signed statement must be accompanied by a copy of the IRS Form W-8 or W-8BEN or the substitute form provided by the beneficial owner to the organization or institution. The Treasury Department is considering implementation of further certification requirements aimed at determining whether the issuer of a debt obligation is related to holders thereof.



  Sale, Retirement or Disposition of a Note



     Generally, a non-U.S. holder will not be subject to United States federal income or withholding taxes on any amount of capital gain recognized by the non-U.S. holder upon a sale, retirement or disposition of a Note, provided:



     - the capital gain is not effectively connected with the conduct of a trade or business in the United States by the non-U.S. holder, and



     - in the case of an individual, the non-U.S. holder is not present in the United States for 183 days or more in the taxable year in which the sale, retirement or disposition takes place or certain other conditions are not met.

  Interest Income Effectively Connected with the Conduct of a U.S. Trade or Business



     If a non-U.S. holder is engaged in a trade or business in the United States, and if premium or interest (including original issue discount) on the
Note is effectively connected with the conduct of that trade or business, the non-U.S. holder, although exempt from the withholding tax discussed in the preceding paragraphs by reason of the delivery of a properly completed IRS Form 4224 or IRS Form W-8ECI, will generally be subject to regular United States income tax on interest (including original issue discount) and on any gain realized on the sale, exchange or disposition of a Note in the same manner as if it were a U.S. holder. See "U.S. Holders" above. In lieu of the certificate described above in "Interest Payments and Withholding Tax," the non-U.S. holder will be required to provide to the withholding agent a properly executed IRS Form W-8ECI to claim an exemption from withholding tax. In addition, if the non-U.S. holder is a foreign corporation, it may be subject to a 30% branch profits tax for the taxable year, subject to certain adjustments. For purposes of the branch profits tax, interest (including original issue discount) or any gain recognized on the sale, exchange or other disposition of a Note will be included in the effectively connected earnings and profits of the non-U.S. holder if the interest or gain, as the case may be, is effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States.



  New Withholding Tax Treasury Regulations



     Treasury Regulations were issued in October 1997 and May 2000 (i.e., the new withholding tax Treasury Regulations) which alter the rules described above in certain respects. For example, with respect to the Notes held by a foreign partnership, under current law, the Form W-8 IMY may be provided by the foreign partnership. However, for interest (including original issue discount) and disposition proceeds paid with respect to a Note after December 31, 2000, unless the foreign partnership has entered into a withholding agreement with the IRS, a foreign partnership will be required, in addition to providing an intermediary Form W-8IMY, to attach an appropriate certification from each partner rather than the partnership.



     Additionally, the new withholding tax Treasury Regulations unify current certification procedures and forms and clarify reliance standards. Generally, those persons currently required to file IRS Form W-8 or IRS Form 1001 (to claim tax treaty benefits) will be required to file new IRS Form W-8BEN or IRS Form W-8IMY (in the case of foreign intermediaries, partnerships and look-through entities), while those persons currently required to file IRS Form 4224 will be required to file new IRS Form W-8ECI. The new withholding tax Treasury Regulations generally will be effective with respect to payments made after December 31, 2000, regardless of the issue date of the instrument with respect to which the payments are made. Prospective investors, including foreign partnerships and their partners, should consult their tax advisors concerning the requirements imposed by the new withholding tax Treasury Regulations and their effect on the holding of the Notes.



  United States Estate Tax Considerations



     The Notes will not be includible in the estate of a non-U.S. holder unless the individual is a direct or indirect 10% or greater shareholder of the Corporation or, at the time of the individual's death, payments in respect of the Notes would have been effectively connected with the conduct by the individual of a trade or business in the United States.


FOREIGN CURRENCY NOTES


  Cash Basis Holder



     A holder who uses the cash method of accounting and who receives a payment of interest (including qualified stated interest) in foreign currency with respect to a Note (other than with respect to a Discount Note, except to the extent any qualified stated interest is received) will be required to include in income the U.S. dollar value of the foreign currency payment (determined based on the "spot" exchange rate in effect on the date the payment is received) regardless of whether the payment is in fact converted to U.S. dollars at that time, and the U.S. dollar value will be the holder's tax basis in the foreign currency.

  Accrual Basis Holders



     A holder who uses the accrual method of accounting will be required to include in income the U.S. dollar value of the amount of interest income (including original issue discount) that has accrued and is otherwise required to be taken into account with respect to a Single Foreign Currency Note during an accrual period. The U.S. dollar value of the accrued interest income will be determined by translating that income at the average rate of exchange for the accrual period or, with respect to an interest accrual period that spans two taxable years, at the average rate for the partial period within the taxable year. The average rate of exchange for the interest accrual period (or partial period) is the simple average of the "spot" exchange rates for each business day of the period or other average exchange rate for the period if the rate is reasonably derived and consistently applied by the taxpayer. The amount of ordinary income or loss recognized on the date such interest is actually received will equal the difference between the U.S. dollar value of the foreign currency payments received (determined by using the "spot" exchange rate in effect on the date the payment is received) in respect of the accrual period and the U.S. dollar value of the interest income that has accrued during the accrual period as determined by using the convention described above or the spot rate convention election method described below.



  Spot Rate Convention Election



     A holder may elect to translate accrued interest, into U.S. dollars at the "spot rate" on the last day of an accrual period for interest, or, in the case of an accrual period that spans two taxable years, at the "spot rate" on the last day of the taxable year. Additionally, if a payment of original issue discount or interest is actually received within five business days of the last day of the accrual period or partial accrual period within the taxable year, an electing U.S. holder may instead translate the original issue discount or accrued interest into U.S. dollars at the exchange rate in effect on the date of the receipt. Any election will apply to all debt instruments held by the U.S. holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the U.S. holder, and will be irrevocable without the consent of the IRS.



     For purposes of this discussion, the "spot rate" generally means a rate that reflects a fair market rate of exchange available to the public for currency under a "spot contract" in a free market and involving representative amounts. A "spot contract" is a contract to buy or sell a currency on or before two business days following the date of the execution of the contract. If such a spot rate cannot be demonstrated, the IRS has the authority to determine the spot rate.



  Tax Basis and Tax Character of Gain or Loss on Sale



     A holder will have a tax basis in any foreign currency received on the sale, exchange or retirement of a Single Foreign Currency Note equal to the U.S. dollar value of the foreign currency, determined by using the "spot" exchange rate in effect at the time of the sale, exchange or retirement. Any gain or loss realized by a holder on a sale or other disposition of foreign currency (including its exchange for U.S. dollars or its use to purchase Single Foreign Currency Notes) will be ordinary income or loss.



     A holder's tax basis in a Single Foreign Currency Note, and the amount of any subsequent adjustment to the holder's tax basis, will be the U.S. dollar value of the foreign currency amount paid for the Single Foreign Currency Note, or of the foreign currency amount of the adjustment, determined on the date of the purchase or adjustment. A holder who converts U.S. dollars to a foreign currency and immediately uses that currency to purchase a Single Foreign Currency Note denominated in the same currency ordinarily will not recognize gain or loss in connection with the conversion and purchase. However, a holder who purchases a Single Foreign Currency Note with previously owned foreign currency will recognize ordinary income or loss in an amount equal to the difference, if any, between the holder's tax basis in the foreign currency and the U.S. dollar fair market value of the Single Foreign Currency Note on the date of purchase.



     Gain or loss realized with respect to principal upon the sale, exchange or retirement of a Single Foreign Currency Note will be ordinary income or loss to the extent it is attributable to fluctuations in currency exchange rates. Gain or loss attributable to fluctuations in exchange rates will equal the difference between the U.S. dollar value of the foreign currency principal amount of the Note, determined by using the "spot" exchange rate in effect on the date the payment is received or the Note is disposed of and the U.S. dollar value of the foreign currency principal amount of the Note, determined by using the "spot" exchange rate in effect on the date the holder acquired the Note. The foreign currency principal amount of a Single Foreign Currency Note generally equals the issue price in foreign currency of the Note. The foreign currency gain or loss will be recognized only to the extent of the total gain or loss recognized by a holder on the sale, exchange or retirement of the Single Foreign Currency Note. The source of exchange gain or loss will be determined by reference to the residence of the holder or the "qualified business unit" of the holder on whose books the Note is properly reflected. Any gain or loss recognized by the holder in excess of the foreign currency gain or loss will be capital gain or loss (except in the case of an original issue Discount Note, to the extent of any accrued original issue discount), and generally will be long-term capital gain or loss if the holding period of the Single Foreign Currency Note exceeds one year.



     Any gain or loss which is treated as ordinary income or loss, as described above, generally will not be treated as interest income or expense except to the extent provided by administrative pronouncements of the IRS.



     The amount of original issue discount on a Foreign Currency Note is determined in the relevant foreign currency. The amount of original issue discount that is taken into account currently under general rules applicable to Notes other than Single Foreign Currency Notes is to be determined for any accrual period in the relevant foreign currency and then translated into U.S. dollars on the basis of the average exchange rate in effect during the accrual period (or, with respect to an accrual period that spans two taxable years, the partial period within the taxable year) unless the holder elects to use the alternative method, as described above under "Spot Rate Convention Election."



BACKUP WITHHOLDING AND INFORMATION REPORTING



     Backup withholding of United States federal income tax may apply at a rate of 31% to payments of principal, premium, if any, and interest (including original issue discount), made in respect of the Notes and to certain payments of proceeds of the sale or retirement of a Note to holders who are not "exempt recipients" and who fail to provide and certify certain identifying information (e.g., the holder's taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the Notes to a U.S. holder must be reported to the IRS, unless the U.S. holder establishes that it is an exempt recipient or otherwise establishes an exemption. Compliance with the identification procedures described under "Non-U.S. Holders" generally would establish an exemption from backup withholding for non-U.S. holders who are not exempt recipients, provided, in each case, that the Corporation or its paying agent, as the case may be, does not have actual knowledge that the payee is a United States person.



     Under current Treasury Regulations, payments on the sale, exchange or other disposition of a Note made to or through a foreign office of a broker generally will not be subject to backup withholding. However, if a broker is a United States person, a controlled foreign corporation for United States federal income tax purposes, a foreign person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period or (in the case of payments made after December 31, 2000) a foreign partnership with certain connections to the United States, then information reporting will be required unless the broker has in its records documentary evidence that the beneficial owner otherwise establishes an exemption. Backup withholding may apply to any payment that the broker is required to report if the broker has actual knowledge that the payee is a United States person. Payments to or through the United States office of a broker will be subject to backup withholding and information reporting unless the holder certifies, under penalties of perjury, that it is not a United States person or otherwise establishes an exemption.



     Non-U.S. holders of Notes should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining an exemption, if available. Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against the beneficial owner's United States federal income tax provided the required information is furnished to the IRS in a timely manner.



     THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.


                              PLAN OF DISTRIBUTION


     KeyCorp is offering the Notes on a continuous basis through Salomon Smith Barney Inc., Chase Securities Inc., Credit Suisse First Boston Corporation, Goldman, Sachs & Co. and J.P. Morgan Securities Inc. (the "Agents"). The Agents have agreed to use their reasonable efforts to solicit orders. KeyCorp has the right to accept orders or reject proposed purchases in whole or in part. The Agents also have the right, using their reasonable discretion, to reject any proposed purchase of the Notes in whole or in part. With respect to Notes with a stated maturity of from nine months to 30 years from date of issue, KeyCorp will pay an Agent a commission ranging from .125% to .750% of the principal amount of the Notes sold. The exact commission paid will be determined by the stated maturity of the Notes sold. With respect to Notes with a stated maturity that is longer than 30 years from the date of issue sold through an Agent, the rate of commission will be negotiated at the time of sale and specified in the applicable pricing supplement.



     KeyCorp may also sell the Notes to an Agent or other person, as principal, for resale or other distribution by such Agent or person at varying prices related to prevailing market prices as will be determined by such Agent or person at the time of such resale or other distribution, which prices may be higher or lower than the price to the public set forth herein, or if specified in the applicable pricing supplement, at a fixed offering price. KeyCorp reserves the right to sell Notes directly to investors on its own behalf. Unless otherwise agreed by KeyCorp and the Agents, KeyCorp will have the sole right to accept offers to purchase Notes and may reject any proposed purchase of the Notes in whole or in part. Unless otherwise specified in the applicable pricing supplement, any Note sold to an Agent or other person, as principal, will be purchased by such Agent or other person at a price equal to 100% of the principal amount thereof and KeyCorp will pay to such Agent or other person an underwriting commission equal to or less than the commission applicable to any agency sale of a Note of identical maturity.



     In addition, an Agent may resell any Note purchased by it as principal to another broker-dealer at prices determined by the Agent at the time of resale and, unless otherwise specified in the applicable pricing supplement, may pay such broker-dealer a discount not in excess of the discount received by the Agent from KeyCorp.



     The Agents or persons purchasing the Notes as principal may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended. KeyCorp and the Agents have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that they may be required to make in connection with such indemnification. KeyCorp has also agreed to reimburse the Agents for certain expenses, including the fees and expenses of counsel.



     The Notes will not have an established trading market when issued. Also, the Notes will not be listed on any national securities exchange. The Agents or other persons purchasing the Notes as principal may make a market in the Notes, but are not obligated to do so and may discontinue any market-making at any time without notice. There can be no assurance that a secondary market for any Notes will develop or be maintained.



     Unless specified otherwise in the applicable pricing supplement, you will be required to pay the purchase price of the Notes in immediately available funds in the specified currency in The City of New York on the date of settlement. See "Description of the Notes - General."

     In connection with an offering of Notes purchased by one or more Agents or other persons as principal on a fixed-price basis, such Agent(s) or other person will be permitted to engage in certain transactions that stabilize the price of such Notes. Such transactions may consist of bids or purchases for the purpose of stabilizing or maintaining the price of such Notes. If the Agent(s) or other person creates or create, as the case may be, a short position in such Notes, (i.e., if it sells or they sell Notes in an aggregate principal amount exceeding that set forth in the applicable pricing supplement), such Agent(s) or other person may reduce that short position by purchasing Notes in the open market. In general purchases of Notes for the purpose of stabilization or to reduce a short position could cause the price of the Notes to be higher than it might be in the absence of such purchases.



     Neither KeyCorp nor any of the Agents or other persons purchasing the Notes as principal make any representation or prediction as to the direction or magnitude of any effect that the transactions described in the immediately preceding paragraph may have on the price of the Notes. In addition, neither KeyCorp nor any of the Agents or other persons purchasing the Notes as principal make any representation that the Agents or such other persons will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice.



     In the ordinary course of their business, the Agents and their affiliates have engaged, and may in the future engage, in investment and commercial banking transactions with KeyCorp and certain of its affiliates.


                             VALIDITY OF THE NOTES


     The validity of the Notes will be passed on for KeyCorp by any Associate General Counsel to KeyCorp authorized to render an opinion in the State of Ohio, and for the Agents by Shearman & Sterling, New York, New York. Such Associate General Counsel to KeyCorp will rely as to all matters of New York law upon the opinion of Shearman & Sterling. Shearman & Sterling will rely as to all matters of Ohio law upon the opinion of such Associate General Counsel to KeyCorp. Thompson Hine & Flory LLP will pass on certain tax matters related to the Notes. See "United States Tax Considerations."



     The opinion of such Associate General Counsel to KeyCorp and Shearman & Sterling will be conditioned upon, and subject to certain assumptions regarding, future action required to be taken by KeyCorp and the Trustee in connection with the issuance and sale of Notes, the specific terms of Notes and other matters which may affect the validity of Notes but which cannot be ascertained on the date of such opinions. As of May 31, 2000, attorneys at Thompson Hine & Flory LLP owned an aggregate of approximately 70,840 common shares of KeyCorp. In addition, as of May 31, 2000, an Associate General Counsel to KeyCorp currently authorized to render the opinion on behalf of KeyCorp owned approximately 30,750 common shares of KeyCorp, including stock options which were immediately exercisable, or exercisable within 60 days from June 21, 2000.

PROSPECTUS
                                    KEYCORP

        DEBT SECURITIES     DEBT WARRANTS
        PREFERRED STOCK     PREFERRED STOCK WARRANTS
        DEPOSITARY SHARES   DEPOSITARY SHARE WARRANTS
        COMMON SHARES       COMMON SHARE WARRANTS

                               CAPITAL SECURITIES

    KeyCorp, an Ohio corporation (the "Corporation"), intends to issue from time to time, either separately or together, (i) one or more series of its unsecured debt securities, which may be either senior debentures, notes, bonds and/or other evidences of indebtedness (the "Senior Debt Securities") or subordinated debentures, notes, bonds and/or other evidences of indebtedness which may be convertible at the option of a holder or the Corporation into Capital Securities (as described herein) of the Corporation (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"), (ii) warrants to purchase Debt Securities (the "Debt Warrants"), (iii) shares of Preferred Stock, with a par value of $1 each (the "Preferred Stock") which may be convertible, at the option of the holder, into Common Shares or any other class or series of Capital Securities of the Corporation or convertible at the option of the Corporation into Capital Securities or other debt securities of the Corporation, (iv) shares of Preferred Stock represented by depositary shares ("Depositary Shares"), (v) warrants to purchase shares of Preferred Stock (the "Preferred Stock Warrants"), (vi) warrants to purchase Depositary Shares (the "Depositary Share Warrants"), (vii) Common Shares, with a par value of $1 each (the "Common Shares"), together with the related rights to purchase Common Shares (the "Rights") and (viii) warrants to purchase Common Shares, together with the Rights (the "Common Share Warrants," and together with the Debt Warrants, the Preferred Stock Warrants, and the Depositary Share Warrants, being collectively referred to herein as the "Securities Warrants"), in amounts, at prices, and on terms to be determined at the time of the offering. The Debt Securities, Securities Warrants, Preferred Stock, Depositary Shares, and Common Shares offered hereby, together with the Capital Securities, are collectively referred to herein as the "Securities."

    The Securities offered pursuant to this Prospectus may be offered separately or together in one or more series up to an aggregate initial public offering price of $1,261,500,000 or the equivalent thereof in one or more foreign currencies or units of one or more foreign currencies or composite currencies (such as European Currency Units), at individual prices and on terms to be set forth in one or more supplements to this Prospectus (each, a "Prospectus Supplement"). The particular terms of the Securities offered by any Prospectus Supplement will be described in the Prospectus Supplement relating to such Securities (an "Applicable Prospectus Supplement").

    The Senior Debt Securities, when issued, will rank equally with all other unsubordinated and unsecured indebtedness of the Corporation. The Subordinated Debt Securities will be subordinate to all existing and future Senior Indebtedness (as defined herein) of the Corporation and, in certain events involving the insolvency of the Corporation, to Other Senior Obligations (as defined herein) of the Corporation. See "Description of Debt
Securities -- Subordination of Subordinated Debt Securities." The Debt Securities of any series may be issued with Securities Warrants, and, in the case of the Subordinated Debt Securities, may be convertible into Capital Securities of the Corporation. Unless otherwise indicated in a Prospectus Supplement, the maturity of the Subordinated Debt Securities will be subject to acceleration only in the event of certain events of bankruptcy, insolvency, or reorganization of the Corporation or upon receivership of a Major Bank (as defined herein). See "Description of Debt Securities -- Subordination of Subordinated Debt Securities."

    The specific terms of the Securities in respect of which this Prospectus is being delivered will be set forth in a Prospectus Supplement and, among other things, will include, where applicable, (i) in the case of Debt Securities, the specific designation, aggregate principal amount, currency, denomination, maturity, priority, premium, if any, rate of interest (which may be variable or fixed), time of payment of interest, terms for optional redemption or repayment by the Corporation or any holder and for sinking fund payments, terms for conversion, the initial public offering price, any special provisions related to Debt Securities denominated in a foreign currency or issued as medium-term notes, original issue discount securities, or with other special terms, and the designation of any applicable trustee, security registrar, or paying agent, (ii) in the case of shares of Preferred Stock, the specific title and stated value, number of shares or fractional interests therein, any dividend, liquidation, redemption, voting, and other rights, the terms for conversion, the initial public offering price, and whether such shares are to be issued as Depositary Shares, and, if so, the fraction of a share to be represented by each Depositary Share and the designation of the Depositary (as defined herein), (iii) in the case of Common Shares, the aggregate number of shares offered and the initial offering price, and (iv) in the case of Securities Warrants, where applicable, the applicable type and amount of securities covered thereby, and, where applicable, the aggregate amount, duration, offering price, exercise price, and detachability.

    A Prospectus Supplement will also contain information, where applicable, about certain U.S. Federal income tax, accounting, and other considerations relating to, and any listing on a securities exchange of, the Securities covered by the Prospectus Supplement.

    THE SECURITIES WILL BE OBLIGATIONS OF THE CORPORATION, ARE NOT AND WILL NOT BE SAVINGS ACCOUNTS, DEPOSITS, OR OTHER OBLIGATIONS OF ANY BANK OR NONBANK SUBSIDIARY OF THE CORPORATION, AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND, OR ANY OTHER GOVERNMENT AGENCY OR INSTRUMENTALITY.
                            ------------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE
                               ------------------

    The Securities may be sold to underwriters pursuant to the terms of the offering fixed at the time of sale, directly by the Corporation, or through dealers or agents designated from time to time by the Corporation, which agents may be affiliates of the Corporation. Each Prospectus Supplement will set forth the names of the underwriters, dealers or agents, if any, and any applicable fees, commissions or discounts and the net proceeds to the Corporation from such sale together with the terms of the offering. The Corporation may also issue contracts under which the counterparty may be required to purchase Debt Securities, Preferred Stock, or Depositary Shares. Such contracts would be issued with the Debt Securities, Preferred Stock, Depositary Shares and/or Securities Warrants in amounts, at prices, and on terms to be set forth in a Prospectus Supplement. See "Plan of Distribution."


             THE DATE OF THIS PROSPECTUS IS                , 2000.

                      WHERE YOU CAN FIND MORE INFORMATION



     KeyCorp files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that KeyCorp files at the SEC's public reference room at 450 Fifth Street, NW, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC's Internet site at http://www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, New York 10005.



     KeyCorp has filed a registration statement on Form S-3 with the SEC. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Wherever a reference is made in this prospectus to a contract or other document, please be aware that the reference is not necessarily complete and that you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC's public reference room in Washington, D.C. as well as through the SEC's Internet site.



     The SEC allows us to "incorporate by reference" the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus.



     Information that KeyCorp files in the future with the SEC and incorporated by reference in this prospectus will automatically update and replace the information. KeyCorp incorporates by reference the documents listed below and any future filings made by it with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 if the filings are made before the time that all of the securities are sold in this offering:



     - annual report on Form 10-K for the year ended December 31, 1999;



     - quarterly report on Form 10-Q for the quarter ended March 31, 2000; and



     - current reports on Form 8-K filed on January 20 and April 21, 2000.



     You may request a copy of these filings at no cost by writing or telephoning KeyCorp at the following address:



     KeyCorp


     127 Public Square


     Cleveland, OH 44114-1306


     Attention: Investor Relations


     (216) 689-6300



     You should rely only on the information incorporated by reference or provided in this prospectus. KeyCorp has not authorized anyone else to provide you with different information. KeyCorp is not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the document incorporated by reference in this prospectus.



     Unless otherwise indicated, currency amounts in this prospectus and any prospectus supplement are stated in U.S. dollars ("$," "dollars," "U.S. dollars," or "U.S.$").

                                THE CORPORATION

OVERVIEW


     KeyCorp, incorporated in 1958 under the laws of the State of Ohio and registered under the Bank Holding Company Act of 1956, is headquartered in Cleveland, Ohio. At March 31, 2000, KeyCorp was one of the largest integrated multiline financial services companies in the United States with consolidated total assets of $83.5 billion. Its subsidiaries provide a wide range of investment management, retail and commercial banking, consumer finance and investment banking products and services to corporate, individual and institutional clients through four lines of business: Key Retail Banking, Key Specialty Finance, Key Corporate Capital and Key Capital Partners.



     As of March 31, 2000, these services were provided across much of the country through subsidiaries operating 937 full-service banking offices in 13 states, a 24-hour banking call center services group and 2,505 ATMs. At March 31, 2000, KeyCorp, together with its subsidiaries, had 23,474 full-time equivalent employees.



     KeyCorp is a legal entity separate and distinct from its banking and other subsidiaries. Accordingly, its rights and the rights of its security holders and creditors to participate in any distribution of the assets or earnings of its banking and other subsidiaries is necessarily subject to the prior claims of the respective creditors of its banking and other subsidiaries, except to the extent that its claims in its capacity as a creditor of its banking and other subsidiaries may be recognized.



     KeyCorp's principal executive office is located at 127 Public Square, Cleveland, Ohio 44114-1306. KeyCorp's telephone number is (216) 689-6300.



SUBSIDIARIES



     KeyCorp's largest banking subsidiaries are:



     - KeyBank National Association, headquartered in Cleveland, Ohio -- the 12th largest bank in the United States at December 31, 1999, based on asset size. At March 31, 2000, KeyBank has $75.3 billion in total assets and 937 full-service banking offices in Alaska, Colorado, Idaho, Indiana, Maine, Michigan, New Hampshire, New York, Ohio, Oregon, Utah, Vermont and Washington; and



     - Key Bank USA, National Association, headquartered in Cleveland, Ohio, with total assets of $5.0 billion at March 31, 2000. Key Bank USA is involved in consumer loan activities.



     In addition to the customary banking services of accepting deposits and making loans, KeyCorp's bank and trust company subsidiaries provide specialized services, including personal and corporate trust services, personal financial services, customer access to mutual funds, cash management services, investment banking and capital markets products and international banking services. Through its subsidiary banks, trust companies and registered investment adviser subsidiaries, KeyCorp provides investment management services to individual and institutional clients, including large corporate and public retirement plans, foundations and endowments, high net worth individuals and Taft-Hartley plans (i.e., multiemployer trust funds established under applicable law). In addition, investment management subsidiaries serve as investment advisers to proprietary mutual funds offered by other KeyCorp affiliates.



MAJOR LINES OF BUSINESS



     A description of each of KeyCorp's and its subsidiaries' (collectively, "Key") major lines of business as of March 31, 2000, is as follows:



     Key Retail Banking. Key Retail Banking delivers a complete line of branch-based financial products and services to small businesses and consumers. These products and services are delivered through 937 KeyCenters, a 24-hour telephone banking call center services group, 2,505 ATMs that access 13 different networks (resulting in one of the largest ATM networks in the United States), and a core team of relationship management professionals.



     Key Corporate Capital. Key Corporate Capital offers a complete range of financing, transaction processing and financial advisory services to corporations throughout the United States, and operates one of the largest bank-affiliated equipment leasing companies in the world with operations in the United States, Europe and Asia. Based on total transaction volume, Key Corporate Capital is one of the leading cash management providers in the United States. Key Corporate Capital's business units are organized around six specialized industry client segments: commercial banking, commercial real estate, lease financing, structured finance, healthcare and media/telecommunications. These targeted client segments can receive a number of specialized services, including international banking, cash management and corporate finance advisory services. Key Corporate Capital also provides investment banking, capital markets, 401(k) and trust custody products in cooperation with Key Capital Partners.



     Key Specialty Finance. Key Specialty Finance provides indirect, non-branch-based consumer loan products, including automobile loans and leases, home equity loans, education loans, and marine and recreational vehicle loans. As of December 31, 1999, based on the volume of loans generated, Key Specialty Finance was one of the nation's leading providers of financing for education loans, automobile loans and leases, and purchases of marine and recreational vehicles.



     Key Capital Partners. Key Capital Partners provides asset management, wealth management, private banking, brokerage, investment banking, capital markets and insurance expertise. This line of business, which generates a substantial amount of Key's fee income, comprises three major business groups. One group, operating under the name McDonald Investments Inc., includes retail and institutional brokerage, equity and fixed income trading and underwriting, investment banking, capital markets products, loan syndication and trading, public finance and clearing operations. The second group, referred to as Key Asset Management, includes asset management, mutual funds, institutional asset services, wealth management and insurance. The third group, known as Key Principal Partners, includes equity capital, mezzanine finance and alliance funds. The future growth and success of Key Capital partners depend heavily on its ability to capitalize on the corporate and retail banking distribution channels and client relationships that other Key lines of business have already developed.



     KeyCorp provides other financial services both inside and outside of its primary banking markets through its nonbank subsidiaries. These services include accident and health insurance on loans made by subsidiary banks, venture capital, community development financing, securities underwriting and brokerage, automobile financing and other financial services. KeyCorp is also an equity participant in a joint venture with Key Merchant Services L.L.C., which provides merchant services to businesses.



YEAR 2000



     During 1999, Key continued to modify its computer systems to operate properly in the Year 2000 and beyond. The failure to address the so-called Year 2000 problem could have affected anything from complex computer systems to telephone systems, ATMs and elevators. To address this issue, Key developed an extensive plan in 1995 and formed an implementation team comprising internal personnel and third-party experts.



     Key completed all phases of the plan by the end of 1999. At the turn of the millennium and through the first quarter of 2000, Key did not experience any operational problems. However, Key will continue to monitor its systems to ensure they continue to operate properly and will make modifications, if necessary.



     Key has not detected any meaningful credit quality issues arising from client difficulties with Year 2000 conversions. Nonetheless, it is possible that such issues may arise over an extended period of time. Key will continue to monitor its loan portfolio for potential situations in need of special attention.



     Further, Key did not experience a significant increase in consumer withdrawals of deposits in anticipation of the millennium. As a result, there was no material impact on Key's funding costs.

     Management was prepared for the possibility that some of the third parties that Key deals with (such as foreign banks, governmental agencies, clearing houses, telephone companies and other service providers) would suffer from Year 2000 computer problems. Key has not been advised that any third party that provides material products or services to Key has had significant problems with its systems.



     The cumulative cost of implementing Key's Year 2000 plan and mitigating the adverse effects of potential Year 2000 problems was $50 million as of December 31, 1999; no additional costs are anticipated.



                                USE OF PROCEEDS



     Unless otherwise set forth in the Applicable Prospectus Supplement, the Corporation intends to use the net proceeds from the sale of the Securities for general corporate purposes, including investments in and advances to the Corporation's banking and nonbanking subsidiaries, reduction of short-term borrowings, investments, and financing possible future acquisitions including, without limitation, the acquisition of banking and nonbanking companies and financial assets and liabilities. All or a portion of the net proceeds from the sale of the Securities may also be used to finance, in whole or in part, the repurchase by the Corporation of shares of its outstanding common stock pursuant to the Corporation's stock repurchase program authorized in January 2000 and described in the Annual Report on Form 10-K for the year ended December 31, 1999 and filed with the Commission, which is incorporated herein by reference (see "Where You Can Find More Information"), and additional share repurchases undertaken from time to time in connection with the Corporation's acquisition of banking and nonbanking companies.

                         DESCRIPTION OF DEBT SECURITIES

     The Senior Debt Securities are to be issued under an Indenture, dated as of June 10, 1994 (the "Senior Indenture"), between the Corporation and Bankers Trust Company, as Trustee. The Subordinated Debt Securities are to be issued under an Indenture, dated as of June 10, 1994 (the "Subordinated Indenture"), also between the Corporation and Bankers Trust Company, as Trustee. Copies of the Senior Indenture and the Subordinated Indenture have been filed with the Commission as exhibits to the Registration Statement of which this Prospectus is a part. The Senior Indenture and the Subordinated Indenture are sometimes referred to collectively herein as the "Indentures." Bankers Trust Company is hereinafter referred to as the "Senior Trustee" when referring to it in its capacity as trustee under the Senior Indenture, as the "Subordinated Trustee" when referring to it in its capacity as trustee under the Subordinated Indenture, and as the "Trustee" when referring to it in its capacity as trustee under both of the Indentures. The following summaries of certain provisions of the Senior Debt Securities, the Subordinated Debt Securities, and the Indentures do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Debt Securities and the Indenture applicable to a particular series of Debt Securities (the "Applicable Indenture"), including the definitions therein of certain terms. Wherever particular Sections, Articles or defined terms of the Applicable Indenture are referred to, it is intended that such Sections, Articles or defined terms shall be incorporated herein by reference. Article and Section references used herein are references to the Applicable Indenture. Capitalized terms not otherwise defined herein shall have the meaning given to them in the Applicable Indenture. The following sets forth certain general terms and provisions of the Debt Securities offered hereby.

GENERAL TERMS

     The Indentures provide that the Debt Securities issued thereunder may be issued without limit as to aggregate principal amount and provide that Debt Securities may be issued thereunder from time to time in one or more series. The Senior Debt Securities will rank equally with all other unsecured and unsubordinated indebtedness of the Corporation which is not accorded a priority under applicable law. The Subordinated Debt Securities will rank equally with all other unsecured indebtedness of the Corporation, but, as described below, will be subordinated in right of payment to the prior payment in full of the Senior Indebtedness of the Corporation and, in certain events involving the insolvency of the Corporation, Other Senior Obligations of the Corporation. The Debt Securities will be unsecured obligations of the Corporation.

     Unless otherwise indicated in the Applicable Prospectus Supplement, principal of (and premium, if any), or interest, if any, on the Debt Securities will be payable, and the transfer of the Debt Securities will be registrable, at the office or agency of the Corporation in the Borough of Manhattan, The City of New York, maintained for such purpose and at any other office or agency maintained by the Corporation for such purpose, except that, at the option of the Corporation, interest may be paid by mailing a check to the address of the person entitled thereto as it appears on the register for the Debt Securities or by transfer to an account maintained with a bank located in the United States. (Sections 301, 305, and 1002) Debt Securities of a series may be issuable solely as Registered Securities, solely as Bearer Securities or as both Registered Securities and Bearer Securities (both as defined in the Indentures). Unless otherwise provided in the Applicable Prospectus Supplement, Debt Securities denominated in U.S. dollars are issuable in denominations of $1,000 and integral multiples of $1,000 (in the case of Registered Securities) and in denominations of $5,000 (in the case of Bearer Securities). The Indentures also provide that Debt Securities of a series may be issuable in global form, which may be of any denomination. See "Book-Entry Procedures." Unless otherwise indicated in the Applicable Prospectus Supplement, Bearer Securities will have interest coupons attached. (Sections 201 and 302) No service charge will be made for any registration of transfer or exchange of the Debt Securities, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith. (Section 305)

     The Applicable Prospectus Supplement will describe the following terms of the Debt Securities offered thereby:

          (1) The title of such Debt Securities and whether such Debt Securities will be Senior Debt Securities or Subordinated Debt Securities.

          (2) The aggregate principal amount of such Debt Securities and any limit on the aggregate principal amount of Debt Securities of such series.

          (3) If other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof or the method by which such portion shall be determined.

          (4) The date or dates, or the method by which such date or dates will be determined or extended, on which the principal of such Debt Securities will be payable.

          (5) The rate or rates at which such Debt Securities will bear interest, if any, or the method by which such rate or rates will be determined, the calculation agent, if any, the date or dates from which any interest will accrue or the method by which such date or dates will be determined, the date or dates on which such interest, if any, will be payable and the regular record date or dates, if any, for the interest payable on any registered security on any interest payment date, or the method by which any such date will be determined, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months.

          (6) The period or periods within which, the price or prices at which, the currency or currencies, currency unit or units or composite currency or currencies in which, and the other terms and conditions upon which, such Debt Securities may be redeemed in whole or in part at the option of the Corporation, if the Corporation is to have that option.

          (7) The obligation, if any, of the Corporation to redeem, repay or purchase such Debt Securities in whole or in part, pursuant to any sinking fund or analogous provision or at the option of a holder thereof and the period or periods within which or the date or dates on which, the price or prices at which, the currency or currencies, currency unit or units or composite currency or currencies in which, and the other terms and conditions upon which, such Debt Securities will be so redeemed, repaid or purchased.

          (8) Whether such Debt Securities are to be issuable as Registered Securities, Bearer Securities or both, any restrictions applicable to the offer, sale or delivery of Bearer Securities and the terms, if any, upon which Bearer Securities of the series may be exchanged for Registered Securities of the series and vice versa (if permitted by applicable laws and regulations), whether such Debt Securities will be issuable initially in temporary global form, whether any such Debt Securities will be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global security may exchange such interests for Debt Securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in the Applicable Indenture, and, if Registered Securities are to be issuable as a global security, the identity of the depository for such Debt Securities.

          (9) If other than U.S. dollars, the currency or currencies, currency unit or units or composite currency or currencies in which payments of the principal of (and premium, if any) or interest, if any, on such Debt Securities will be payable or in which such Debt Securities will be denominated.

          (10) Whether the amount of payments of principal of (and premium, if any) and/or interest, if any, on such Debt Securities may be determined with reference to an index, formula, or other method and the manner in which such amounts will be determined.

          (11) Whether the Corporation or a holder may elect payment of the principal of (and premium, if any), or interest, if any, on such Debt Securities in one or more currency or currencies, currency unit or units or composite currency or currencies, other than that in which such Debt Securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are denominated or stated to be payable and the currency or currencies in which such Debt Securities are to be so payable.

          (12) The place or places, if any, other than or in addition to The City of New York, where the principal of (and premium, if any) or interest, if any, on such Debt Securities will be payable, where any Registered Securities may be surrendered for registration of transfer, where Debt Securities may be surrendered for conversion and where notices or demands to or upon the Corporation in respect of such Debt Securities and the Applicable Indenture may be served.

          (13) The denomination or denominations in which such Debt Securities will be issuable, if other than $1,000 or any integral multiple thereof in the case of Registered Securities and $5,000 or any integral multiple thereof in the case of Bearer Securities.

          (14) If other than the applicable Trustee, the identity of each Security Registrar and/or Paying Agent.

          (15) The date as of which any Bearer Securities of the series and any temporary Debt Security issued in global form representing outstanding Securities of the series will be dated if other than the date of original issuance of the first Debt Security of the series to be issued.

          (16) The applicability, if at all, to such Debt Securities of the provisions of Article Thirteen of the respective Indenture described under "Defeasance and Covenant Defeasance" and any provisions in modification of, in addition to or in lieu of any of the provisions of such Article.

          (17) The person to whom any interest on any Registered Security of the series shall be payable, if other than the person in whose name such Registered Security (or one or more predecessor securities) is registered at the close of business on the Regular Record Date for such interest, the manner in which, or the person to whom, any interest on any Bearer Security of the series will be payable, if otherwise than upon presentation and surrender of the coupons appertaining thereto as they severally mature, and the extent to which, or the manner in which, any interest payable on a temporary Debt Security issued in global form will be paid in other than in the manner provided in the applicable Indenture.

          (18) If such Debt Securities are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Debt Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and/or terms of such certificates, documents or conditions.

          (19) If such Debt Securities will be issuable upon the conversion of other Securities or upon the exercise of Debt Warrants, the time, manner, and place for such Debt Securities to be authenticated and delivered.

          (20) The provisions, if any, granting special rights to the holders of such Debt Securities upon the occurrence of such events as may be specified.

          (21) Any deletions from, modifications of or additions to the Events of Default and, in the case of the Subordinated Debt Securities, the Defaults or covenants of the Corporation with respect to such Debt Securities, whether or not such Events of Default, Defaults or covenants are consistent with the Events of Default, Defaults or covenants set forth in the general provisions of the Applicable Indenture.

          (22) The designation of the initial Exchange Rate Agent, if any.

          (23) Whether such Subordinated Debt Securities will be convertible into Capital Securities of the Corporation and, if so, the terms and conditions upon which such Subordinated Debt Securities will be so convertible.

          (24) Any other terms of such Debt Securities not inconsistent with the provisions of the Applicable Indenture.

     The Corporation may be required to pay Additional Amounts, as contemplated by Section 1004 of each Indenture, to any holder of Debt Securities who is not a U.S. person (including any modification to the definition of such term as contained in the Applicable Indenture as originally executed) in respect of certain taxes, assessments, or governmental charges and, if so, the Corporation may have the option to redeem such Debt Securities rather than pay such Additional Amounts (and the terms of any such option). The Indentures provide that "Additional Amounts" means any additional amounts which are required by the Debt Securities or by or pursuant to a resolution of the Board of Directors to be paid by the Corporation in respect of certain taxes imposed on such non-U.S. persons and which are owing to such holders. If the terms of any series of Debt Securities provide that the Corporation must pay Additional Amounts in respect thereof, for purposes of this Prospectus, any reference to the payment of (or premium, if any, on) or interest, if any, on such Debt Securities will be deemed to include mention of the payment of Additional Amounts provided for by the terms of such Debt Securities.

     Debt Securities may provide for an amount less than the entire principal amount thereof to be due and payable upon declaration of acceleration of the maturity thereof ("Original Issue Discount Securities"). (Section 101) Certain Federal income tax and other considerations pertaining to any such Original Issue Discount Securities will be described in the Applicable Prospectus Supplement.

     The Debt Securities may be issued under the Indentures as Original Issue Discount Securities to be offered and sold at a substantial discount from the principal amount thereof and may also be issued under the Indentures upon exercise of Debt Warrants issued by the Corporation. See "Description of Securities Warrants."

     Unless otherwise indicated in the Applicable Prospectus Supplement, the covenants contained in the Indentures and the Debt Securities will not afford holders protection in the event of a sudden decline in credit rating that might result from a recapitalization, restructuring, or other highly leveraged transaction.

BOOK-ENTRY PROCEDURES

     Upon issuance, the Debt Securities may be issued in the form of one or more fully registered global securities (the "Global Securities"). Each such Global Security will be deposited with, or on behalf of, The Depository Trust Company, as depository (the "Depository"), and registered in the name of the Depository or a nominee thereof. Unless and until it is exchanged in whole or in part for Debt Securities in definitive form, no Global Security may be transferred except as a whole by the Depository to a nominee of such Depository or by a nominee of such Depository to such Depository.

     The Depository has advised the Corporation as follows: The Depository is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depository was created to hold securities of its participating organizations ("Participants") and to facilitate the clearance and settlement of transactions among its Participants in such securities through electronic book-entry changes in accounts of the Participants, thereby eliminating the need for physical movement of securities certificates. The Depository's Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of which (and/or their representatives) own the Depository. Access to the Depository's book-entry system is also available to others, such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. The rules applicable to the Depository and its Participants are on file with the Commission.

     Ownership of beneficial interests in the Debt Securities will be limited to Participants or persons that may hold interests through Participants ("Beneficial Owners"). The Depository has advised the Corporation that upon the issuance of Global Securities representing the Debt Securities, the Depository will credit, on its book-entry registration and transfer system, the Participants' accounts with the respective principal amounts of the Debt Securities beneficially owned by such Participants. Ownership of beneficial interests in the Debt Securities represented by such Global Securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Depository (with respect to interests of Participants) and on the records of Participants (with respect to interests of Beneficial Owners). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to own, transfer, or pledge beneficial interests in Debt Securities represented by Global Securities.

     So long as the Depository, or its nominee, is the registered owner of a Global Security, the Depository or its nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the Applicable Indenture. Except as provided below, Beneficial Owners will not be entitled to have the Debt Securities represented by Global Securities registered in their names, will not receive or be entitled to receive physical delivery of the Debt Securities in definitive form, and will not be considered the owners or holders thereof under the Applicable Indenture. Accordingly, each Participant must rely on the procedures of the Depository and, if such person is a Beneficial Owner, on the procedures of the Participant through which such Beneficial Owner owns its interest, to exercise any rights of a holder under the Applicable Indenture. The Corporation understands that under existing industry practices, in the event that the Corporation requests any action of holders, or a Beneficial Owner desires to give or take any action which a holder is entitled to give or take under the Applicable Indenture, the Depository would authorize the Participants holding the relevant beneficial interests to give or take such action, and such Participants would authorize Beneficial Owners owning through such Participants to give or take such action or would otherwise act upon the instructions of Beneficial Owners holding through them.

     Payment of principal of (and premium, if any) and interest, if any, owing on Debt Securities registered in the name of the Depository or its nominee will be made to the Depository or its nominee, as the case may be, as the holder of such Debt Securities represented by the Global Securities. None of the Corporation, the Trustee, or any other agent of the Corporation or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests or for supervising or reviewing any records relating to such beneficial ownership interests. The Corporation expects that the Depository, upon receipt of any payment of principal, premium, if any, or interest in respect of Debt Securities represented by Global Securities, will credit the accounts of the Participants with payment in amounts proportionate to their respective beneficial interests in the Debt Securities represented by such Global Securities as shown on the records of the Depository. The Corporation also expects that payments by Participants to Beneficial Owners will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participants subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal (and premium, if any) and interest to the Depository is the responsibility of the Corporation, disbursement of such payments to Participants is the responsibility of the Depository, and disbursement of such payments to the Beneficial Owners is the responsibility of the Participants.

     If (a) the Depository notifies the Corporation that it is at any time unwilling or unable to continue as depository for the Global Securities or the Depository ceases to be a clearing agency registered under the Exchange Act, (b) the Corporation executes and delivers to the Trustee an order of the Corporation to the effect that the Global Securities shall be transferable and exchangeable or (c) an Event of Default has occurred and is continuing with respect to the Debt Securities, or any event which after notice or lapse of time, or both, would constitute an Event of Default has occurred and is continuing, the Global Securities will be transferable or exchangeable for Debt Securities in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $1,000 and integral multiples thereof. Such definitive Debt Securities shall be registered in such name or names as the Depository shall instruct the Trustee. It is expected that such instructions may be based upon directions received by the Depository from Participants with respect to ownership of beneficial interests in Debt Securities represented by such Global Securities.

     In the event of an issuance of Global Securities, procedures for initial settlement and secondary trades will be set forth in the Applicable Prospectus Supplement.

SUBORDINATION OF SUBORDINATED DEBT SECURITIES

     Unless otherwise indicated in the Applicable Prospectus Supplement, the following provisions shall apply to the Subordinated Debt Securities and the Subordinated Indenture.


     In 1992, the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") issued an interpretation of its capital adequacy regulations, and a clarification of such interpretation (collectively, the "Interpretation"), that imposed additional restrictions on subordinated debt securities in order for such securities to qualify as Tier II capital and which provided that subordinated debt of bank holding companies issued on or after September 4, 1992 cannot qualify as Tier II capital unless the subordination of the debt meets certain criteria, the subordinated debt is not subject to covenants and other provisions inconsistent with safe and sound banking practices and the subordinated debt may be accelerated only upon the bankruptcy of the bank holding company or the receivership of a major banking subsidiary. The Corporation's Subordinated Indenture entered into as of June 10, 1994 permits the Corporation to issue Subordinated Debt Securities that qualify as Tier II capital, subject to certain limits, in accordance with the Interpretation. Since the Federal Reserve Board issued the Interpretation, the Corporation has issued $467.5 million principal amount of such Subordinated Debt Securities, consisting of $250.0 million of 7.50% Subordinated Notes due June 15, 2006, $200.0 million of 6 3/4% Subordinated Notes due March 15, 2006 and $17.5 million of Subordinated Medium-Term Notes, Series B, due November 7, 2005. In addition to the Corporation's aforementioned Subordinated Debt Securities, as of March 31, 2000, all of the Old KeyCorp Subordinated Indebtedness (as defined below) and the Society Subordinated Indebtedness (as defined below), which was incurred by old KeyCorp and Society, respectively, prior to the issuance of the Interpretation, continued to constitute, and be treated by the Corporation as, Tier II capital.


     The Subordinated Debt Securities will be direct unsecured subordinated obligations of the Corporation and the indebtedness evidenced by the Subordinated Debt Securities and the payment of the principal of, premium, if any, and interest, if any, on the Subordinated Debt Securities will be subordinated in right of payment to the extent described below to the prior payment in full of all Senior Indebtedness. (Section 1601) In addition, no payments shall be made by the Corporation on account of the Subordinated Debt Securities if there shall have occurred and be continuing a default in any payment with respect to any Senior Indebtedness, or an event of default with respect to any Senior Indebtedness permitting the holders thereof to accelerate the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default or event of default. (Section 1603) In certain circumstances relating to an insolvency, bankruptcy, reorganization or similar proceedings of or relating to the Corporation, or any liquidation, dissolution or winding-up, or any assignment for the benefit of creditors or marshalling of assets and liabilities, of the Corporation (an "insolvency event"), the payment of the principal of, premium, if any, and interest, if any, on the Subordinated Debt Securities also will be subordinated in right of payment to the extent described below to the prior payment in full of all Other Senior Obligations (as defined below). (Section 1614)


     The Subordinated Indenture provides that "Senior Indebtedness" shall mean the principal of (and premium, if any) and interest on (a) all indebtedness of the Corporation for money borrowed, whether outstanding on the date of execution of the Subordinated Indenture or thereafter created, assumed, incurred or guaranteed, except (i) indebtedness on account of all Subordinated Debt Securities issued under the Subordinated Indenture, indebtedness on account of all Existing Subordinated Indebtedness (as defined below) and all indebtedness which specifically by its terms ranks equally with and not prior to the Subordinated Debt Securities or the Existing Subordinated Indebtedness in right of payment upon an insolvency event and (ii) indebtedness which specifically by its terms ranks junior to and not equally with or prior to indebtedness referred to in clause (i) above in right of payment upon an insolvency event and (b) any renewals, extensions, modifications and refundings of any such Senior Indebtedness. The term "indebtedness of the Corporation for money borrowed" shall mean the principal of (and premium, if any) and interest, if any, on all
(a) indebtedness of the Corporation (including indebtedness of others guaranteed by the Corporation), whether outstanding on the date of the Subordinated Indenture or thereafter created, incurred, assumed or guaranteed, which is for money borrowed and (b) any renewals, extensions, modifications and refundings of any such indebtedness. (Section 101) As of March 31, 2000, the Corporation had outstanding approximately $321 million aggregate principal amount of Senior Indebtedness.

     The Subordinated Indenture provides that "Other Senior Obligations" shall mean any obligation of the Corporation to its creditors, whether outstanding on the date of execution of the Subordinated Indenture or thereafter created, assumed, incurred or guaranteed, except (i) Senior Indebtedness, (ii) indebtedness on account of all Subordinated Debt Securities issued under the Subordinated Indenture, indebtedness on account of all Existing Subordinated Indebtedness and all indebtedness which specifically by its terms ranks equally with and not prior to the Subordinated Debt Securities or the Existing Subordinated Indebtedness in right of payment upon the happening of an insolvency event and (iii) indebtedness which specifically by its terms ranks junior to and not equally with or prior to indebtedness referred to in clause
(ii) above in right of payment upon any insolvency event. (Section 101) As of March 31, 2000, the Corporation had $338 million of Other Senior Obligations outstanding.


     The Subordinated Indenture does not limit or prohibit the incurrence of additional Senior Indebtedness or Other Senior Obligations, and additional Senior Indebtedness may include indebtedness of the Corporation for money borrowed that is senior to the Subordinated Debt Securities, but subordinate to other obligations of the Corporation. The Senior Debt Securities, if issued, will constitute Senior Indebtedness.


     The Subordinated Indenture provides that "Existing Subordinated Indebtedness" shall include all indebtedness for borrowed money of the Corporation under its 8.125% Subordinated Notes due June 15, 2002 (originally issued by Society), 8.00% Subordinated Notes due July 1, 2004 (originally issued by old KeyCorp and assumed by the Corporation), Medium-Term Notes Series IV due 2000, 2002, and 2003 (originally issued by old KeyCorp and assumed by the Corporation), and any renewals, extensions, modifications and refundings of any such indebtedness. All of the Existing Subordinated Indebtedness originally issued by old KeyCorp and assumed by the Corporation as a result of the merger on March 1, 1994 is referred to herein as "Old KeyCorp Subordinated Indebtedness" and all of the Existing Subordinated Indebtedness originally issued by Society is referred to herein as "Society Subordinated Indebtedness." As of March 31, 2000, the Corporation had outstanding $440 million aggregate principal amount of Existing Subordinated Indebtedness, which included $240 million aggregate principal amount of Old KeyCorp Subordinated Indebtedness and $200 million aggregate principal amount of Society Subordinated Indebtedness.



     As of March 31, 2000, the Corporation also had outstanding $468 million of Subordinated Debt Securities, consisting of $250 million of 7.50% Subordinated Notes due June 15, 2006, $200 million of 6.75% Subordinated Notes due March 15, 2006 and $18 million of Subordinated Medium-Term Notes, Series B, due November 7, 2005, all of which constitute Subordinated Debt Securities under the Subordinated Indenture and as described herein, and none of which constitute Existing Subordinated Indebtedness under the Subordinated Indenture.


     The Society Subordinated Indebtedness is subordinated and subject in right of payment, by its terms, to the prior payment in full of all "senior indebtedness" (as defined in the indenture relating to the Society Subordinated Indebtedness, generally, as indebtedness of the Corporation whenever created, guaranteed, incurred, or assumed, for borrowed money, but excluding the Society Subordinated Indebtedness and any other indebtedness as to which it is provided in the instrument evidencing or creating such indebtedness that such indebtedness is not superior in right of payment to the Society Subordinated Indebtedness). The Old KeyCorp Subordinated Indebtedness is subordinate and junior in right of payment, by its terms, to all "senior indebtedness" (as defined in the indentures relating to the Old KeyCorp Subordinated Indebtedness, generally, as any obligations of the Corporation to its creditors, whenever incurred, other than Old KeyCorp Subordinated Indebtedness and any obligation as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligation is not "senior indebtedness"). Because the Old KeyCorp Subordinated Indebtedness and the Society Subordinated Indebtedness were issued by old KeyCorp and Society, respectively, prior to the merger of old KeyCorp and Society, the relationship between the Old KeyCorp Subordinated Indebtedness and the Society Subordinated Indebtedness is not expressly provided for in the respective indentures relating to such indebtedness.

     The Subordinated Indenture excludes Existing Subordinated Indebtedness from the definition of Senior Indebtedness and, accordingly, the Subordinated Debt Securities will not be subordinated in right of payment to Existing Subordinated Indebtedness. The Subordinated Indenture also provides that the Subordinated Debt

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

Securities are not superior in right of payment to any of the Existing Subordinated Indebtedness and do not constitute "senior indebtedness" as defined in the indentures governing the Society Subordinated Indebtedness and the Old KeyCorp Subordinated Indebtedness and, accordingly, the Subordinated Debt Securities will not have the benefit of the subordination provisions contained in such indentures.

     Upon any payment or distribution of assets to creditors upon an insolvency event relating to the Corporation, the holders of all Senior Indebtedness will first be entitled to receive payment in full of all amounts due on or in respect of all Senior Indebtedness before the holders of the Subordinated Debt Securities will be entitled to receive any payment on account of the principal of, premium, if any, or interest, if any, on the Subordinated Debt Securities (Section 1602) or before the holders of Existing Subordinated Indebtedness will be entitled to receive any payment on account of the principal of and interest on such Existing Subordinated Indebtedness. In addition, upon any payment or distribution of assets to creditors upon an insolvency event, the holders of all Other Senior Obligations will first be entitled to receive payment in full of all amounts due on or in respect of such Other Senior Obligations before the holders of the Old KeyCorp Subordinated Indebtedness will be entitled to receive any payment on account of the principal of and interest on the Old KeyCorp Subordinated Indebtedness. If upon any such payment or distribution of assets to creditors, after giving effect to such subordination provisions applicable to the Subordinated Debt Securities and the Existing Subordinated Indebtedness in favor of the holders of Senior Indebtedness and also, in the case of the Old KeyCorp Subordinated Indebtedness, in favor of the holders of Other Senior Obligations, there remain any amounts of cash, property, or securities available for payment or distribution in respect of Subordinated Debt Securities ("Excess Proceeds") and if, at such time, any Entitled Persons (as defined below) in respect of Other Senior Obligations have not received payment in full of all amounts due on or in respect of such Other Senior Obligations, then such Excess Proceeds shall first be applied to pay or provide for the payment in full of such Other Senior Obligations before any payment or distribution may be made in respect of the Subordinated Debt Securities. (Section 1614) "Entitled Persons" means persons who are entitled to payment pursuant to the terms of Other Senior Obligations. (Section 101)

     By reason of the subordination of the Subordinated Debt Securities in favor of the holders of Senior Indebtedness and Other Senior Obligations, in the event of a distribution of assets upon an insolvency event involving the Corporation, the holders of the Subordinated Debt Securities may recover less than the holders of Senior Indebtedness and the holders of Other Senior Obligations, and as a result of the differences among the subordination provisions applicable to the Society Subordinated Indebtedness, the Old KeyCorp Subordinated Indebtedness and the Subordinated Debt Securities, including differences in the definitions of senior indebtedness in the various indentures, in an insolvency event involving the Corporation, any distribution of assets among the holders of Society Subordinated Indebtedness, Old KeyCorp Subordinated Indebtedness and the Subordinated Debt Securities may not be ratable.

OWNERSHIP OF VOTING STOCK OF SIGNIFICANT BANKS

     The Senior Indenture provides that the Corporation will not sell or otherwise dispose of, or grant a security interest in, or permit a Significant Bank (as defined below) to issue, any shares of voting stock of such Significant Bank (as defined below), unless the Corporation will own free of any security interest at least 80% of the issued and outstanding voting stock of such Significant Bank; provided, however, that the foregoing will not apply to (i) any sale or disposition where the proceeds are invested, within 90 days thereof, in any subsidiary (including any corporation which upon such investment becomes a subsidiary) engaged in a banking business or any business legally permissible for bank holding companies; provided, however, that if the proceeds are so invested in any subsidiary engaged in a business legally permissible for bank holding companies other than a banking business, the Corporation shall be prohibited from selling or otherwise disposing of, or granting a security interest in, or permitting such subsidiary to issue, any shares of voting stock of such subsidiary to the same extent as if such subsidiary were a Significant Bank if, upon making such investment, the assets of or held for the account of such subsidiary constitutes 10% or more of the consolidated assets of the Corporation, or (ii) any disposition in exchange for stock of any bank. (Section
1009) The term "Significant Bank" is defined in the Senior Indenture as any directly or indirectly owned banking subsidiary of the Corporation the assets of which constitute 10% or more of the consolidated assets of the Corporation (currently, KeyBank National Association.) (Section
101)


     The Subordinated Indenture does not contain a similar restriction on the Corporation's ability to sell or otherwise dispose of or grant a security interest in, or permit a Significant Bank to issue any shares of voting stock of any Significant Bank because inclusion of such a provision, under the Interpretation, would result in the Subordinated Debt Securities issued thereunder not qualifying as Tier II capital. The holders of Society Subordinated Indebtedness have the benefit of a covenant in the subordinated indenture relating thereto substantially similar to the covenant described above and the holders of Old KeyCorp Subordinated Indebtedness have the benefit of a covenant in the subordinated indentures relating thereto that restricts the sale, issuance or disposition of shares of stock of, or mergers or asset sales involving, certain banking subsidiaries. In order to conform to the Interpretation, the Subordinated Indenture does not contain either such covenant.

EVENTS OF DEFAULT

     The Senior Indenture. The Senior Indenture defines an "Event of Default" (with respect to any series of Senior Debt Securities) as any one of the following events: (a) default in the payment of any interest upon any Senior Debt Security when such interest becomes due and payable, and continuance of such default for a period of 30 days; (b) default in the payment of the principal of (or premium, if any, on) any Senior Debt Security when due and payable at its maturity; (c) default in the deposit of any sinking fund payment when and as due; (d) failure to perform, or default in the performance or breach of, any other covenant, warranty, or agreement of the Corporation in the Senior Indenture (other than a default in the performance or breach of a covenant or warranty or agreement included in the Senior Indenture solely for the benefit of a series of Senior Debt Securities thereunder other than that series) and continuance of such default or breach for a period of 60 days after the holders of at least 25% in principal amount of the outstanding Senior Debt Securities of such series have given written notice as provided in the Senior Indenture; (e) acceleration of any indebtedness for borrowed money in an aggregate principal amount exceeding $20 million of the Corporation or a Significant Bank if such acceleration is not annulled within 10 days after written notice is given by the holders of at least 25% in principal amount of the outstanding Senior Debt Securities of such series requiring the Corporation to cause such acceleration to be annulled as provided in the Senior Indenture; (f) certain events involving the bankruptcy, insolvency, or reorganization of the Corporation or the receivership or conservatorship of any Significant Bank, and (g) any other Event of Default with respect to Senior Debt Securities of that series. (Section 501) Under certain circumstances not involving a default in the payment of principal of (premium, if any), or interest, if any, owing on the Senior Debt Securities of any series, or in the payment of any sinking fund installment, the Senior Trustee shall be protected in withholding notice to the holders of the Senior Debt Securities of such series of a default if the Senior Trustee in good faith determines that the withholding of such notice is in the interests of such holders and the Senior Trustee shall withhold such notice for certain defaults for a period of 60 calendar days. (Section 601)

     If an Event of Default described in clauses (a), (b), (c), (d), (e) or (g) above with respect to Senior Debt Securities of any series at the time outstanding occurs and is continuing, either the Senior Trustee or the holders of at least 25% in principal amount of the outstanding Senior Debt Securities of that series may declare the principal amount (or, if the Senior Debt Securities of that series are Original Issue Discount Debt Securities or Indexed Securities, such portion of the principal amount as may be specified in the terms thereof) of all the Senior Debt Securities of that series to be due and payable immediately. If an Event of Default described in clause (f) above occurs and is continuing, either the Senior Trustee or the holders of at least 25% in principal amount of all outstanding Senior Debt Securities then outstanding may declare the principal amount (or, if the Senior Debt Securities of any series are Original Issue Discount Debt Securities or Indexed Securities, such portion of the principal amount as may be specified in the terms thereof) of all the Senior Debt Securities to be due and payable immediately. At any time after a declaration of acceleration with respect to Senior Debt Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of outstanding Senior Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration. (Section 502)

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

     The Subordinated Indenture. The Subordinated Indenture defines an "Event of Default" (with respect to any series of Subordinated Debt Securities) as certain (a) events involving the bankruptcy, insolvency, or reorganization of the Corporation or the receivership of a Major Bank (as defined below) and (b) any other Event of Default provided with respect to Subordinated Debt Securities of that series. (Section 501) The term "Major Bank" is defined in the Subordinated Indenture as any directly or indirectly owned banking subsidiary of the Corporation, the consolidated assets of which constitute 75% or more of the consolidated assets of the Corporation. As of the date of this Prospectus, no banking subsidiary of the Corporation constitutes a Major Bank. If an Event of Default described in clause (a) above occurs and is continuing, either the Subordinated Trustee or the holders of not less than 25% in principal amount of the outstanding Subordinated Debt Securities may declare the principal amount (or, if the Subordinated Debt Securities of any series are Original Issue Discount Debt Securities or Indexed Securities, such portion of the principal amount as may be specified in the terms of that series) of all Subordinated Debt Securities to be due and payable immediately. If an Event of Default described in clause (b) above with respect to Subordinated Debt Securities of any series at the time outstanding occurs and is continuing, either the Subordinated Trustee or the holders of not less than 25% in principal amount of the outstanding Subordinated Debt Securities of that series may declare the principal amount (or, if the Subordinated Debt Securities of that series are Original Issue Discount Debt Securities or Indexed Securities, such portion of the principal amount as may be specified in the terms of that series) of all Subordinated Debt Securities of that series to be due and payable immediately. At any time after a declaration of acceleration with respect to Subordinated Debt Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of the outstanding Subordinated Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration. (Section
502)

     Unless otherwise provided in the terms of a series of Subordinated Debt Securities, there will be no right of acceleration of the payment of principal of a series of Subordinated Debt Securities upon a default in the payment of principal of (premium, if any), or interest, if any, owing on, or in the performance of any covenant or agreement in, the Subordinated Debt Securities of the particular series, or in the Subordinated Indenture.

     In case a Default (as defined below) shall occur and be continuing, the Subordinated Trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of Subordinated Debt Securities by appropriate judicial proceeding as the Subordinated Trustee deems most effective. The Subordinated Indenture defines a "Default" (with respect to any series of Subordinated Debt Securities) as any one of the following events: (a) an Event of Default; (b) default in the payment of any installment of interest, if any, on any Subordinated Debt Security when such interest becomes due and payable, and the continuance of such default for a period of 30 calendar days (whether or not such payment is prohibited by the subordination provisions); (c) default in payment of principal of (or premium, if any, on) any Subordinated Debt Security at its maturity (whether or not such payment is prohibited by the subordination provisions); (d) failure to deposit any sinking fund payment when due; (e) failure to perform any other covenants or warranties of the Corporation in the Subordinated Indenture (other than a covenant or warranty included in the Subordinated Indenture solely for the benefit of a series of Subordinated Debt Securities other than that series) continued for a period of 60 calendar days after holders of at least 25% in principal amount of outstanding Subordinated Debt Securities have given written notice as provided in the Subordinated Indenture; and (f) any other Default specified in the Subordinated Indenture with respect to Subordinated Debt Securities of that series. (Section 503) Under certain circumstances not involving a default in the payment of principal of (premium, if any), or interest, if any, owing on the Subordinated Debt Securities of any series, or in the payment of any sinking fund installment, the Subordinated Trustee shall be protected in withholding notice to the holders of the Subordinated Debt Securities of such series of a default if the Subordinated Trustee in good faith determines that the withholding of such notice is in the interests of such holders and the Subordinated Trustee shall withhold such notice for certain defaults for a period of 60 calendar days. (Section 601)

     In comparison to the Events of Default provided for in the Subordinated Indenture and the subordinated indenture relating to the Old Key Subordinated Indebtedness, the holders of Society Subordinated Indebtedness have the benefit of broader events of default and related acceleration rights in the subordinated indenture relating thereto, including, without limitation, any one of the following "events of default" as defined in the subordinated indenture: (a) default in the payment of any interest upon the Society Subordinated Indebtedness when such interest becomes due and payable; (b) default in the payment of principal of (or premium, if any, on) any Society Subordinated Indebtedness when due and payable at its maturity; (c) default in the performance, or breach, of any covenant or warranty of the Corporation; and (d) acceleration of any indebtedness for borrowed money of the Corporation or a principal bank (as defined in such subordinated indenture). In order to conform to the Interpretation, the Subordinated Indenture does not contain any of such events of default or acceleration rights.

     Senior and Subordinated Indentures. Subject to the duty of the Trustee during default to act with the required standard of care, under both the Senior Indenture and the Subordinated Indenture, the applicable Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Applicable Indenture at the request or direction of any of the holders of Debt Securities of any series, unless such holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee. (Section 602) Subject to such provisions for the indemnification of the Trustee and to certain other conditions, the holders of a majority in aggregate principal amount of outstanding Senior Debt Securities or outstanding Subordinated Debt Securities of any series will have the right, subject to certain limitations, to direct the time, method, and place of conducting any proceeding for any remedy available to the Senior Trustee or Subordinated Trustee, respectively, or exercising any trust or power conferred on the Senior Trustee or Subordinated Trustee, respectively. (Section 512)

     No holder of any series of Debt Securities will have any right to institute any proceeding with respect to the Applicable Indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, unless such holder shall have previously given to the Trustee under the Applicable Indenture written notice of a continuing Event of Default (in the case of Senior Debt Securities) or a continuing Event of Default or Default (in the case of Subordinated Debt Securities) and unless the holders of not less than 25% in principal amount of the outstanding Debt Securities of that series shall have made written request, and offered security or indemnity reasonably satisfactory to the Trustee, to such Trustee to institute such proceeding as trustee, and such Trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding Debt Securities of that series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 calendar days. (Section 507) However, such limitations do not apply to a suit instituted by a holder of a Debt Security for enforcement of payment of the principal of (premium, if any) or subject to certain conditions, or interest, if any, on or after the respective due dates expressed in such Debt Security. (Section 508)

     The Corporation is required to furnish to the Trustee annually a statement as to the performance by the Corporation of certain of its obligations under the Indentures and as to any default in such performance. (Section 1005)

MODIFICATION AND WAIVER

     Modifications and amendments of each of the Senior Indenture and the Subordinated Indenture may be made by the Corporation and the Trustee under the Applicable Indenture with the consent of the holders of not less than 66 2/3% in principal amount of the outstanding Debt Securities of each series issued under such Indenture and affected by the modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holders of each outstanding Debt Security of the series affected thereby, (1) change the stated maturity of any principal of (or premium, if any), or any installment of principal of or interest, if any, on, any Debt Security of such series; (2) reduce the principal amount of, the rate of interest on, or any premium payable upon the redemption of any, Debt Security of such series; (3) change any obligation of the Corporation to pay Additional Amounts in respect of any Debt Security of such series; (4) reduce the portion of principal of an Original Issue Discount Security or Indexed Security that would be due and payable upon a declaration of acceleration of the maturity thereof or provable in bankruptcy;
(5) adversely affect any right of repayment at the option of the holder of any Debt Security of such series; (6) change the place or currency or currencies of payment of principal of or any premium or interest on any Debt Security of such series; (7) impair the right to institute suit for the enforcement of any such payment on
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

or after the Stated Maturity thereof (or, in the case of redemption or repayment, on or after any Redemption Date or Repayment Date, as the case may
be); (8) adversely affect the right to convert any Debt Security of such series as may be provided pursuant to the Applicable Indenture; (9) in the case of the Subordinated Indenture, modify the subordination provisions in a manner adverse to the holders of the Subordinated Debt Securities of such series; (10) reduce the percentage in principal amount of the outstanding Debt Securities, the consent of whose holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indentures or for waiver of certain defaults; (11) reduce the requirements for voting or quorum relating to Bearer Securities; or (12) modify any of the provisions relating to supplemental indentures requiring the consent of holders, relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage of such Outstanding Securities required for such actions or to provide that certain other provisions of such Indenture cannot be modified or waived without the consent of the holder of each Outstanding Security affected thereby. (Section 902)

     In addition, under the Subordinated Indenture, no modification or amendment thereof may adversely affect the rights of any holder of Senior Indebtedness or Other Senior Obligations under Article Sixteen of such Indenture (described under the caption "Subordination of Subordinated Debt Securities") without the consent of such holder of Senior Indebtedness or Other Senior Obligations. (Subordinated Indenture Section 907)

     The holders of at least 66 2/3% in principal amount of the outstanding Senior Debt Securities of any series or outstanding Subordinated Debt Securities of any series may, on behalf of all holders of the outstanding Senior Debt Securities of that series or outstanding Subordinated Debt Securities of that series, respectively, waive compliance by the Corporation with certain restrictive provisions of the Applicable Indenture. (Senior Indenture Section 1010; Subordinated Indenture Section 1009) The holders of not less than 66 2/3% in aggregate principal amount of the outstanding Senior Debt Securities of any series or the outstanding Subordinated Debt Securities of any series may, on behalf of all holders of the outstanding Senior Debt Securities of that series or the outstanding Subordinated Debt Securities of that series, respectively, waive any past default under the Applicable Indenture, except a default in the payment of principal (or premium, if any), or interest, if any, or in the performance of certain covenants. (Section 513)

SATISFACTION AND DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

     The Corporation may discharge certain obligations to holders of Debt Securities of a series that have not already been delivered to the applicable Trustee for cancellation and that either have become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the applicable Trustee, in trust, funds in an amount sufficient to pay the entire indebtedness on such Debt Securities for principal (and premium, if any) and interest, with respect thereto, to the date of such deposit (if such Debt Securities have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be. (Section 401)

     Each Indenture provides that, if the provisions of Article Thirteen are made applicable to the Debt Securities of or within a series pursuant to Section 301 thereunder, the Corporation may elect either (i) to defease and be discharged from any and all obligations with respect to such Debt Securities (except for the obligations to pay Additional Amounts, if any; to register the transfer or exchange of such Debt Securities; to replace temporary or mutilated, destroyed, lost or stolen Debt Securities; to maintain one or more offices or agencies in respect of such Debt Securities; and to hold moneys for payment in trust) ("defeasance") or (ii) to be released (a) in the case of any such Debt Securities that are Senior Debt Securities, from its obligations under Section 1009 of such Indenture or (b) in the case of any such Debt Securities (whether they are Senior Debt Securities or Subordinated Debt Securities), if so provided in the Applicable Prospectus Supplement, from its obligations with respect to any other covenant and, in the case of either (a) or (b) above, any omission to comply with such obligations will not constitute a Default or an Event of Default with respect to such Debt Securities ("covenant defeasance"), in either case upon the irrevocable deposit by the Corporation with the applicable Trustee (or other qualifying trustee), in trust, of (1) an amount, in the currency or currencies in which such Debt Securities are then specified as payable at Stated Maturity, (2) Government Obligations (as defined in the Indenture) applicable to such Debt Securities (with such applicability being determined on the basis of the currency in which such Debt Securities are then specified as payable at Stated Maturity) that, through the payment of principal and interest in accordance with their terms, will provide money in an amount or (3) a combination thereof in an amount, sufficient to pay the principal of (and premium, if any, on) and interest, if any, on such Debt Securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

     Such a trust may only be established if, among other things, the Corporation has delivered to the applicable Trustee an opinion of counsel to the effect that the holders of such Debt Securities to be defeased will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance under clause
(i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. Federal income tax law occurring after the date of the Applicable Indenture. (Article Thirteen)

     Unless otherwise provided in the Applicable Prospectus Supplement, if, after the Corporation has deposited funds, Government Obligations, or both to effect defeasance or covenant defeasance with respect to Debt Securities of a series, (a) the holder of a Debt Security of such series is entitled to, and does, elect pursuant to the terms of such Debt Security to receive payment in a currency or currency unit other than that in which such deposit has been made in respect of such Debt Security or (b) a Currency Conversion Event (as defined in the applicable Indenture) occurs, then the indebtedness represented by such Debt Security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest, if any, on such Debt Security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such Debt Security into the currency in which such Debt Security becomes payable as a result of such election or such Currency Conversion Event based on the applicable Market Exchange Rate. (Section 1305) Unless otherwise provided in the Applicable Prospectus Supplement, all payments of principal of (and premium, if any) and interest, if any, on any Debt Security that is payable in a foreign currency with respect to which a Currency Conversion Event occurs shall be made in U.S. dollars. (Section 312)

     In the event the Corporation effects covenant defeasance with respect to any Debt Securities and such Debt Securities are declared due and payable because of the occurrence of any Event of Default other than the Event of Default described in clause (d) under "Events of Default" with respect to the obligations described under "Ownership of Voting Stock of Significant Banks" above (which obligations would no longer be applicable to such Debt Securities) or described in clause (d) or (g) under "Events of Default" with respect to any other covenant with respect to which there has been defeasance, the amount in such currency in which such Debt Securities are payable, and Government Obligations on deposit with the applicable Trustee will be sufficient to pay amounts due on such Debt Securities at the time of their Stated Maturity but may not be sufficient to pay amounts due on such Debt Securities at the time of the acceleration resulting from such Event of Default. However, the Corporation would remain liable to make payment of such amounts due at the time of acceleration.

     If the applicable Trustee or any Paying Agent is unable to apply any money in accordance with the applicable Indenture by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Corporation's obligations under such Indenture and such Debt Securities shall be revived and reinstated as though no deposit had occurred pursuant to such Indenture, until such time as such Trustee or Paying Agent is permitted to apply all such money in accordance with such Indenture; provided, however, that, if the Corporation makes any payment of principal of (or premium, if any) or interest on any such Debt Security or coupon following the reinstatement of its obligations, the Corporation shall be subrogated to the rights of the holders of such Debt Securities to receive such payment from the money held by such Trustee or Paying Agent.

     The Applicable Prospectus Supplement may further describe the provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the Debt Securities of or within a particular series and any related coupons.

CONSOLIDATION, MERGER, AND SALE OF ASSETS

     The Corporation, without the consent of the holders of any of the Debt Securities under the Indentures, may consolidate with or merge into any other person, may convey, transfer, or lease its assets substantially as an entirety to any person, or may permit any person to merge into or consolidate with the Corporation or convey, transfer or lease its property and assets substantially as an entirety to the Corporation, provided that: (1) any successor or purchaser is a corporation organized under the laws of any domestic jurisdiction; (2) any such successor or purchaser assumes the Corporation's obligations on such Debt Securities and under the Indentures; (3) after giving effect to the transaction, with respect to any Senior Debt Securities, no Event of Default and no event which, after notice of or lapse of time or both would become an Event of Default or, with respect to any Subordinated Debt Securities, no Default and no event that, after notice or lapse of time, would become an Event of Default or a Default, shall have occurred and be continuing; (4) with respect to the Senior Indenture, if, as a result of any such consolidation or merger or such conveyance, transfer or lease, shares of voting stock of any Significant Bank would become subject to a security interest not permitted under the Senior Indenture, the Corporation or successor, as the case may be, shall take such steps as shall be necessary effectively to secure the Senior Debt Securities equally and ratably with (or prior to) all indebtedness secured thereby; and (5) certain other conditions are met. (Section 801)

CONVERSION

     The holders of Subordinated Debt Securities of a specified series that are convertible into Capital Securities ("Subordinated Convertible Debt Securities") may be entitled or, if so provided in the Applicable Prospectus Supplement, may be required at such time or times specified in the Applicable Prospectus Supplement relating to such Subordinated Convertible Debt Securities, subject to prior redemption, repayment, or repurchase, to convert any Subordinated Convertible Debt Securities of such series into Capital Securities, at the conversion price set forth in such Applicable Prospectus Supplement, subject to adjustment and to such other terms as are set forth in such Applicable Prospectus Supplement. No separate consideration will be received for any Capital Securities issued upon conversion of Subordinated Convertible Debt Securities.

RISK FACTORS OF DEBT SECURITIES DENOMINATED IN FOREIGN CURRENCIES

     Debt Securities denominated or payable in foreign currencies may entail significant risks. These risks include, without limitation, the possibility of significant fluctuations in the foreign currency market, the imposition of foreign exchange controls, and potential illiquidity in the secondary market. These risks will vary depending upon the currency involved. These risks may be more fully described in the Applicable Prospectus Supplement.

CONCERNING THE TRUSTEE

     Bankers Trust Company is Trustee under both the Senior Indenture and the Subordinated Indenture. The Corporation and certain of its subsidiaries maintain deposit accounts and conduct other banking transactions with Bankers Trust Company in the ordinary course of business. Bankers Trust Company also serves as trustee under a senior indenture of old KeyCorp.

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

                         DESCRIPTION OF PREFERRED STOCK

     The following description of the terms of the shares of Preferred Stock, which sets forth certain general terms and provisions of the Preferred Stock to which any Prospectus Supplement may relate, does not purport to summarize any particular series of Preferred Stock. Certain terms of any offered series of Preferred Stock will be described in the Applicable Prospectus Supplement relating to such series of Preferred Stock. If so indicated in the Applicable Prospectus Supplement, the terms of any series may differ from the terms set forth below. The description of certain provisions of the Preferred Stock set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to the Amended and Restated Articles of Incorporation (the "Articles") and the Certificate of Amendment of the Amended and Restated Articles of Incorporation of the Corporation that relates to a particular series of Preferred Stock (the "Certificate") which will be filed with the Secretary of State of the State of Ohio at or prior to the time of the sale of the related series of Preferred Stock and which will be filed as an exhibit to or incorporated by reference in the Registration Statement.

GENERAL

     The Corporation is authorized by its Articles to issue from time to time up to 25,000,000 shares of Preferred Stock, with a par value of $1 each. All shares of Preferred Stock must be of equal rank and the express terms thereof must be identical, except in respect of the terms that may be fixed by the Board of Directors as described below, and each share of each series shall be identical with all other shares of such series, except that in the case of a series as to which dividends are cumulative, the dates from which dividends are cumulative may vary to reflect differences in the dates of issue. The Preferred Stock will, when issued against payment therefor, be fully paid and nonassessable. The Corporation currently has no Preferred Stock issued and outstanding.

     The Board of Directors is authorized by the Articles to cause shares of Preferred Stock to be issued in one or more series and with respect to each such series to fix: (1) the designation of the series, which may be by distinguishing number, letter, or title; (2) the authorized number of shares of such series, which number the Board of Directors may, except to the extent otherwise provided in the creation of the series, from time to time, increase or decrease, but not below the number of shares thereof then outstanding; (3) the dividend rate or rates (which may be fixed or adjustable) of the shares of the series; (4) the dates on which dividends, if declared, shall be payable and, in the case of series on which dividends are cumulative, the dates from which dividends shall be cumulative; (5) the redemption rights and price or prices, if any, for shares of the series, (6) the amount, terms, conditions, and manner of operation of any retirement or sinking fund to be provided for the purchase or redemption of shares of the series; (7) the amounts payable on shares of the series in the event of any liquidation, dissolution, or winding up of the affairs of the Corporation; (8) whether the shares of the series shall be convertible into Common Shares or shares of any other series or class, and, if so, the specification of such other class or series, the conversion price or prices or rate or rates, any adjustment thereof, and all other terms and conditions upon which such conversion may be made; and (9) the restrictions, if any, upon the issue of any additional shares of the same series or of any other class or series. The Board of Directors is authorized to amend from time to time the Articles fixing, with respect to any unissued shares of Preferred Stock, the matters described in clauses (1) through (9). Each series of Preferred Stock will be offered on such of the above terms and at such offering price as specified in the Applicable Prospectus Supplement.

     As described under "Depositary Shares" below, the Corporation may, at its option, elect to offer Depositary Shares (evidenced by depositary receipts) which will represent a fraction to be specified in the Applicable Prospectus Supplement relating to the particular series of Preferred Stock of a share of the particular series of Preferred Stock issued and deposited with the Depositary (as defined below), in lieu of offering full shares of such series of the Preferred Stock.

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

CERTAIN DEFINITIONS

     For the purposes of this Description of Preferred Stock:

     Whenever reference is made to shares "ranking prior to the Preferred Stock," such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof either as to the payment of dividends or as to distribution in the event of a liquidation, dissolution, or winding up of the Corporation are given preference over the rights of the holders of Preferred Stock.

     Whenever reference is made to shares "on a parity with the Preferred Stock," such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof as to the payment of dividends or as to distributions in the event of a liquidation, dissolution, or winding up of the Corporation rank on an equality or parity with the rights of the holders of Preferred Stock.

     Whenever reference is made to shares "ranking junior to the Preferred Stock," such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof as to the payment of dividends and as to distributions in the event of a liquidation, dissolution, or winding up of the Corporation are junior or subordinate to the rights of the holders of Preferred Stock.

DIVIDENDS

     The holders of Preferred Stock of each series, in preference to the holders of Common Shares and of any other class of shares of the Corporation ranking junior to the Preferred Stock shall be entitled to receive, out of any funds legally available for the payment of dividends and when and as declared by the Board of Directors, cash dividends at the rates set forth in the Applicable Prospectus Supplement, and no more, payable on the dividend payment dates fixed for such series set forth therein (each, a "Dividend Payment Date"). If any date specified as a Dividend Payment Date is not a business day, dividends, if declared, on the Preferred Stock will be paid on the immediately succeeding business day, without interest. Such rates may be fixed or variable. If variable, the formula used for determining the dividend rate for each dividend period will be set forth in the Applicable Prospectus Supplement. Dividends on the Preferred Stock may be cumulative or non-cumulative as provided in the Applicable Prospectus Supplement.

     No full dividends may be paid upon, declared, or set apart for the payment of dividends on shares ranking on a parity with or junior to the Preferred Stock unless dividends shall have been paid or set apart for payment on the Preferred Stock.

REDEMPTION

     A series of Preferred Stock may be redeemable at any time, in whole or in part, at the option of the Corporation or the holder thereof upon terms and at the redemption prices set forth in the Applicable Prospectus Supplement relating to such series.

RIGHTS UPON LIQUIDATION

     The holders of shares of Preferred Stock of any series shall, in case of liquidation, dissolution, or winding up of the Corporation, be entitled to receive in full out of the assets of the Corporation, including its capital, before any amount shall be paid or distributed among the holders of Common Shares or any other shares ranking junior to the Preferred Stock, the amounts set forth in the Applicable Prospectus Supplement with respect to shares of such series, plus all accrued and unpaid dividends for such series, in accordance with the terms set forth in the Applicable Prospectus Supplement.

CONVERSION

     The holders of specified series of Preferred Stock may be entitled or, if so provided in the Applicable Prospectus Supplement, may be required, to convert such shares into Common Shares or any other class or series of Capital Securities or, in the case of Preferred Stock that is convertible at the option of the

Corporation, other debt securities of the Corporation, at such conversion price or prices and on such other terms as may be set forth in the Applicable Prospectus Supplement relating to such series of Preferred Stock.

VOTING RIGHTS

     The holders of Preferred Stock shall not be entitled to vote upon matters presented to the shareholders, except as provided herein or as required by law.

     If the Corporation shall fail to pay full cumulative dividends on any series of Preferred Stock for six quarterly dividend payment periods, whether or not consecutive, the number of directors will be increased by two, and the holders of all outstanding series of Preferred Stock, voting as a single class without regard to series, will be entitled to elect such additional two directors until full cumulative dividends for all past dividend payment periods on all series of Preferred Stock have been paid or declared and set apart for payment or until non-cumulative dividends have been paid regularly for at least one full year. Such right to vote separately as a class to elect directors shall, when vested, be subject, always, to the same provisions for the vesting of such right to elect directors separately as a class in the case of future dividend defaults. At any time when such right to elect directors separately as a class shall have so vested, the Corporation may, and upon the written request of the holders of record of not less than 20% of the total number of shares of the Preferred Stock of the Corporation then outstanding shall, call a special meeting of shareholders for the election of such directors. In the case of such a written request, such special meeting shall be held within 90 days after the delivery of such request and, in either case, at the place and upon the notice provided by law and in the Regulations of the Corporation, provided that the Corporation shall not be required to call such a special meeting if such request is received less than 120 days before the date fixed for the next ensuing annual meeting of shareholders of the Corporation. Directors elected as aforesaid shall serve until the next annual meeting of shareholders of the Corporation or until their respective successors shall be elected and qualify. If, prior to the end of the term of any director elected as aforesaid, a vacancy in the office of such director shall occur during the continuance of a default in dividends on any series of Preferred Stock by reason of death, resignation, or disability, such vacancy shall be filled for the unexpired term by the appointment by the remaining director or directors elected as aforesaid of a new director for the unexpired term of such former director.

     Under existing interpretations of the Federal Reserve Board, if the holders of any series of Preferred Stock become entitled to vote for the election of directors because dividends on such series are in arrears, such series may then be deemed a "class of voting securities" and a holder of 25% or more of such series (or a holder of 5% or more if such holder otherwise exercises a "controlling influence" over the Corporation) may then be subject to regulation as a bank holding company in accordance with the Bank Holding Company Act of 1956, as amended (the "BHCA"). In addition, at such time, (i) any bank holding company or foreign bank with a United States presence may be required to obtain the approval of the Federal Reserve Board under the BHCA to acquire or retain 5% or more of such series and (ii) any person other than a bank holding company may be required to obtain the approval of the Federal Reserve Board under the Change in Bank Control Act of 1978 to acquire or retain 10% or more of such series.

     The affirmative vote or consent of the holders of at least two-thirds of the then outstanding shares of Preferred Stock, given in person or by proxy, either in writing or at a meeting called for the purpose at which the holders of Preferred Stock shall vote separately as a class, shall be necessary to effect any amendment, alteration, or repeal of any of the provisions of the Corporation's Articles or the Regulations of the Corporation which would be substantially prejudicial to the voting powers, rights, or preferences of the holders of Preferred Stock (but so far as the holders of Preferred Stock are concerned, such action may be effected with such vote or consent); provided, however, that neither the amendment of the Corporation's Articles to authorize or to increase the authorized or outstanding number of shares of any class ranking junior to or on a parity with the Preferred Stock, nor the amendment of the Regulations so as to change the number of directors of the Corporation shall be deemed to be substantially prejudicial to the voting powers, rights, or preferences of the holders of Preferred Stock (and any such amendment referred to in this proviso may be made without the vote or consent of the holders of the Preferred Stock); and provided further that if such amendment, alteration, or repeal would be substantially prejudicial to the rights or preferences of one or more but not all then outstanding series of Preferred Stock, the affirmative vote or consent of the holders of at least two-thirds of the then outstanding shares of the series so affected shall be required.

     The affirmative vote or consent of the holders of at least two-thirds of the then outstanding shares of Preferred Stock, given in person or by proxy, either in writing or at a meeting called for the purpose at which the holders of Preferred Stock shall vote as a single class, shall be necessary to effect any one or more of the following:

          (a) The authorization of, or the increase in the authorized number of, any shares of any class ranking prior to the Preferred Stock; or

          (b) The purchase or redemption for sinking fund purposes or otherwise of less than all of the then outstanding Preferred Stock except in accordance with a purchase offer made to all holders of record of Preferred Stock, unless all dividends on all Preferred Stock then outstanding for all previous dividend periods shall have been declared and paid or declared and funds therefor set apart and all accrued sinking fund obligations applicable thereto shall have been complied with.

PREEMPTIVE RIGHTS

     No holder of Preferred Stock is entitled as a matter of right to subscribe for or purchase any part of any issue of shares of the Corporation, of any class whatsoever, or any part of any issue of securities convertible into shares of the Corporation, of any class whatsoever, and whether issued for cash, property, services, or otherwise.

REPURCHASE OF SHARES

     Subject to the express terms of any series of Preferred Stock, the Corporation, by action of its Board of Directors and without action by its shareholders, is authorized by its Articles to purchase any shares of any series of Preferred Stock from time to time in accordance with the provisions of the Ohio General Corporation Law. Such purchases may be made either in the open market, or at public or private sales, in such manner and amounts and at such price as the directors shall, from time to time, determine.

                        DESCRIPTION OF DEPOSITARY SHARES

     The description set forth below and in any Prospectus Supplement of certain provisions of the Deposit Agreement (as defined below) and of the Depositary Shares and Depositary Receipts (as defined below) does not purport to be complete and is subject to, and qualified in its entirety by reference to, the forms of Deposit Agreement and Depositary Receipt relating to each series of the Preferred Stock, which are filed with the Commission as exhibits to the Registration Statement of which this Prospectus is a part, copies of which may be obtained from the Corporation upon request.

GENERAL

     The Corporation may elect to offer fractional shares of Preferred Stock rather than full shares of Preferred Stock. In such event, the Corporation will cause depositary receipts ("Depositary Receipts") to be issued for Depositary Shares, each of which will represent a fraction (to be set forth in the Applicable Prospectus Supplement relating to a particular series of Preferred Stock) of a share of a particular series of Preferred Stock as described below.

     The shares of any series of Preferred Stock represented by Depositary Shares will be deposited under a Deposit Agreement (the "Deposit Agreement") between the Corporation and a bank or trust company selected by the Corporation having its principal office in the United States and having a combined capital and surplus of at least $50,000,000, and any successor as depositary (the "Depositary"). Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable fraction of a share of Preferred Stock represented by such Depositary Share, to all the rights, preferences, and privileges of the Preferred Stock represented thereby, including any and all dividend, voting, redemption, conversion, and liquidation rights provided for in the Certificate.

     The Depositary Shares will be evidenced by Depositary Receipts issued pursuant to the Deposit Agreement. Depositary Receipts will be distributed to those persons purchasing the fractional shares of Preferred Stock in accordance with the terms of the offering.

     Pending the preparation of definitive Depositary Receipts, the Depositary will, upon the written order of the Corporation or any holder of Preferred Stock, execute and deliver temporary Depositary Receipts which are substantially identical to, and entitle the holders thereof to all the benefits pertaining to, the definitive Depositary Receipts. Definitive Depositary Receipts will be prepared thereafter without unreasonable delay, and temporary Depositary Receipts will be exchangeable for definitive Depositary Receipts upon surrender of the temporary Depositary Receipts at the Depositary's principal office or such other office or offices, if any, as the Depositary may designate, at the Corporation's expense and without charge to the holder.

DIVIDENDS AND OTHER DISTRIBUTIONS

     The Depositary will distribute cash dividends or other cash distributions received in respect of the deposited shares of Preferred Stock, including any cash received upon redemption of any shares of Preferred Stock, to the record holders of Depositary Receipts relating to such Preferred Stock in such amounts as are, as nearly as practicable, in proportion to the numbers of Depositary Shares evidenced by the Depositary Receipts held by such holders.

     In the event of a distribution other than in cash on the deposited shares of Preferred Stock, the Depositary will distribute property received by it to the record holders of Depositary Receipts in such amounts as are, as nearly as practicable, in proportion to the numbers of such Depositary Shares evidenced by the Depositary Receipts held by such holders, in any manner that the Depositary and the Corporation may deem equitable and practicable for accomplishing such distribution. If the Depositary, after consultation with the Corporation, determines that such distribution cannot be made proportionately or that it is otherwise not feasible to make such distribution, it may, with the approval of the Corporation, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the public or private sale of the property received. The Depositary will distribute or make available for distribution the net proceeds of any such sale to the holders entitled thereto.

REDEMPTION OF PREFERRED STOCK

     A series of Preferred Stock may be redeemable at any time, in whole or in part, at the option of the Corporation or the holder thereof, as set forth in the Applicable Prospectus Supplement relating to such series of Preferred Stock. Whenever the Corporation elects to redeem shares of Preferred Stock held by the Depositary, the Depositary will redeem as of the same redemption date the number of Depositary Shares representing shares of Preferred Stock so redeemed, provided the Corporation shall have paid in full to the Depositary the redemption price of the Preferred Stock to be redeemed. In the event of such a redemption at the option of the Corporation, the Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption of such Preferred Stock held by the Depositary. If fewer than all the outstanding Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by the Depositary by lot or pro rata or by any other equitable method, in each case as may be determined by the Corporation.

     In addition, although Depositary Shares, as such, are not redeemable at the option of the holder of Depositary Receipts evidencing Depositary Shares, such holder may, if so specified in the Applicable Prospectus Supplement relating to an offering of Depositary Shares, surrender Depositary Receipts with written instructions to the Depositary to instruct the Corporation to cause the redemption of any specified number of whole or fractional shares of Preferred Stock represented by the Depositary Shares evidenced by such Depositary Receipts. The Corporation will thereafter cause the redemption of the Preferred Stock at the redemption price utilizing the same procedures as those provided for delivery of Preferred Stock to effect such redemption.
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

     In the event of redemption at the option of either the Corporation or the holders of Depositary Receipts, the redemption price per Depositary Share will be equal to the applicable fraction of the redemption price per share paid in respect of the shares of the deposited Preferred Stock so redeemed, plus any other money and other property, if any, represented by each such Depositary Share, including an amount equal to any accrued and unpaid dividends thereon to the date of such redemption.

     Unless the Corporation defaults in the payment of the redemption price of any Preferred Stock called for redemption by the Corporation or the holder thereof and unless otherwise specified in the Certificate, (i) from and after the redemption date, all dividends in respect of the shares of Preferred Stock called for redemption will cease to accrue, the Depositary Shares so called for redemption shall no longer be deemed outstanding, and, except as set forth in clause (ii) below, all rights of holders of such Depositary Shares shall terminate except for the right to receive the redemption price thereof, and (ii) in the case of any redemption at the option of the Corporation or at the option of the holder, any rights of conversion in respect of such shares of Preferred Stock shall terminate on the close of business on the redemption date.

CONVERSION OF PREFERRED STOCK AT THE OPTION OF THE CORPORATION

     The holders of Depositary Shares may be obligated at any time or upon maturity of the Preferred Stock represented by the Depositary Shares to convert the Depositary Shares for the number of whole shares of Capital Securities or other debt securities of the Corporation (as the case may be, in accordance with the terms of such series of Preferred Stock) in proportion to the number of shares of Preferred Stock represented by the Depositary Shares. Whenever the Corporation exercises its option to convert shares of Preferred Stock held by the Depositary in whole or in part, the Depositary will convert as of the same conversion date the number of Depositary Shares representing shares of Preferred Stock so converted provided the Corporation shall have issued and deposited with the Depositary the Capital Securities or other debt securities for the Preferred Stock to be converted and paid in full to the Depositary any accrued and unpaid dividends thereon. In the event of such conversion at the option of the Corporation, the Depositary Shares will be converted at a conversion rate per Depositary Share equal to the applicable fraction of the conversion rate per share then in effect in respect of the shares of deposited Preferred Stock so converted as such conversion rate may be adjusted from time to time as provided in the Certificate of Amendment, plus any other money and other property, if any, represented by each such Depositary Share, including all amounts paid by the Corporation in respect of dividends which on the conversion date have accrued on the shares of Preferred Stock to be so converted and have not theretofore been paid. If fewer than all the outstanding Depositary Shares are to be converted, the Depositary Shares to be converted will be selected by the Depositary by lot or pro rata or by any other equitable method, in each case as may be determined by the Corporation.

     From and after the dated fixed for conversion, all dividends in respect of the shares of Preferred Stock called for conversion shall cease to accrue to the extent set forth in the Certificate, any rights of conversion or redemption at the option of the holders of the Depositary Shares represented by Depositary Receipts evidencing the shares of Preferred Stock called for conversion shall terminate at the close of business on such conversion date to the extent set forth in the Certificate, the Depositary Shares called for conversion will no longer be deemed to be outstanding, and all rights of the holders of the Depositary Receipts evidencing the Depositary Shares will cease, except the right to receive the securities payable upon such conversion and any money and other property, if any, to which the holders of such Depositary Shares were entitled upon such conversion upon surrender to the Depositary of the Depositary Receipts evidencing such Depositary Shares.

CONVERSION OF PREFERRED STOCK AT THE OPTION OF THE HOLDER

     The Depositary Shares, as such, are not convertible at the option of the holder thereof into Common Shares or any other securities or property of the Corporation. Nevertheless, if so specified in the Applicable Prospectus Supplement relating to an offering of Depositary Shares, any holder of Depositary Shares representing any series of Preferred Stock which is convertible at the option of the holder, upon surrender of the Depositary Receipts therefor and delivery of instructions to the Depositary, may cause the Corporation to convert any specified number of shares of Preferred Stock represented by the Depositary Shares evidenced by such Depositary Receipts into the number of whole Common Shares or whole number of shares of any other class or series of Capital Securities of the Corporation (as the case may be, in accordance with the terms of such series of Preferred Stock) as are issuable, as provided in the Certificate upon conversion of such shares of Preferred Stock at the conversion rate (as such term is defined in the Certificate) then in effect, as such conversion rate may be adjusted by the Corporation from time to time as provided in the Certificate. In the event that a holder delivers Depositary Receipts to the Depositary for conversion which in the aggregate are convertible either into less than one whole Common Share or one whole share of any other class or series of Capital Securities or into any number of whole Common Shares or whole shares of any other class or series of Capital Securities plus an excess constituting less than one whole Common Share or one whole share of any other class or series of Capital Securities, the holder shall receive payment in lieu of such fractional Common Shares or fractional shares of such Capital Securities.

WITHDRAWAL OF PREFERRED STOCK

     Any holder of Depositary Receipts may, upon surrender of such Depositary Receipts therefor to the Depositary (unless the related Preferred Stock has previously been called for redemption or conversion at the option of the Corporation), receive the number of whole shares of the related series of Preferred Stock and any money and other property represented by such Depositary Receipts. Holders of Depositary Receipts making such withdrawals will be entitled to receive whole shares of Preferred Stock on the basis set forth in the Applicable Prospectus Supplement for such series of Preferred Stock, but holders of such whole shares of Preferred Stock will not thereafter be entitled to deposit such Preferred Stock under the Deposit Agreement or to receive Depositary Shares therefor. If the Depositary Shares represented by the Depositary Receipts surrendered by the holder in connection with such withdrawal exceed the number of Depositary Shares that represent the number of whole shares of Preferred Stock to be withdrawn, the Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares.

VOTING THE PREFERRED STOCK

     Upon receipt of notice of any meeting at which the holders of shares of the Preferred Stock are entitled to vote, the Depositary will, as soon as practicable thereafter, mail the information contained in such notice of meeting to the record holders of the Depositary Receipts representing the Depositary Shares relating to such Preferred Stock. Each record holder of such Depositary Receipt on the record date (which will be the same date as the record date of the Preferred Stock) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Preferred Stock represented by such holder's Depositary Shares. Upon the written request of a record holder of such Depositary Receipt, the Depositary will, insofar as practicable, vote or cause to be voted the amount of Preferred Stock represented by such Depositary Shares evidenced by such Depositary Receipt in accordance with such instructions, and the Corporation will agree to take all reasonable actions which may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting shares of the Preferred Stock to the extent it does not receive specific instructions from the holder of Depositary Receipts evidencing the Depositary Shares representing such Preferred Stock. The Depositary will not be required to exercise discretion in voting any Preferred Stock represented by the Depositary Shares evidenced by such Receipts.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

     The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time and from time to time be amended by agreement between the Corporation and the Depositary in any respect that they may deem necessary or desirable. However, any amendment which materially and adversely alters the rights of the holders of Depositary Receipts or which would be materially and adversely inconsistent with the rights granted to the holders of the Preferred Stock will not be effective unless such amendment has been approved by the holders of at least a majority of the Depositary Shares then outstanding.

     The Deposit Agreement automatically terminates if (i) all outstanding Depositary Shares have been redeemed, converted, or withdrawn; (ii) each share of Preferred Stock has been converted into Common Shares or shares of any other class or series of Capital Securities; or (iii) there has been a final distribution in respect of the Preferred Stock in connection with any liquidation, dissolution, or winding up of the Corporation and such distribution has been distributed to the holders of Depositary Receipts. The Deposit Agreement also may be terminated by the Corporation at any time upon not less than 60 days prior written notice to the Depositary, in which case the Depositary will, upon a date not later than 30 days after the date of such notice, deliver to the record holders, upon surrender of the Depositary Receipts, such number of whole shares of Preferred Stock as are represented by such Depositary Receipts. In the event that such Depositary Receipts represent a fractional number of shares of Preferred Stock, the Depositary will aggregate all interests in such fractional shares, and, with the approval of the Corporation, adopt such method as it deems equitable and practicable for the purpose of effecting the distribution of such interests, including the public or private sale of the whole number of shares of Preferred Stock so aggregated, or any part thereof, after which the Depositary will distribute or make available for distribution to the holders of such Depositary Receipts, as the case may be, the net proceeds of any such sale.

CHARGES OF DEPOSITARY AND OTHER TAXES AND CHARGES

     The Corporation will pay all fees and expenses of the Depositary, and all charges of the Depositary in connection with the initial deposit of the Preferred Stock and the initial issuance of the Depositary Shares evidenced by the Depositary Receipts, all withdrawals of shares of Preferred Stock by holders of Depositary Shares, any redemption or conversion of the Preferred Stock at the option of such holder and any redemption or conversion of the Preferred Stock at the option of the Corporation. The Corporation will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. Holders of Depositary Shares will pay such other transfer and other taxes and governmental charges as are expressly provided in the Deposit Agreement to be for their accounts.

RESIGNATION AND REMOVAL OF DEPOSITARY

     The Depositary may resign at any time by delivering to the Corporation notice of its election to do so, and the Corporation may at any time remove the Depositary by notice of such removal delivered to the Depositary, any such resignation or removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment. Such successor Depositary must be appointed within 60 calendar days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

MISCELLANEOUS

     The Depositary will forward to the holders of Depositary Receipts all notices, reports and proxy solicitation material from the Corporation which are delivered to the Depositary in its capacity as holder of Preferred Stock and which the Corporation is required to furnish to the holders of the Preferred Stock.

     Neither the Depositary nor the Corporation will be liable to any holder of any Depositary Receipt if it is prevented or delayed by reason of any present or future law or regulation of the United States or of any other governmental authority, or by reason of any present or future provision of the Articles or the Certificate or by any other circumstance beyond its control in performing its obligations under the Deposit Agreement or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement. The obligations and liabilities of the Corporation to holders of Depositary Receipts and the Depositary under the Deposit Agreement or any Depositary Receipt will be limited to performance in good faith of such duties as are specifically set forth in the Deposit Agreement and the Corporation and the Depositary will not be obligated to appear in, prosecute, or defend any action, suit, or other proceeding in respect of deposited shares of Preferred Stock, Depositary Shares, or Depositary Receipts that in its opinion may subject it to expense or liability unless satisfactory indemnity is furnished. The Depositary and the Corporation may rely upon the written advice of counsel and the written advice of and information provided by any accountant, any holders of Depositary Receipts and any other persons believed by it in good faith to be competent to give such advice or information and upon documents believed by it to be genuine and to have been signed or presented by the proper party or parties.

     In the event the Depositary shall receive conflicting claims, requests, or instructions from any holders of Depositary Receipts, on the one hand, and the Corporation, on the other hand, the Depositary shall be entitled to act on such claims, requests, or instructions received from the Corporation.

                          DESCRIPTION OF COMMON SHARES

     The description of certain provisions of the Common Shares set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to the Articles and the Regulations (i.e. by-laws) of KeyCorp which are exhibits to the Registration Statement.

GENERAL


     The Corporation's Common Shares as of March 31, 2000 consisted of 1,400,000,000 authorized shares, with a par value of $1 each, of which there were 437,589,594 shares outstanding (exclusive of treasury shares). The Common Shares are traded on the New York Stock Exchange. The transfer agent and registrar for the Common Shares is Harris Trust and Savings Bank.


     Common Shares of the Corporation may be issued from time to time, in such amounts and proportion and for such consideration as may be fixed by the Board of Directors of the Corporation. No holder of Common Shares has any preemptive or preferential rights to purchase or to subscribe for any shares of capital stock or other securities which may be issued by the Corporation. The Common Shares have no redemption or sinking fund provisions applicable thereto. Common Shares do not have any conversion rights. The rights of holders of Common Shares will be subject to, and may be adversely affected by, the rights of holders of any Preferred Stock that may be issued in the future.

     The Corporation may issue authorized but unissued Common Shares in connection with several employee benefit and stock option and incentive plans maintained by the Corporation or its subsidiaries, and the Corporation's Automatic Dividend Reinvestment and Cash Payment Plan.

     The outstanding Common Shares are fully paid and non-assessable and future issuances of Common Shares, when fully paid for, will be non-assessable except that in both cases Section 1701.95 of the Ohio General Corporation Law provides that a shareholder who knowingly receives any dividend, distribution, or payment made contrary to law or the articles of a corporation shall be liable to the Corporation for the amount received by him that is in excess of the amount that could have been paid or distributed without violation of law or the articles.

DIVIDENDS

     When, as, and if dividends, payable in cash, stock, or other property, are declared by the Board of Directors of the Corporation out of funds legally available therefor, the holders of Common Shares are entitled to share equally, share for share, in such dividends. The payment of dividends on the Common Shares is subject to the prior payment of dividends on the Preferred Stock.

VOTING

     Except as described under "Outstanding Preferred Stock" above, holders of Common Shares have exclusive voting rights of the Corporation and are entitled to one vote for each share on all matters voted upon by the shareholders. Holders of Common Shares do not have the right to cumulate their voting power.

LIQUIDATION

     In the event of any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Shares are entitled to receive, on a share for share basis, any assets or funds of the Corporation which are distributable to its holders of Common Shares upon such events, subject to the prior rights of creditors of the Corporation and holders of the Corporation's outstanding Preferred Stock.

SHAREHOLDER RIGHTS PLAN


     In August 1989, the Corporation's Board of Directors declared a dividend consisting of Rights to Purchase Common Shares ("Rights"). One of the Rights was distributed with respect to each Common Share outstanding on September 12, 1989. Rights have been and will continue to be issued in respect to all Common Shares that are issued after September 12, 1989 but before the earlier of the expiration or redemption of the Rights or the occurrence of a Triggering Event (as defined below), or upon the exercise of any employee stock option granted prior to a Triggering Event. The description and terms of the Rights are set forth in the Restated Rights Agreement, dated as of May 15, 1997, between the Corporation and KeyBank National Association, as Rights Agent, (the "Rights Agreement", which is filed as an exhibit to the Registration Statement). The Rights are designed to protect the interests of the Corporation and its shareholders against coercive takeover tactics. The purpose of the Rights Agreement is to encourage potential acquirors to negotiate with the Corporation's Board of Directors prior to attempting a takeover and to give the Board leverage in negotiating on behalf of all shareholders the terms of any proposed takeover. The Rights Agreement may, but is not intended to, deter takeover proposals.



     Each of the Rights initially represents the right to purchase one Common Share for $82.50 (the "Purchase Price"). The Rights will become exercisable immediately upon the earlier of (1) the commencement of a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person (as defined below) or (2) a public announcement that a person or group has become the beneficial owner of 15% or more of the outstanding Common Shares (such person or group being an "Acquiring Person").


     Until the Rights become exercisable, they will trade with the Common Shares, and any transfer of Common Shares will also constitute a transfer of the associated Rights. When the Rights become exercisable, they will begin to trade separate and apart from the Common Shares. At that time, separate certificates representing the Rights will be mailed to holders.


     When certain events occur ("Flip-in Events"), each of the Rights will become the right to purchase one Common Share for the then par value per share (now $1.00 per share), and the Rights beneficially owned by an Acquiring Person will become void. The Flip-in Events are (1) the beneficial ownership by a person or group of 15% or more of the outstanding Common Shares, unless the Common Shares are acquired in a tender or exchange offer for all of the Common Shares at a price and on other terms approved in advance by the Corporation's Board of Directors, (2) certain self-dealing transactions between the Corporation and an Acquiring Person and (3) a reclassification or recapitalization of the Corporation that has the effect of increasing by more than 1% the percentage of the Common Shares owned by an Acquiring Person.


     If, after a person or group becomes an Acquiring Person, the Corporation is acquired in a merger or other business combination or 50% or more of its assets or earning power is sold, each of the Rights will "flip-over" and become the right to purchase common shares of the acquiror (a "Flip-over Event"). The holder (other than the Acquiring Person) of each Right would, upon the occurrence of a Flip-over Event, be entitled to purchase for the then par value of a Common Share (now $1.00) the number of common shares of the acquiror having a market price equal to the market price of a Common Share.

     The Purchase Price and/or the number of Common Shares (or common shares of an acquiror) to be purchased upon exercise of the Rights are subject to adjustment from time to time to prevent dilution in the event the Corporation:
(1) declares a dividend on the Common Shares payable in Common Shares, (2) subdivides or combines the outstanding Common Shares, (3) issues any shares other than Common Shares in a reclassification of the Common Shares or (4) makes a distribution to all holders of Common Shares, of debt securities, subscription rights, warrants or other assets (except regular cash dividends). With certain exceptions, no adjustment will be required until a cumulative adjustment of at least 1% is required. The Corporation is not required to issue fractional shares and, instead, may make a cash payment based on the market price of the Common Shares.


     The Corporation's Board of Directors may redeem the Rights for 1/2c each (the "Redemption Price") at any time before a "Triggering Event" (which is defined as the occurrence of a Flip-over Event or a Flip-in Event). However, the Rights may not be redeemed while there exists an Acquiring Person unless (1) Contin-uing Directors, as defined below, constitute a majority of the Board of Directors and (2) a majority of the Continuing Directors approves the redemption. "Continuing Directors" are defined as directors who were in office prior to a person or group becoming an Acquiring Person or whose election to office was recommended by a majority of the Continuing Directors and who are not affiliated with the Acquiring Person. The Rights will expire on May 14, 2007, unless they are redeemed before that date.


     Until the Rights are exercised, the holders of the Rights, as such, will have no rights as shareholders of the Corporation, including the right to vote or receive dividends. Upon exercise of the Rights, the holder of the Common Share received upon the exercise thereof will be entitled to all the rights of any other holder of Common Shares.

     The provisions of the Rights Agreement may be amended by the Corporation's Board of Directors to cure any ambiguity or correct any defect or inconsistency or, prior to a Triggering Event, to make other changes that the Board of Directors deems to be desirable and not adverse to the interests of the Corporation and its shareholders.

                       DESCRIPTION OF CAPITAL SECURITIES

     The following description of Capital Securities is included in this Prospectus because a Prospectus Supplement may provide that Capital Securities will be issuable upon conversion at the option of the Corporation of a series of Subordinated Debt Securities or Preferred Stock. Whenever Capital Securities are issued upon conversion of Subordinated Debt Securities, the Corporation will be obligated to deliver Capital Securities with a Market Value (as defined below) equal to the principal amount of such Subordinated Debt Securities. In addition, the Corporation will unconditionally undertake to sell the Capital Securities in a sale (the "Secondary Offering") on behalf of any holders who elect to receive cash for the Capital Securities in which event the Corporation will bear all expenses of the Secondary Offering, including underwriting discounts and commissions. There can be no assurance, however, that there will be a market for the Capital Securities when issued or at any time thereafter. If the Corporation fails to deliver any Capital Securities when required to be delivered, the Trustee may institute judicial proceedings for (i) specific performance, (ii) money damages equal to the principal amount of the Subordinated Debt Securities for which Capital Securities were to be converted or (iii) any other proper remedy. If the Corporation fails to effect the Secondary Offering, it will deliver to the holders Capital Securities and not cash, upon exchange of the Subordinated Debt Securities. In such event, the Corporation will have no specifically enforceable obligation to effect the Secondary Offering, but will not be relieved of any liability for money damages it would have for breach of its obligation to effect a Secondary Offering of sufficient amounts of Capital Securities. The "Market Value" of any Capital Securities means their sale price in the Secondary Offering. If the Corporation does not effect the Secondary Offering, the Market Value of such Capital Securities shall be their fair value when exchanged as determined by three independent nationally recognized investment banking firms selected by the Corporation.

     Whenever Preferred Stock is convertible at the option of the Corporation into Capital Securities, the Corporation will be obligated to deliver Capital Securities in an amount either based upon a conversion price or with a required conversion value. The conversion value will be determined by then market prices, by an auction or bidding procedure or by such other method as set forth in the Applicable Prospectus Supplement.

     The staff of the Commission has advised that Rules 13e-4 and 14e-1 of the Commission's rules and regulations relating to tender offers by issuers, as currently in effect and interpreted, would be applicable to the conversion of Capital Securities for Subordinated Debt Securities of any series and the Secondary Offering. If, at the time of the conversion of Capital Securities for Subordinated Debt Securities of any series and the Secondary Offering, Rule 13e-4 or Rule 14e-1 (or any successor rule or rules) applies to such transactions, the Corporation will comply with such rule (or any successor rule or rules) and will afford holders of such Subordinated Securities all rights and will make all filings required by such rule (or successor rule or rules). Rule 13e-4 and Rule 14e-1 may also be deemed to apply to Preferred Stock that is convertible at the option of the Corporation.

     The Capital Securities may consist of Common Shares or Preferred Stock. All Capital Securities which will be issuable upon conversion of Subordinated Debt Securities or Preferred Stock will, upon issuance, be duly authorized, validly issued and, if applicable, fully paid and non-assessable.

     Any shares of Preferred Stock to be so issued will have such designations, preferences, dividend, and other rights, qualifications, limitations, and restrictions as may be determined by the Corporation and approved by the Board of Directors.

                       DESCRIPTION OF SECURITIES WARRANTS

     The Corporation may issue, separately or together with any Debt Securities, Preferred Stock, Common Shares, or Depositary Shares, Securities Warrants for the purchase of other Debt Securities, Preferred Stock, Common Shares, or Depositary Shares (collectively, the "Underlying Securities"). The Securities Warrants will be issued under a warrant agreement (a "Securities Warrant Agreement") to be entered into between the Corporation and a bank or trust company, as warrant agent (the "Securities Warrant Agent"), all as set forth in the Applicable Prospectus Supplement relating to the particular issue of Securities Warrants. The form of Securities Warrant Agreement, including the form of certificates representing the Securities Warrants ("Securities Warrant Certificates"), reflecting the alternative provisions to be included in the Securities Warrant Agreements that will be entered into with respect to particular offerings of Securities Warrants, is filed as an exhibit to the Registration Statement. The following summaries of certain provisions of the Securities Warrant Agreement and the Securities Warrant Certificates, which are filed as exhibits to the Registration Statement, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Securities Warrant Agreement and the Securities Warrant Certificates, respectively, including the definitions therein of certain terms. Wherever defined terms of the Securities Warrant Agreement are referred to, it is intended that such defined terms shall be incorporated herein by reference.

GENERAL

     The Applicable Prospectus Supplement relating to the particular issue of Securities Warrants offered thereby will describe the terms of the offered Securities Warrants, the Securities Warrant Agreement relating to the offered Securities Warrants, and the Securities Warrant Certificates representing the offered Securities Warrants, including the following where applicable: (1) if the Securities Warrants are offered for separate consideration, the offering price and the currency for which Securities Warrants may be purchased; (2) the title, aggregate principal amount, currency, and terms of the series of Debt Securities purchasable upon exercise of the Debt Warrants and the price at which such Debt Securities may be purchased upon such exercise; (3) the title, number of shares, stated value, and terms (including, without limitation, liquidation, dividend, conversion, redemption, and voting rights) of the series of Preferred Stock purchasable upon exercise of Preferred Stock Warrants and the price at which such number of shares of Preferred Stock of such series may be purchased upon such exercise; (4) the number of Common Shares purchasable upon the exercise of Common Share Warrants and the price at which such number of Common Shares may be purchased upon such exercise; (5) the number of Depositary Shares purchasable upon the exercise of Depositary Share Warrants, the terms of the Preferred Stock which the Depositary Shares represent and the price at which such number of Depositary Shares may be purchased upon such exercise; (6) the date, if any, on and after which the offered Securities Warrants and the related Debt Securities, Preferred Stock, Common Shares and/or Depositary Shares will be separately transferable; (7) the time or times at which, or period or periods during which, the offered Securities Warrants may be exercised and the final date on which the offered Securities Warrants may be exercised (the "Expiration Date"); (8) a discussion of the specific United States Federal income tax, accounting, and other considerations applicable to the Securities Warrants; (9) the location where the offered Securities Warrants represented by the Securities Warrant Certificates may be transferred and registered; and (10) any other terms of the offered Securities Warrants.

     Securities Warrant Certificates will be exchangeable on the terms specified in the Applicable Prospectus Supplement for new Securities Warrant Certificates of different denominations evidencing the same aggregate number of Warrants of the same title, and may be transferred in whole or in part on the terms specified in the Applicable Prospectus Supplement.

     Prospective purchasers of Securities Warrants should be aware that special U.S. federal income tax, accounting and other considerations may be applicable to instruments such as Securities Warrants. The Applicable Prospectus Supplement relating to any issue of Securities Warrants will describe such considerations.

EXERCISE OF WARRANTS

     Each Securities Warrant will entitle the holder to purchase the principal amount of or number of Underlying Securities provided for therein, at such exercise price as shall in each case be set forth in, or be determinable from, the Applicable Prospectus Supplement relating to the Securities Warrants, by payment of such exercise price (the "Warrant Price") in full in the currency and in the manner specified in the Applicable Prospectus Supplement. Securities Warrants may be exercised at any time at or before 5:00 P.M., New York City time on the Expiration Date (or such later date to which such Expiration Date may be extended by the Corporation), and unexercised Securities Warrants will become void at such time. Securities Warrants may be exercised at the corporate trust office of the Securities Warrant Agent or any other office indicated in the Applicable Prospectus Supplement relating to the Securities Warrants.

     Upon receipt at the corporate trust office of the Securities Warrant Agent or any other office indicated in the Applicable Prospectus Supplement of (i) payment of the Warrant Price and (ii) the form of election to purchase set forth on the reverse side of the Securities Warrant Certificate properly completed and duly executed, the Corporation will, as soon as practicable, issue the Underlying Securities purchasable upon such exercise. If fewer than all of the Securities Warrants represented by such Securities Warrant Certificate are exercised, a new Securities Warrant Certificate will be issued for the remaining number of unexercised Securities Warrants.

MODIFICATIONS

     The Warrant Agreement may be supplemented or amended by the Corporation and the Warrant Agent from time to time, without the approval of any Holder (as defined in the Warrant Agreement), in order to cure any ambiguity, to correct or supplement any defective or inconsistent provision contained therein, or to make any other provision in regard to matters or questions arising thereunder that the Corporation and the Warrant Agent may deem necessary or desirable and which will not adversely affect the interests of the Holders.

     The Corporation and the Warrant Agent may also modify or amend the Warrant Agreement and the Securities Warrant Certificates with the consent of the Holders of not fewer than a majority in number of the then outstanding unexercised Warrants affected by such modification or amendment, for any purpose, provided that no such modification or amendment that shortens the period of time during which the Warrants may be exercised, or otherwise materially and adversely affects the exercise rights of the Holders or reduces the percentage of Holders of outstanding Warrants the consent of which is required for modification or amendment of the Warrant Agreement or the Warrants may be made without the consent of each Holder affected thereby.

COMMON SHARE WARRANT ADJUSTMENTS

     The terms and conditions on which the Warrant Price of and/or the number of Common Shares covered by a Warrant to purchase Common Shares (a "Common Share Warrant") are subject to adjustment will be set forth in the Warrant Agreement and the Applicable Prospectus Supplement. Such terms will include provisions for adjusting the Warrant Price and/or the number of Common Shares covered by such Common Share Warrant; the events requiring such adjustment; the events upon which the Corporation may, in lieu of making such adjustment, make proper provision so that the holder of such Common Share Warrant, upon exercise thereof, would be treated as if such holder had exercised such Common Share Warrant prior to the occurrence of such events; and provisions affecting exercise in the event of certain events affecting the Common Shares.

MERGER, CONSOLIDATION, SALE, OR OTHER DISPOSITIONS

     If at any time there shall be a merger, consolidation, sale, conveyance, transfer, lease, or other disposition of substantially all of the assets of the Corporation, then the successor or assuming corporation shall succeed to and be substituted for the Corporation in, and the Corporation will be relieved of any further obligation under, the Warrant Agreement or the Warrants.

ENFORCEABILITY OF RIGHTS OF HOLDERS

     The Warrant Agent will act solely as an agent of the Corporation in acting under the Warrant Agreement and in connection with any Warrant Certificate. The Warrant Agent shall have no duty or responsibility in case of any default by the Corporation in the performance of its covenants or agreements contained in the Warrant Agreement or in any Warrant Certificate. Each Holder may, without the consent of the Warrant Agent, enforce by appropriate legal action, on its own behalf, the Holder's right to exercise its Warrants in the manner provided in the Warrant Agreement and its Warrant Certificate.

NO RIGHTS AS HOLDERS OF UNDERLYING SECURITIES

     Prior to the exercise of any Securities Warrants to purchase Underlying Securities, holders of such Securities Warrants will not have any of the rights of holders of the Underlying Securities purchasable upon such exercise, including, without limitation, the right to receive the payment of principal of, or premium on, if any, or interest, if any, dividends or distributions of any kind, if any, on Underlying Securities, the right to enforce any of the covenants in the Indentures, if applicable, or the right to exercise any voting rights.

                              PLAN OF DISTRIBUTION

     The Corporation may sell Securities to one or more underwriters for public or private offering and sale by them or may sell Securities to investors directly or through agents (which agents may be affiliates of the Corporation) that solicit or receive offers on behalf of the Corporation or through dealers or through a combination of any such methods of sale.

     The Applicable Prospectus Supplement will set forth the terms of the offering of the particular series of Securities to which such Applicable Prospectus Supplement relates, including (i) the name or names of any underwriters or agents with whom the Corporation has entered into arrangements with respect to the sale of such series of Securities; (ii) the initial public offering or purchase price of such series of Securities; (iii) any underwriting discounts, commissions, and other items constituting underwriters' compensation from the Corporation and any other discounts, concessions, or commissions allowed or reallowed or paid by any underwriters to other dealers; (iv) any commissions paid to any agents; (v) the net proceeds to the Corporation; and
(vi) the securities exchanges, if any, on which such series of Securities will be listed.

     Unless otherwise set forth in the Applicable Prospectus Supplement relating to a particular series of Securities, the obligations of the underwriters to purchase such series of Securities will be subject to certain conditions precedent and each of the underwriters with respect to such series of Securities will be obligated to purchase all of the Securities of such series allocated to it if any such Securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     The Securities may be offered and sold by the Corporation directly or through agents designated by the Corporation from time to time. Unless otherwise indicated in the Applicable Prospectus Supplement, each such agent will be acting on a reasonable efforts basis for the period of its appointment. Any agent participating in the distribution of Securities may be deemed to be an "underwriter," as that term is defined in the Securities Act, of the Securities so offered and sold. The Securities also may be sold to dealers at the applicable price to the public set forth in the Applicable Prospectus Supplement relating to a particular series of Securities who later resell to investors. Such dealers may be deemed to be "underwriters" within the meaning of the Securities Act.

     Underwriters, dealers, and agents may be entitled, under agreements entered into with the Corporation, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

     The Corporation may also issue contracts under which the counterparty may be required to purchase Debt Securities, Preferred Stock, or Depositary Shares. Such contracts would be issued with Debt Securities, Preferred Stock, or Depositary Shares and/or Securities Warrants in amounts, at prices and on terms to be set forth in a Prospectus Supplement.

     If so indicated in the Applicable Prospectus Supplement, the Corporation will authorize underwriters, dealers, or agents to solicit offers by certain institutions to purchase Securities of a series from the Corporation at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts (each, a "Contract") providing for payment and delivery at a future date. Each Contract will be subject only to those conditions set forth in the Applicable Prospectus Supplement and the Applicable Prospectus Supplement will set forth the commission payable for solicitation of such offers.

     Any of the underwriters, dealers, and agents of the Corporation and their associates may be customers of, engage in transactions with, and perform services for the Corporation in the ordinary course of business.

     The place and time of delivery of the Securities will be set forth in the Applicable Prospectus Supplement.

                                 LEGAL OPINIONS


     The validity of the Securities offered hereby will be passed upon for the Corporation, as shall be indicated in the Applicable Prospectus Supplement, by either the General Counsel or a Associate General Counsel to the Corporation or by Thompson Hine & Flory LLP, 3900 Key Tower, 127 Public Square, Cleveland, Ohio 44114-1216, and for the Underwriters by Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022. Shearman & Sterling will rely as to all matters of Ohio law on the opinion rendered on behalf of the Corporation. The General Counsel or a Associate General Counsel to the Corporation or Thompson Hine & Flory LLP, as the case may be, will rely as to all matters of New York law on the opinion of Shearman & Sterling. The aggregate number of shares owned by attorneys at Thompson Hine & Flory LLP or the General Counsel or Associate General Counsel of the Corporation rendering the opinion referred to above on behalf of the Corporation will be set forth in the Applicable Prospectus Supplement.

                                    EXPERTS


     Ernst & Young LLP, independent auditors, have audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 1999, as set forth in their report, which is incorporated by reference in this Prospectus and elsewhere in the Registration Statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.



     With respect to the unaudited condensed consolidated interim financial information for the three-month periods ended March 31, 2000 and March 31, 1999, incorporated by reference in this Prospectus, Ernst & Young LLP have reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report, included in KeyCorp's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, and incorporated herein by reference, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted considering the limited nature of the review procedures applied. The independent auditors are not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the Registration Statement prepared or certified by the auditors within the meaning of Sections 7 and 11 of the Securities Act.

                                    KEYCORP

                                  $561,500,000



                       SENIOR MEDIUM-TERM NOTES, SERIES E



                    SUBORDINATED MEDIUM-TERM NOTES, SERIES D



                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE


                                      LOGO


                              SALOMON SMITH BARNEY

                             CHASE SECURITIES INC.

                           CREDIT SUISSE FIRST BOSTON

                              GOLDMAN, SACHS & CO.

                               J.P. MORGAN & CO.

                             PROSPECTUS SUPPLEMENT

                        DATED                     , 2000

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Estimated expenses in connection with the issuance and distribution of the securities being registered other than underwriting compensation are as follows:


SEC Registration Fee........................................  $ 413,796
Fees of Rating Agencies.....................................    200,000
Printing and Engraving Expenses.............................     80,000
Legal Fees and Expenses.....................................    100,000
Accounting Fees and Expenses................................     20,000
Fees of Indenture Trustees..................................      8,000
Blue Sky Fees and Expenses..................................     35,000
Miscellaneous...............................................     50,000
                                                              ---------
          Total.............................................  $ 906,796
                                                              =========


---------------
All the above amounts except the SEC registration fee are estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under Ohio law, Ohio corporations are authorized to indemnify directors, officers, employees, and agents within prescribed limits and must indemnify them under certain circumstances. Ohio law does not provide statutory authorization for a corporation to indemnify directors, officers, employees, and agents for settlements, fines, or judgments in the context of derivative suits. However, it provides that directors (but not officers, employees, and agents) are entitled to mandatory advancement of expenses, including attorneys' fees, incurred in defending any action, including derivative actions, brought against the director, provided the director agrees to cooperate with the corporation concerning the matter and to repay the amount advanced if it is proved by clear and convincing evidence that his act or failure to act was done with deliberate intent to cause injury to the corporation or with reckless disregard for the corporation's best interests.

     Ohio law does not authorize payment of judgments to a director, officer, employee, or agent after a finding of negligence or misconduct in a derivative suit absent a court order. Indemnification is required, however, to the extent such person succeeds on the merits. In all other cases, if a director, officer, employee, or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, indemnification is discretionary except as otherwise provided by a corporation's articles, code of regulations, or by contract except with respect to the advancement of expenses of directors.

     Under Ohio law, a director is not liable for monetary damages unless it is proved by clear and convincing evidence that his action or failure to act was undertaken with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation. There is, however, no comparable provision limiting the liability of officers, employees, or agents of a corporation. The statutory right to indemnification is not exclusive in Ohio, and Ohio corporations may, among other things, procure insurance for such persons.

     The KeyCorp Regulations provide that KeyCorp shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to any action, suit, or proceeding by reason of the fact that he is or was a director, officer, or employee of KeyCorp or of any other bank, corporation, partnership, trust, or other enterprise for which he was serving as a director, officer, or employee at the request of KeyCorp.

     Reference is made to the Form of Underwriting Agreement and the Distribution Agreement for additional provisions for the indemnification of directors, controlling persons, and certain officers of the

Registrant by the underwriters. The Forms of Underwriting Agreement and Distribution Agreement are exhibits to the Registration Statement.

     Except as stated above, neither the Amended and Restated Articles of Incorporation of KeyCorp nor any other contract or arrangement to which KeyCorp is a party provides for such indemnification. Under the terms of KeyCorp's directors' and officers' liability and company reimbursement insurance policy, directors and officers of KeyCorp are insured against certain liabilities, including liabilities arising under the Securities Act.


     KeyCorp is a party to agreements with, respectively, Robert W. Gillespie, Henry L. Meyer III, Thomas C. Stevens, and William B. Summers, Jr., and KeyCorp is party to Change of Control Agreements with certain other executive officers, pursuant to which KeyCorp has agreed to indemnify the officer, to the full extent permitted or authorized by Ohio law, if the officer is made or threatened to be made a party to any action, suit, or proceeding by reason of the officer's serving as an employee, officer, or director of KeyCorp and/or any of its subsidiaries or any other company at the request of KeyCorp or any of its subsidiaries, and KeyCorp has agreed to advance expenses incurred by the officer in defending any such action, suit, or proceeding.


ITEM 16.  EXHIBITS.

     See Index to Exhibits.

ITEM 17.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");


             (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.



             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;



        provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the registration statement.


          (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) to remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant hereby further undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS FORM S-3 REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CLEVELAND, STATE OF OHIO, ON THIS 21ST DAY OF JUNE, 2000.


                                          KEYCORP


                                          By /s/ DANIEL R. STOLZER

                                            ------------------------------------

                                             Daniel R. Stolzer


                                             Vice President and Associate
                                             General Counsel


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS FORM S-3 REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED.




                      SIGNATURE                                     TITLE                     DATE
-----------------------------------------------------  --------------------------------  --------------


                          *                            Chairman, Chief Executive          June 21, 2000
-----------------------------------------------------  Officer
                 Robert W. Gillespie                   (principal executive officer)
                                                       and
                                                       Director

                          *                            Senior Executive Vice President    June 21, 2000
-----------------------------------------------------  and Chief Financial Officer
                   K. Brent Somers                     (principal financial officer)

                          *                            Executive Vice President and       June 21, 2000
-----------------------------------------------------  Chief
                    Lee G. Irving                      Accounting Officer (principal
                                                       accounting officer)

                          *                            Director                           June 21, 2000
-----------------------------------------------------
                   Cecil D. Andrus

                          *                            Director                           June 21, 2000
-----------------------------------------------------
                  William G. Bares

                          *                            Director                           June 21, 2000
-----------------------------------------------------
                Albert C. Bersticker

                                                       Director                           June 21, 2000
-----------------------------------------------------
                 Edward P. Campbell

                                                       Director                           June 21, 2000
-----------------------------------------------------
               Dr. Carol A. Cartwright

                          *                            Director                           June 21, 2000
-----------------------------------------------------
                  Thomas A. Commes

                          *                            Director                           June 21, 2000
-----------------------------------------------------
                  Kenneth M. Curtis

                          *                            Director                           June 21, 2000
-----------------------------------------------------
                 Henry S. Hemingway

                          *                            Director                           June 21, 2000
-----------------------------------------------------
                  Charles R. Hogan

                          *                            Director                           June 21, 2000
-----------------------------------------------------
                 Douglas J. McGregor

                      SIGNATURE                                     TITLE                     DATE
                      ---------                                     -----                     ----

                                                       President, Chief Operating         June 21, 2000
-----------------------------------------------------  Officer
                 Henry L. Meyer III                    and Director

                          *                            Director                           June 21, 2000
-----------------------------------------------------
                  Steven A. Minter

                                                       Director                           June 21, 2000
-----------------------------------------------------
                   Bill R. Sanford

                          *                            Director                           June 21, 2000
-----------------------------------------------------
                 Ronald B. Stafford

                          *                            Director                           June 21, 2000
-----------------------------------------------------
                 Dennis W. Sullivan

                          *                            Director                           June 21, 2000
-----------------------------------------------------
                Peter G. Ten Eyck, II



                                            /s/ DANIEL R. STOLZER

                                            ------------------------------------

                                            *By Daniel R. Stolzer,
                                            attorney-in-fact



                                            June 21, 2000

                                    KEYCORP

                               INDEX TO EXHIBITS


 FORM S-3
EXHIBIT NO.
-----------                          DESCRIPTION
(1)(a)       Form of Underwriting Agreement.*
(1)(b)       Form of Distribution Agreement.*
(1)(c)       Form of Amendment to Distribution Agreement.
(4)(a)       Amended and Restated Articles of Incorporation of KeyCorp.
             Incorporated herein by reference to Exhibit 3 to Form 10-Q filed on November 13, 1998 (supercedes previous one filed on
             February 25, 1994 as Exhibit 7 to Form 8A/A).
(4)(b)       Amended and Restated Regulations of KeyCorp, effective May
             15, 1997. Incorporated herein by reference to Exhibit 2 to
             Form 8-A/A filed on June 19, 1997 (supercedes previous one filed on February 25, 1994 as Exhibit 6 to Form 8A/A).
(4)(c)       Senior Indenture between KeyCorp and Bankers Trust Company, as Trustee. Incorporated herein by reference to Exhibit
             (4)(c) to Registration Statement on Form S-3, Commission No.
             33-58405, filed with the SEC on April 3, 1995 ("Registration
             Statement
             No. 33-58405").*
(4)(d)       Subordinated Indenture between KeyCorp and Bankers Trust
             Company, as Trustee. Incorporated herein by reference to
             Exhibit (4)(d) to Registration Statement No. 33-58405.*
(4)(e)       Form of Senior Debt Securities. Incorporated herein by
             reference to Exhibit (4)(e) to Registration Statement No.
             33-58405.*
(4)(f)       Form of Subordinated Debt Securities. Incorporated herein by reference to Exhibit (4)(f) to Registration Statement No.
             33-58405.*
(4)(g)       Form of Warrant Agreement. Incorporated herein by reference to Exhibit (4)(g) to Registration Statement No. 33-58405.*
(4)(h)       Form of Warrant Certificate. Incorporated herein by
             reference to Exhibit (4)(h) to Registration Statement No.
             33-58405.*
(4)(i)       Form of Deposit Agreement. Incorporated herein by reference to Exhibit (4)(i) to Registration Statement No. 33-58405.*
(4)(j)       Form of Depositary Receipt. Incorporated herein by reference to Exhibit (4)(j) to Registration Statement No. 33-58405.*
(4)(k)       Restated Rights Agreement, dated as of May 15, 1997, between
             KeyCorp and KeyBank National Association, as Rights Agent.
             Incorporated herein by reference to Exhibit 1 to Form 8-A
             filed on June 19, 1997 (supercedes previous agreement filed on August 29, 1989 as Exhibit 1 to Form 8-A, amendment filed on February 28, 1991 as Exhibit 1 to Form 8-A, amendment
             filed on September 23, 1991 as Exhibit 4 to Schedule 13D,
             and amendment filed on October 12, 1993 as Exhibit 4 to
             Schedule 13D).
(5)          Opinion of Daniel R. Stolzer, Associate General Counsel to
             the Corporation, as to the legality of the securities to be registered.
(12)         Computation of KeyCorp's Consolidated Ratios of Earnings to
             Fixed Charges and Combined Fixed Charges and Preferred Stock
             Dividends.
(15)         Acknowledgment of Ernst & Young LLP.
(23)(a)      Consent of Ernst & Young LLP.
(23)(b)      Consent of Daniel R. Stolzer, Associate General Counsel to
             the Corporation (included as part of Exhibit (5)).
(23)(c)      Consent of Thompson Hine & Flory LLP.
(24)(a)      Powers of Attorney.*
(24)(b)      Certified Resolutions of Board of Directors of KeyCorp.*
(25)         Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of Bankers Trust Company, as
             Trustee.


---------------


* Previously filed